                                               Filed Pursuant to Rule 424B5
                                               Registration Number 333-65408


Prospectus Supplement
(To Prospectus dated September 21, 2001)

$850,000,000

ANRC Auto Owner Trust 2001-A

AutoNation Receivables Corporation, Seller
AutoNation Financial Services Corp., Servicer
                                            [LOGO] AutoNation TM

                                            Financial Services


These securities are highly structured.      The notes:
Before you purchase these securities, be
sure you understand the structure and the    .The trust is offering four classes of notes.
risks. See "Risk Factors" beginning on
page S-6 in this prospectus supplement.      .The notes are backed by a pledge of the trust's assets.
                                               The trust's assets include fixed rate motor vehicle retail
The notes are obligations of ANRC Auto         installment sales contracts secured by new and used
Owner Trust 2001-A and are backed only by      automobiles and light-duty trucks.
the assets of the trust. The notes are not
obligations of AutoNation Receivables        .The trust will pay interest and principal on the notes on
Corporation, AutoNation Financial Services     the 15th day of each month or the first business day after
Corp., any of their affiliates or any          the 15th. The first distribution date is October 15, 2001.
governmental agency.
                                             .MBIA Insurance Corporation will issue an insurance
This prospectus supplement may be used to      policy that unconditionally and irrevocably guarantees
offer and sell the notes only if accompanied   payments of interest on and principal of the notes to the
by the prospectus.                             extent described in this prospectus supplement.


                                                               [LOGO] MBIA

                 Principal   Interest  Final Scheduled                     Underwriting Proceeds to
                  Amount       Rate   Distribution Date Price to Public(1)  Discounts    Seller(2)
-----------------------------------------------------------------------------------------------------
Class A-1 Notes $210,000,000 2.57875% October 15, 2002      100.000000%        0.1250%    99.875000%
-----------------------------------------------------------------------------------------------------
Class A-2 Notes $210,000,000    3.03%    June 15, 2004       99.997347%        0.2000%    99.797347%
-----------------------------------------------------------------------------------------------------
Class A-3 Notes $267,000,000    3.76% October 17, 2005       99.986561%        0.2100%    99.776561%
-----------------------------------------------------------------------------------------------------
Class A-4 Notes $163,000,000    4.32%    June 16, 2008       99.991712%        0.2500%    99.741712%
-----------------------------------------------------------------------------------------------------
Total.......... $850,000,000                               $849,945,037     $1,650,700  $848,294,337
-----------------------------------------------------------------------------------------------------

(1)Plus accrued interest, if any, from September 28, 2001.
(2)Before deducting expenses estimated to be $500,000.

The notes are offered subject to availability.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC


                     First Union Securities, Inc.


                                                  JPMorgan


                                                            Goldman, Sachs & Co.

         The date of this Prospectus Supplement is September 21, 2001.

                             Table of Contents

Where to Find Information in These Documents..............................S-2

Summary...................................................................S-3

Risk Factors..............................................................S-6
     Absence of secondary market for the notes could
         limit your ability to resell.....................................S-6
     AutoNation Financial Services Corp. may be
         unable to originate enough automobile loans
         to use all money on deposit in the prefunding
         account and you may therefore be exposed
         to reinvestment risk.............................................S-6
     Potential prepayment of the notes may require
         reinvestment of principal at a lower rate of
         return...........................................................S-6
     Limited assets of the trust could result in losses
         on the notes.....................................................S-7
     Interests of other persons in contracts and vehicles
         could reduce the funds available to make
         payments on the notes............................................S-7
     Bankruptcy of AutoNation Financial Services
         Corp. could result in losses or delays in
         payments on the notes due to the power
         of bankruptcy courts to provide equitable
         relief...........................................................S-7
     Bankruptcy of AutoNation Financial Services
         Corp. could result in losses or delays in
         payments on the notes if the bankruptcy
         court follows an adverse legal decision..........................S-8
     Geographic concentration of contracts in Florida,
         Texas and California could result in losses on
         the notes........................................................S-8
     Noteholders may not declare events of default
         under the Indenture or decide the consequences
         of events of default.............................................S-8
     Events of default under the indenture could
         result in losses or acceleration of payments on
         the notes........................................................S-9
     Class A-2 notes, class A-3 notes and class A-4 notes
         bear additional credit risk......................................S-9

Description of the Trust.................................................S-10
     ANRC Auto Owner Trust 2001-A .......................................S-10
     Capitalization of the Trust.........................................S-10
     The Owner Trustee...................................................S-10
     Trust Property......................................................S-11

AutoNation Financial Services Corp.'s Portfolio of
Motor Vehicle Contracts..................................................S-11
     Origination of Motor Vehicle Contracts .............................S-11
     Delinquency and Loss Experience ....................................S-12

Description of the Contracts.............................................S-13

Prepayment and Yield Considerations......................................S-16

Use of Proceeds..........................................................S-20

Description of the Notes.................................................S-20
     Issuance and Registration of the Notes .............................S-20
     Interest Payments ..................................................S-20
     Principal Payments .................................................S-21
     Mandatory Redemption................................................S-21
     Optional Redemption ................................................S-21
     The Indenture Trustee ..............................................S-22
     Events of Default Under the Indenture ..............................S-22
     Amendment Under the Indenture ......................................S-23

Description of the Transfer and Servicing
Agreements...............................................................S-23
     Sale and Assignment of the Contracts ...............................S-23
     The Funding Period..................................................S-25
     The Accounts .......................................................S-25
     Payments on Contracts ..............................................S-26
     Distributions ......................................................S-26
     Early Repayment ....................................................S-27
     Payment Priorities of the Notes ....................................S-28
     The Spread Account .................................................S-28
     Withdrawals from the Spread Account ................................S-29
     The Prefunding Account..............................................S-29
     The Capitalized Interest Account....................................S-29
     Overcollateralization ..............................................S-30
     Statements to Noteholders ..........................................S-30
     Reports to Noteholders .............................................S-30
     Servicing Fee ......................................................S-31
     Default by the Servicer; Rights Upon Default
         by the Servicer ................................................S-31
     Amendment ..........................................................S-32
     Termination ........................................................S-32
     Optional Purchase ..................................................S-32
     Payment in Full of Notes ...........................................S-33
     Description of the Administration Agreement.........................S-33

Description of the Insurance Policy......................................S-33

Description of the Insurer...............................................S-34
     The Insurer ........................................................S-34
     Financial Information about the Insurer ............................S-35
     Financial Strength Ratings of the Insurer ..........................S-36

Legal Investment.........................................................S-36

Material Federal Income Tax Consequences.................................S-36

ERISA Considerations.....................................................S-36

Underwriting.............................................................S-38

Legal Matters............................................................S-39

Experts..................................................................S-39

Glossary.................................................................S-40

Exhibit A to Prospectus Supplement........................................A-1

                Where to Find Information in These Documents

The accompanying prospectus provides general information about ANRC Auto Owner Trust 2001-A, including terms and conditions that are generally applicable to the securities issued by the trust. The specific terms of your notes are described in this prospectus supplement.

This prospectus supplement begins with the following two sections, which describe your notes and the trust:

 . Summary provides a brief description of your notes, including important amounts, dates and other terms and features; and

 . Risk Factors describes risks that apply to your notes.

As you read through this prospectus supplement, cross-references will direct you to more detailed descriptions in the accompanying prospectus and elsewhere in this prospectus supplement. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

You can find a glossary where capitalized terms used in this prospectus supplement are defined beginning on page S-40 in this prospectus supplement.

If the descriptions of your notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

 To understand the structure of these securities, you must read carefully the accompanying prospectus and this prospectus supplement in their entirety.

                                  Summary

This summary contains a brief description of the notes. You will find a detailed description of the terms of the offering of the notes following this summary.

----------------------------------------------------------------------------------------------------------
Trust:                                        ANRC Auto Owner Trust 2001-A
Seller of the Contracts:                      AutoNation Receivables Corporation
Seller's Address:                             110 South East 6th Street, Fort Lauderdale, Florida 33301
Seller's Telephone Number:                    (954) 769-7000
Servicer of the Contracts:                    AutoNation Financial Services Corp.
Subservicer of the Contracts:                 World Omni Financial Corp.
Owner Trustee:                                The Bank of New York (Delaware)
Indenture Trustee:                            The Chase Manhattan Bank
Insurer:                                      MBIA Insurance Corporation
Clearance and Settlement:                     The Depository Trust Company
Assets of the Trust:                          The trust's assets include:

                                              .    fixed rate motor vehicle
                                                   retail installment sales
                                                   contracts secured by new
                                                   and used automobiles and
                                                   light-duty trucks;

                                              .    collections on the contracts;

                                              .    liens on the financed vehicles and the
                                                   rights to receive proceeds from
                                                   claims on insurance policies;

                                              .    funds in the accounts of the trust;

                                              .    any enhancements issued in favor of the
                                                   trust; and

                                              .    proceeds of these assets.
----------------------------------------------------------------------------------------------------------



The Terms of the Notes:


                            Class A-1 Notes          Class A-2 Notes           Class A-3 Notes           Class A-4 Notes
Principal Amount:           $210,000,000             $210,000,000              $267,000,000              $163,000,000
Interest Rate:              2.57875% p.a.            3.03% p.a.                3.76% p.a.                4.32% p.a.
Interest Accrual            actual/360               30/360                    30/360                    30/360
Method:
Initial Cut-Off Date:       August 31, 2001          August 31, 2001           August 31, 2001           August 31, 2001
Distribution Dates:         monthly (15th)           monthly (15th)            monthly (15th)            monthly (15th)
First Distribution Date:    October 15, 2001         October 15, 2001          October 15, 2001          October 15, 2001
Final Scheduled
Distribution Date:          October 15, 2002         June 15, 2004             October 17, 2005          June 16, 2008
Anticipated Ratings:        P-1/A-1+                 Aaa/AAA                   Aaa/AAA                   Aaa/AAA
(Moody's/S&P)*
Credit Enhancement:         insurance policy,        insurance policy,         insurance policy,         insurance policy,
                            spread account and       spread account and        spread account and        spread account and
                            over-collateralization   over-collateralization    over-collateralization    over-collateralization
CUSIP Number:               00181QAJ2                00181QAK9                 00181QAL7                 00181QAM5
ISIN Number:                US00181QAJ22             US00181QAK94              US00181QAL77              US00181QAM50

---------------------------
* It is a condition to issuance that both of these ratings be obtained. However, a rating agency in its discretion may lower or withdraw its rating in the future.

ANRC Auto Owner Trust 2001-A

ANRC Auto Owner Trust 2001-A, a Delaware business trust, is offering the notes to the public. The trust will use the proceeds from the issuance and sale of the notes to purchase retail installment sales contracts secured by new and used automobiles and light-duty trucks, deposit funds into the prefunding account, deposit funds into the spread account and fund the initial deposit to the capitalized interest account. The trust will rely upon collections on the contracts and the funds on deposit in various accounts to make payments on the notes.

The Notes

On the closing date the trust will issue four classes of notes. The trust will use collections on the underlying trust assets to make interest and principal payments on the notes and to pay a portion of the fees and expenses owed by the trust, including AutoNation Financial Services Corp.'s fees as servicer. After the payment of specified fees and expenses, the trust will allocate collections first to make interest payments on the notes and then to make payments of principal. In no case will you receive more than the principal and interest owed to you under the terms described in this prospectus supplement and the accompanying prospectus.

The Contracts

The trust's main source of funds for making payments on the notes will be collections on the contracts. The contracts are retail installment sales contracts secured by new and used automobiles and light-duty trucks. Each contract in the trust is a fully-amortizing fixed rate contract with scheduled level monthly payments of principal and interest.

As of the initial cut-off date 56,964 contracts were included in the trust. These initial contracts had an aggregate principal balance of $756,379,849.49, a weighted average APR of 11.65%, a weighted average original term of 59.57 months and a weighted average remaining terms of 49.24 months.

Sequential Pay Feature

Other than as described in "--Redemption" below, the notes feature "sequential pay" classes. On each distribution date, the trust will allocate principal payments on the notes as follows:

 .     first, the class A-1 notes will receive principal until they are paid off;

 .     once the class A-1 notes are paid off, the class A-2 notes will begin to receive principal until they are paid off;

 .     once the class A-2 notes are paid off, the class A-3 notes will begin to receive principal until they are paid off; and

 .     once the class A-3 notes are paid off, the class A-4 notes will begin to receive principal until they are paid off. In addition, the outstanding principal amount of any class, to the extent not previously paid, will be due and payable on the applicable final scheduled distribution date for that class.

Credit Enhancement

Credit enhancement is provided to the notes by the following:

 .     an insurance policy issued by MBIA Insurance Corporation, a financial guaranty provider;

 .     the spread account; and

 .     overcollateralization.

These forms of credit enhancement are intended to protect you from net losses and shortfalls in cash flow.

Insurance Policy. On the closing date, the insurer will issue an insurance policy that unconditionally guarantees the timely payment of interest due on the notes on each distribution date and the payment of principal of the notes by the related final scheduled distribution date of each class of notes.

Spread Account. The spread account serves as a reserve fund upon which the trust may draw to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood of losses. On each distribution date, the trust will use funds in the spread account to pay the following amounts if collections on the contracts are insufficient to pay those amounts:

 .     the servicer's fee and the fees of the trustees;

 .     the insurance premium to the insurer;

 .     interest on and principal of the notes; and

 .     reimbursement for any draws under the insurance policy and other amounts owed to the insurer.

Overcollateralization. The overcollateralization amount represents the amount by which the aggregate principal balance of the receivables pool exceeds the outstanding principal balance of the notes. The initial aggregate principal balance of the receivables pool and the anticipated aggregate receivables balance as of all related subsequent cut-off dates will exceed the outstanding principal balance of the notes by approximately 1.0%.

If the cash flow and any credit enhancement do not cover all net losses, your payments of interest and principal will be reduced and you may suffer a loss of principal.

Prefunding Feature

On the closing date, $101,183,949 of the proceeds of the notes will be deposited into a prefunding account and will be used during a funding period to purchase additional contracts from the seller.

The additional contracts purchased from the seller after the closing date will have been originated by AutoNation Financial Services Corp. and will not be materially different from the contracts acquired by the issuer on the closing date; provided, however, that the subsequent contracts may have a lower weighted average APR than the initial contracts.

Scheduled Principal Payments and Potential Early Payments

The trust expects to pay the entire principal amount of the notes no later than the final scheduled distribution dates listed below:


                    Class A-1          October 15, 2002
                    Class A-2          June 15, 2004
                    Class A-3          October 17, 2005
                    Class A-4          June 16, 2008

However, the trust believes that the outstanding principal amount of each class of notes will likely be paid in full earlier, and could be paid significantly earlier than the applicable final scheduled distribution date. The likelihood of early repayment depends on a variety of factors, including full repayments of contracts in advance by the related obligors.

Redemption

Optional Redemption. The servicer can elect to purchase all of the contracts at any time if their aggregate principal balance is 10% or less of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the anticipated aggregate principal balance of all subsequent contracts to be transferred to the trust during the funding period. If the servicer exercises this option, it will deposit the requisite funds and cause the indenture trustee to apply those funds to redeem the notes and pay all accrued and unpaid interest on and principal of the notes plus other amounts owed to the servicer, the trustees and the insurer.

Mandatory Redemption. Each class of notes will be redeemed in part in the event that the prefunding account has not been depleted at the end of the funding period. The principal amount of each class of notes to be redeemed will, if amounts remaining on deposit in the prefunding account at the end of the funding period are more than $100,000, be an amount equal to that class' pro rata share of the remaining amount based on the current outstanding balance of each class of notes; however, if amounts remaining on deposit in the prefunding account at the end of the funding period are $100,000 or less, the remaining amount will be applied exclusively to reduce the outstanding principal balance of the most senior class of notes outstanding.

Tax Status

Weil, Gotshal & Manges LLP is of the opinion that, although there is no specific authority regarding the characterization for federal income tax purposes of securities having terms similar to the notes or an entity similar to the trust, assuming compliance with the owner trust agreement and the other transaction documents, on the date of issuance of the notes, for U.S. federal income tax purposes:

 .     the notes will be characterized as debt; and

 .     the trust will not be an association or a publicly traded partnership taxable as a corporation.

If you purchase the notes, you will agree to treat them as debt for tax purposes.

ERISA Considerations

The notes are generally eligible for purchase by persons investing assets of employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974. The administrators of employee benefit plans should review the matters discussed under "ERISA Considerations" and also should consult with their legal advisors before purchasing the notes.

Eligibility of Class A-1 Notes for Purchase by Money Market Funds

The class A-1 notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940.

                                Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes.


Absence of secondary market for the notes could       You may be unable to resell your notes due to the
limit your ability to resell                          absence of a secondary market for the notes.  The
                                                      underwriters may assist in resales of the notes but
                                                      are not required to do so. A secondary market for
                                                      the notes may not develop. If a secondary market
                                                      does develop, it may not continue or it may not be
                                                      sufficiently liquid to allow you to resell your
                                                      notes.

AutoNation Financial Services Corp. may be unable     The ability of AutoNation Financial Services Corp.
to originate enough automobile loans to use all       to originate sufficient additional contracts during
money on deposit in the prefunding account and        the Funding Period may be affected by a variety of
you may therefore be exposed to reinvestment risk     social and economic factors including:

                                                      .     interest rates;
                                                      .     unemployment levels;
                                                      .     the rate of inflation; and
                                                      .     consumer perception of economic conditions
                                                            generally.

                                                      If AutoNation Financial Services Corp. does not
                                                      originate sufficient additional contracts during
                                                      the Funding Period to use all money on deposit in
                                                      the prefunding account by the end of the Funding
                                                      Period, a mandatory redemption of a portion of the
                                                      notes could result and the weighted average life of
                                                      your notes could be shortened. See "Description of
                                                      the Notes--Mandatory Prepayment."

                                                      If you are repaid principal of the notes earlier
                                                      than you expect as a result of funds remaining in
                                                      the prefunding account at the end of the Funding
                                                      Period you may not be able to reinvest the
                                                      principal repaid to you earlier than expected at a
                                                      rate of return that is equal to or greater than the
                                                      rate of return on your notes.

Potential prepayment of the notes may require         Possible prepayments of contracts by the related
reinvestment of principal at a lower rate of          obligors, the constant level of overcollateralization
purchases of return                                   and possible purchases of contracts by the seller
                                                      or AutoNation Financial Services Corp. will result
                                                      in the acceleration of principal payments on your
                                                      notes. You may not be able to reinvest the
                                                      principal repaid to you earlier than expected due
                                                      to prepayments of contracts at a rate of return
                                                      that is equal to or greater than the rate of return
                                                      on your notes.

                                                      The obligors on the contracts may prepay the
                                                      contracts voluntarily at any time. In addition, the
                                                      contracts are required to be prepaid upon the sale,
                                                      insured loss or other disposition of the related
                                                      vehicle.

                                                      If AutoNation Financial Services Corp. breaches any
                                                      of its representations and warranties regarding any
                                                      contracts made on the closing date or any
                                                      subsequent transfer date, AutoNation Financial
                                                      Services Corp. will be required to repurchase those
                                                      contracts from the seller, and the seller will be
                                                      required to repurchase those contracts from the
                                                      trust. AutoNation Financial Services will also be
                                                      required to purchase contracts from the trust if it
                                                      breaches its servicing obligations relating to
                                                      those contracts. In addition, AutoNation Financial
                                                      Services Corp. will be entitled to purchase all of
                                                      the remaining contracts from the trust once the
                                                      aggregate principal balance of the contracts is 10%
                                                      or less of their aggregate principal balance on the
                                                      date they were sold to the trust.


Limited assets of the trust could result in           You may suffer a loss on your notes if the assets
losses on the notes                                   of the trust are insufficient to pay the principal
                                                      of the notes in full and the insurer defaults in
                                                      its obligations under the insurance policy. The
                                                      only source of funds for payments on the notes will
                                                      be the assets of the trust and the insurance
                                                      policy. The assets of the trust are limited to the
                                                      contracts, the funds on deposit in the trust's bank
                                                      accounts and rights under the trust's agreements.
                                                      You must rely for payment of the notes solely upon
                                                      collections on the contracts, funds on deposit in
                                                      the trust's bank accounts and payments made under
                                                      the insurance policy. Accordingly, you may not rely
                                                      upon any assets of AutoNation Financial Services
                                                      Corp., the seller, the owner trustee, the indenture
                                                      trustee or any of their respective affiliates
                                                      (other than the trust) for payment of the notes.

Interests of other persons in contracts and           Another person could acquire an interest in a
vehicles could reduce the funds available to          contract that is superior to the trust's interest
make payments on the notes                            in that contract. This could occur because
                                                      AutoNation Financial Services Corp., prior to a
                                                      default by the servicer, will not be required to
                                                      mark the physical contracts as belonging to the
                                                      trust. If another person acquires an interest in a
                                                      contract that is superior to the trust's interest,
                                                      the collections on that contract will not be
                                                      available to make payments on the notes.

                                                      In addition, another person could acquire an
                                                      interest in a vehicle financed by a contract that
                                                      is superior to the trust's interest in the vehicle.
                                                      This could occur because AutoNation Financial
                                                      Services Corp. will not be required to amend the
                                                      related certificate of title to identify the trust
                                                      as the new secured party. If another person
                                                      acquires an interest in a vehicle that is superior
                                                      to the trust's interest, the proceeds from the sale
                                                      of that vehicle will not be available to make
                                                      payments on the notes.

Bankruptcy of AutoNation Financial Services Corp.     If AutoNation Financial Services Corp. enters a
could result in losses or delays in payments on the   bankruptcy proceeding and the insurer defaults in its
notes due to the power of bankruptcy courts to        obligations under the insurance policy, you could
provide equitable relief                              experience losses or delays in the payments on your
                                                      notes due to the power of the court in a bankruptcy
                                                      proceeding to provide equitable relief. AutoNation
                                                      Financial Services Corp. will sell the contracts to
                                                      the seller, and the seller will sell the contracts
                                                      to the trust. AutoNation Financial Services Corp.
                                                      and the seller will treat these transactions as
                                                      absolute transfers. However, if AutoNation
                                                      Financial Services Corp. enters a bankruptcy
                                                      proceeding, the court has the power to conclude
                                                      that the sale of the contracts by AutoNation
                                                      Financial Services Corp. to the seller was not a
                                                      "true sale" and that AutoNation Financial Services
                                                      Corp. still owns the contracts. The court also has
                                                      the power to conclude that AutoNation Financial
                                                      Services Corp. and the seller should be
                                                      consolidated for bankruptcy purposes. If the court
                                                      were to reach any of these conclusions, you could
                                                      experience losses or delays in payments on your
                                                      notes because:

                                                      .    the indenture trustee would not be able to
                                                           exercise remedi against AutoNation Financial
                                                           Services Corp. on your behalf without
                                                           permission from the court;

                                                      .    the court might require the indenture trustee
                                                           to accept property in exchange for the
                                                           contracts that is of less value than the
                                                           contracts;


                                                      .    the court might prevent the indenture trustee
                                                           or the noteholders from taking some actions
                                                           such as selling the contracts or appointing a
                                                           successor servicer;

                                                      .    the court might sell the contracts and pay off
                                                           the notes before their maturity;

                                                      .    tax or government liens on AutoNation
                                                           Financial Services Corp.'s property that arose
                                                           before the transfer of the on contracts to the
                                                           trust would be paid from the collections the
                                                           contracts before the collections were used to
                                                           make payments on your notes; and

                                                      .    the indenture trustee might not have a
                                                           perfected security interest in the vehicles
                                                           securing the contracts or cash collections
                                                           held by AutoNation Financial Services Corp. at
                                                           the time a bankruptcy proceeding begins. The
                                                           seller has taken steps in structuring the
                                                           trust to minimize the risk that a court would
                                                           conclude that the sale of the contracts to the
                                                           seller was not a true sale or that AutoNation
                                                           Financial Services Corp. and the seller should
                                                           be consolidated for bankruptcy purposes.

Bankruptcy of AutoNation Financial Services Corp.     If AutoNation Financial Services Corp. enters a bankruptcy
could result in losses or delays in payments on the   proceeding and the insurer defaults in its obligations
notes if the bankruptcy court follows an adverse      under the insurance policy, you could experience losses
legal decision                                        or delays in the payments on your notes if the court
                                                      in a bankruptcy proceeding follows the reasoning of
                                                      an adverse legal decision. In a case decided by the
                                                      U.S. Court of Appeals for the Tenth Circuit in
                                                      1993, the court concluded that accounts transferred
                                                      by a seller to a buyer should be included in the
                                                      bankruptcy estate of the seller even if the
                                                      transfer was a true sale. Counsel to the seller has
                                                      advised us that the facts of that case are
                                                      distinguishable and that the reasoning of that
                                                      court appears to be inconsistent with established
                                                      precedent and the Uniform Commercial Code. However,
                                                      if AutoNation Financial Services Corp. enters a
                                                      bankruptcy proceeding and the court in the
                                                      bankruptcy proceeding applies the reasoning of the
                                                      court in that case and the insurer defaults in its
                                                      obligations under the insurance policy, you could
                                                      experience losses or delays in the payments on your
                                                      notes.

Geographic concentration of contracts in Florida,     Economic conditions in the jurisdictions where the
Texas and California could result in losses on the    obligors under the contracts reside may affect the
notes                                                 delinquency, loan loss and repossession experience
                                                      of the trust relating to the contracts. As of the
                                                      Initial Cut-Off Date, contracts related to obligors
                                                      with mailing addresses in Florida totaled 25.41% of
                                                      the trust, contracts related to obligors with
                                                      mailing addresses in Texas totaled 20.61% of the
                                                      trust and contracts related to obligors with
                                                      mailing addresses in California totaled 18.30% of
                                                      the trust. Adverse economic conditions affecting
                                                      Florida, Texas or California could have a
                                                      disproportionately significant effect on the
                                                      delinquency, loan loss and repossession experience
                                                      of the trust. Adverse economic conditions in those
                                                      jurisdictions could also have a negative impact on
                                                      the timing and amount of principal and interest
                                                      payments on the notes.

Noteholders may not declare events of default         Noteholders may not declare events of default under
under the Indenture or decide the                     the indenture or decide the consequences of events
consequences of events of default                     of default if the insurer has not defaulted under
                                                      the insurance policy. Except in limited


                                                      circumstances in which the insurer defaults under
                                                      the insurance policy or upon a bankruptcy event of
                                                      the insurer, only the insurer can declare an event
                                                      of default under the indenture. If the insurer
                                                      declares an event of default under the indenture,
                                                      the insurer will have the right to cause the
                                                      liquidation of the trust and the acceleration of
                                                      the notes. Following an event of default under the
                                                      indenture, the indenture trustee will continue to
                                                      submit claims under the insurance policy for any
                                                      shortfalls in the amount needed to make payments
                                                      on the notes. However, the insurer may instead
                                                      elect to repay all or any portion of the
                                                      outstanding notes, plus any accrued interest.

Events of default under the indenture could result    If an event of default occurs under the indenture
in losses or acceleration of payments on the notes    resulting in the acceleration of the notes, it may
                                                      shorten the average term and date of final payment
                                                      of the notes. You may not be able to reinvest the
                                                      principal repaid to you earlier than expected at a
                                                      rate of return that is equal to or greater than the
                                                      rate of return on your notes. In addition, you may
                                                      not be paid the principal amount of your notes in
                                                      full if the insurer defaults under the insurance
                                                      policy and the assets of the trust are insufficient
                                                      to pay the principal amount of all the notes in
                                                      full.

Class A-2 notes, class A-3 notes and class A-4 notes  The class A-2 notes, the class A-3 notes and the
bear additional credit risk                           class A-4 notes bear more credit risk than the
                                                      class A-1 notes. Except in limited circumstances,
                                                      principal payments on the class A-2 notes will not
                                                      begin until all principal of the class A-1 notes
                                                      has been repaid, principal payments on the class
                                                      A-3 notes will not begin until all principal on the
                                                      class A-2 notes has been repaid and principal
                                                      payments on the class A-4 notes will not begin
                                                      until all principal of the class A-3 notes has been
                                                      repaid. If the insurer defaults under the insurance
                                                      policy after one or more classes of notes have been
                                                      fully or partially repaid and before other classes
                                                      of notes with a higher numerical designation have
                                                      been fully repaid, subsequent losses on the
                                                      contracts will have a disproportionately greater
                                                      effect on those classes of notes with higher
                                                      numerical designations.

                          Description of the Trust

Capitalized terms are defined in this prospectus supplement and, if not, in the accompanying prospectus. Definitions are indicated by boldface type. Both the accompanying prospectus and this prospectus supplement contain a glossary where capitalized terms are defined.

ANRC Auto Owner Trust 2001-A

     ANRC Auto Owner Trust 2001-A is a business trust formed under the laws of the state of Delaware pursuant to an amended and restated owner trust agreement, dated as of the Closing Date between the owner trustee and the seller.

     The assets of the trust will include a pool of motor vehicle retail installment sales contracts, all of which are secured by new and used automobiles and light-duty trucks acquired from the seller on the closing date or from time to time during the Funding Period pursuant to a sale and servicing agreement dated as of the closing date or a subsequent transfer agreement dated as of the applicable subsequent transfer date, as applicable, each among the trust, the seller and the servicer. All of the subsequent contracts will be required to satisfy all of the same credit and underwriting criteria as the initial contracts and will not be materially different from the contracts acquired by the issuer on the closing date; provided, however, that the subsequent contracts may have a lower weighted average APR than the initial contracts. The trust has not and will not engage in any business activity other than the following:

      (1) acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;

      (2) issuing the following notes to noteholders:

          . the ANRC Auto Owner Trust 2001-A, 2.57875% Class A-1 Asset-Backed Notes;

          .    the ANRC Auto Owner Trust 2001-A, 3.03% Class A-2 Asset-Backed
               Notes;

          . the ANRC Auto Owner Trust 2001-A, 3.76% Class A-3 Asset-Backed Notes; and

          .    the ANRC Auto Owner Trust 2001-A, 4.32% Class A-4 Asset-Backed
               Notes;

      (3) issuing certificates;

      (4) making payments and distributions on the notes and the certificates;
and

      (5) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The trust's principal executive offices are located in Newark, Delaware, in care of the owner trustee at the address listed below under "--The Owner Trustee."

Capitalization of the Trust

     The following table illustrates the anticipated capitalization of the trust as of the end of the Funding Period:


      Class A-1 Notes.........................            $210,000,000.00
      Class A-2 Notes.........................             210,000,000.00
      Class A-3 Notes.........................             267,000,000.00
      Class A-4 Notes.........................             163,000,000.00
      Equity..................................               8,585,858.59
                                               ----------------------------
           Total..............................            $858,585,858.59
                                               ============================

     The residual interest in the trust (including the right to receive distributions from the spread account) will initially be held by the seller.

The Owner Trustee

     The Bank of New York (Delaware) will be the owner trustee. The owner trustee is a Delaware banking corporation with principal offices located at White Clay Center, Route 273, Newark, Delaware 19711.

     The liability of the owner trustee in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the owner trust agreement and the sale and servicing agreement.

Trust Property

     The property of the trust will include the following:

     (1) the contracts, all of which will have been purchased from the seller and are secured by financed vehicles;

     (2) all documents relating to the contracts, including all servicing records in hard or electronic form;

     (3) collections and all other amounts due under the initial contracts after the Initial Cut-Off Date and under the subsequent contracts after any Subsequent Cut-Off Date;

     (4) liens on the financed vehicles and the right to receive proceeds from claims on any related insurance policies covering the financed vehicles or the related obligors;

     (5) all amounts on deposit in the collection account, the payment account, the note distribution account, the prefunding account, the capitalized interest account and the spread account, including the principal amount of all Eligible Investments credited to the collection account, the prefunding account, the capitalized interest account and the spread account (and any investment income thereon);

     (6) the rights of the seller (but not its obligations) under the receivables purchase agreement and any subsequent purchase agreement; and

     (7) all proceeds of the foregoing.

     Pursuant to an indenture, dated as of the Closing Date between the trust and The Chase Manhattan Bank, as indenture trustee, the trust will grant a security interest in the Trust Property in favor of the indenture trustee on behalf of the noteholders and for the benefit of the insurer in support of the obligations owing to the insurer under the insurance agreement, dated as of the Closing Date, among the insurer, the seller, AutoNation Financial Services Corp., the trust, the owner trustee and the indenture trustee.

   AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts

Origination of Motor Vehicle Contracts

     AutoNation Financial Services Corp. originates motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks in connection with providing financing for the purchase of those vehicles. The motor vehicle contracts in AutoNation Financial Services Corp.'s serviced portfolio that will be conveyed to the trust, also known as the receivables pool, were originated from application referrals received from new and used automotive dealerships, the majority of which are affiliated with AutoNation Financial Services Corp. All of the contracts to be included in the Trust Property have been or will be sold to the seller by AutoNation Financial Services Corp. from its serviced portfolio and then sold to the trust. See "AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts--Origination of Motor Vehicle Contracts" in the accompanying prospectus.

     As of June 30, 2001, the composition of AutoNation Financial Services Corp.'s retail serviced portfolio was as follows:


  Aggregate principal balance of contracts.................. $1,620,284,225
  Number of contracts....................................... 142,444
  Percentage of contracts secured by new vehicles........... 42%(1)
  Percentage of contracts secured by used vehicles.......... 58%(1)
  Weighted Average APR...................................... 11.53%
  Average original amount financed.......................... $15,937.73
  Weighted average original term to maturity................ 60.02 months
  Weighted average remaining term to maturity............... 43.09 months
  Geographic concentrations (greater than 10%).............. Florida (25.80%),
                                                             Texas (20.82%)
                                                             and California
                                                             (16.46%)(1)


  (1) Percentage determined by principal amount of the contracts.

Delinquency and Loss Experience

     AutoNation Financial Services Corp. considers a contract to be delinquent if at any time it is 31 or more days past due. Efforts to collect delinquent contract payments are made by AutoNation Financial Services Corp.'s collection department personnel, collection agencies and attorneys retained by AutoNation Financial Services Corp. For a description of AutoNation Financial Services Corp.'s collection practices and policies see "AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts--Collection Procedures" in the accompanying prospectus.

     The following tables set forth the delinquency, loss and recovery experience for each of the periods shown for the portfolio of motor vehicle contracts originated and serviced by AutoNation Financial Services Corp. There is no assurance that AutoNation Financial Services Corp.'s delinquency and loss experience with respect to fixed rate motor vehicle retail installment sales contracts in the future, or the experience of the Trust with respect to the receivables, will be similar to that described below. Losses and delinquencies may be influenced by a variety of economic, social and other factors.


                             Delinquency Experience of AutoNation Financial Services Corp.'s
                                             Motor Vehicle Contract Portfolio

                                                       As of                                       As of
                                                      June 30,                                  December 31,
                                            ----------------------------     ------------------------------------------
                                                     2001           2000             2000           1999          1998
                                                     ----           ----             ----           ----          ----

Ending number of contracts.................       142,444        139,045          140,051        133,942        55,460
Percentage of delinquent contracts(1)(2)...
     31-60 days............................         2.41%          1.84%            2.70%          1.79%          1.47%
     61-90 days............................         0.40           0.27             0.42           0.34           0.25
     91+ days..............................         0.46           0.25             0.39           0.22           0.10
                                            -------------   ------------     ------------   ------------    -----------
Total(3)...................................         3.26%          2.37%            3.50%          2.35%          1.82%


(1)  Delinquencies include principal amounts only.
(2) The period of delinquency is based on the number of days payments are past due.
(3)  Percentages may not add to total percentage due to rounding.


                              Loan Loss Experience of AutoNation Financial Services Corp.'s
                                             Motor Vehicle Contract Portfolio
                                                  (Dollars in Thousands)


                                                        Six Months Ended                                Year Ended
                                                            June 30,                                   December 31,
                                                 -------------------------------      ----------------------------------------------
                                                    2001             2000                2000             1999              1998
                                                    ----             ----                ----             ----              ----

Number of motor vehicle contracts
  outstanding(1)............................         142,444          139,045            140,051            133,942           55,460
Period end principal outstanding............   $   1,620,284   $    1,760,481      $   1,666,017    $     1,811,934    $     765,081
Average principal outstanding(2)............   $   1,651,995   $    1,804,218      $   1,762,425    $     1,357,322    $     325,301
Number of gross charge-offs.................           2,696            2,426              4,986              2,182              182
Gross charge-offs(3)........................   $      18,385   $       16,239      $      34,075    $        14,923    $         978
Net losses(4)...............................   $      15,529   $       14,825      $      30,642    $        14,032    $         907
Net losses as a percent of average
  outstanding(5)............................           1.88%            1.64%              1.74%              1.03%            0.28%

(1)   Number of contracts as of period end.

(2) Computed by taking a simple average of monthly average outstanding principal amounts for such period.

(3) Gross charge-offs are equal to the remaining principal balance less proceeds from the sale of repossessed vehicles.

(4) Net losses are equal to gross charge-offs, less recoveries on motor vehicle contracts previously charged-off. Net losses exclude expenses associated with collection, repossession and disposition of motor vehicle contracts.

(5) Percentages have been annualized for the six months ended June 30, 2001 and 2000 and are not necessarily indicative of experience for the year.


                        Description of the Contracts

     All of the contracts in the receivables pool will be purchased by the seller from AutoNation Financial Services Corp. on the closing date and from time to time during the Funding Period. All of the initial contracts have been and all subsequent contracts will be originated by AutoNation Financial Services Corp. from loan application referrals received from dealers. See "AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts" herein and in the accompanying prospectus. The total principal balance of the initial contracts in the receivables pool as of the close of business on August 31, 2001, was $756,379,849.49. Each of the initial contracts and subsequent contracts included in the trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the simple interest method. For a more detailed explanation of this calculation method, see "Description of the Contracts-Calculation Method" in the accompanying prospectus.

     As of the Initial Cut-Off Date, substantially all of the contracts included in the trust related to obligors with mailing addresses in 50 states, the District of Columbia and the other United States territories and possessions. As of the Initial Cut-Off Date, contracts related to obligors with mailing addresses in Florida totaled 25.41% by principal amount, contracts related to obligors with mailing addresses in Texas totaled 20.61% by principal amount and contracts related to obligors with mailing addresses in California totaled 18.30% by principal amount. As of the Initial Cut-Off Date, the aggregate principal balances of the contracts related to obligors with mailing addresses in any other state did not exceed 7.00%.

     The initial contracts included in the trust were selected from the motor vehicle contracts in AutoNation Financial Services Corp.'s portfolio using the criteria described below. The seller will not use any selection procedures in selecting the contracts that are materially adverse to the noteholders or the insurer. Contracts representing 44.22% of the initial Trust Property are secured by new vehicles, and contracts representing 55.78% of the initial Trust Property are secured by used vehicles. The seller may not substitute other contracts for the contracts presently in the trust at any time during the term of the sale and servicing agreement.

     The seller will represent that each initial contract included in the trust satisfies several eligibility requirements, including the following:

      (1) the contract is secured by a new or used automobile or light-duty truck;

      (2) the contract has an annual percentage rate, also known as an APR, of at least 5.50% and not more than 25.99%;

      (3) the contract has a remaining maturity as of the Initial Cut-Off Date of not more than 72 months;

      (4)  the contract has an original maturity of not more than 72 months;

      (5) the contract is a fully-amortizing fixed rate contract which provides for level scheduled monthly payments determined on the basis of the simple interest method (except for the first and last payments, which may be minimally different from the level payments);

     (6) the contract has no payment that was 31 or more days past due as of the Initial Cut-Off Date;

     (7) the contract has a remaining principal balance as of the Initial Cut-Off Date of not more than $75,000 and not less than $500;

     (8) as of the Initial Cut-Off Date the seller or the servicer has not identified the related obligor as being the subject of a bankruptcy, insolvency, reorganization or other similar proceeding;

     (9)  the contract is a retail installment sales contract;

     (10) the contract was originated in the United States of America by AutoNation Financial Services Corp.;

     (11) the contract requires the related obligor to maintain physical damage and theft insurance covering the related financed vehicle;

     (12) the contract complied with AutoNation Financial Services Corp.'s underwriting policies and procedures at the time of its origination;

     (13) the related obligor under the contract does not have the right to substitute, exchange or add any financed vehicle under the contract;

     (14) only one original executed copy of the contract exists; and

     (15) the contract constitutes "chattel paper" under the Uniform Commercial Code as in effect in the applicable jurisdiction.

     During the Funding Period, the seller will purchase subsequent contracts from AutoNation Financial Services Corp. and the subsequent contracts will be selected from the motor vehicle contracts in AutoNation Financial Services Corp.'s portfolio using the criteria described above as it relates to the applicable Subsequent Cut-Off Date. The issuer anticipates that the aggregate principal balance of the subsequent contracts will equal approximately $102,206,009.

     Set forth below is selected data concerning the initial contracts as of the Initial Cut-Off Date which had a Pool Balance of $756,379,849.49 calculated as of the Initial Cut-Off Date.

     Following each transfer of subsequent contracts, the aggregate characteristics of the entire receivables pool, including the composition of the receivables, the geographic distribution of the contracts and other characteristic may vary from those of the receivables transferred to the issuer on the Closing Date. Following the end of the Funding Period, the issuer will file a report with the Securities and Exchange Commission on Form 8-K containing information comparable to the information contained in the table below regarding the characteristics of the entire receivables pool.

                    Composition of the Initial Contracts


  Aggregate principal balance of contracts............ $756,379,849.49
  Number of contracts................................. 56,964
  Percentage of new vehicles.......................... 44.22%(1)
  Percentage of used vehicles......................... 55.78%(1)
  Average principal balance outstanding............... $13,278.21
  Principal Balance outstanding (range)............... $502.13 to $74,608.74
  Average original amount financed.................... $15,999.50
  Original amount financed (range).................... $2,167.62 to $100,957.27
  Weighted average APR................................ 11.65%
  APR (range)......................................... 5.59% to 24.99%
  Weighted average original term...................... 59.57 months
  Original term (range)............................... 12 to72 months
  Weighted average remaining term..................... 49.24 months
  Remaining term (range).............................. 2 to 72 months

  1) Percentages determined by principal balance of the initial contracts.


                                       Distribution of the Initial Contracts by APRs


                                                      % of Total Number of                                 % of Cut-Off-Date
       APR Range             Number of Contracts           Contracts             Principal Balance           Pool Balance
       ---------           ----------------------    ----------------------   -----------------------   -----------------------
    5.500% to  5.999%                  26                       0.05%         $      411,328.15                   0.05%
    6.000% to  6.999%               2,903                       5.10              29,492,229.46                   3.90
    7.000% to  7.999%               4,928                       8.65              67,692,559.37                   8.95
    8.000% to  8.999%               6,680                      11.73              96,201,828.76                  12.72
    9.000% to  9.999%               7,697                      13.51             106,275,788.62                  14.05
   10.000% to 10.999%               5,783                      10.15              80,732,079.26                  10.67
   11.000% to 11.999%               4,956                       8.70              68,516,129.66                   9.06
   12.000% to 12.999%               5,182                       9.10              70,622,389.91                   9.34
   13.000% to 13.999%               4,480                       7.86              59,658,640.37                   7.89
   14.000% to 14.999%               3,863                       6.78              49,709,998.08                   6.57
   15.000% to 15.999%               3,177                       5.58              40,094,751.22                   5.30
   16.000% to 16.999%               2,762                       4.85              34,661,887.44                   4.58
   17.000% to 17.999%               1,991                       3.50              23,982,963.48                   3.17
   18.000% to 18.999%               1,500                       2.63              17,895,826.03                   2.37
   19.000% to 19.999%                 615                       1.08               6,494,952.02                   0.86
   20.000% to 20.999%                 232                       0.41               2,372,118.17                   0.31
   21.000% to 25.999%                 189                       0.33               1,564,379.49                   0.21
                           ----------------------    ----------------------   -----------------------   ---------------------
         Totals                    56,964                     100.00%(1)        $756,379,849.49                 100.00%(1)
                           ======================    ======================   =======================   =====================

(1) Percentages may not add to 100% due to rounding.


                                     Geographic Concentration of the Initial Contracts


                                                    % of Total Number of                                  % of Cut-Off-Date
State                      Number of Contracts            Contracts             Principal Balance           Pool Balance
-----                    ----------------------   -----------------------   -----------------------   ----------------------
Florida                          15,225                      26.73%          $   192,172,879.14                   25.41%
Texas                            11,457                      20.11               155,864,940.82                   20.61
California                        9,830                      17.26               138,399,353.74                   18.30
Colorado                          3,935                       6.91                50,870,784.95                    6.73
Georgia                           2,780                       4.88                37,515,761.69                    4.96
Arizona                           2,845                       4.99                36,830,717.76                    4.87
Nevada                            2,234                       3.92                32,397,793.96                    4.28
Illinois                          2,101                       3.69                27,808,480.54                    3.68
Tennessee                         1,392                       2.44                20,230,937.99                    2.67
Ohio                              1,705                       2.99                19,743,111.62                    2.61
Alabama                             366                       0.64                 5,006,237.02                    0.66
Washington                          345                       0.61                 4,749,531.40                    0.63
Maryland                            373                       0.65                 4,524,088.85                    0.60
Michigan                            323                       0.57                 4,022,081.02                    0.53
Mississippi                         269                       0.47                 3,871,637.66                    0.51
North Carolina                      259                       0.45                 3,048,522.23                    0.40
Minnesota                           222                       0.39                 2,823,409.80                    0.37
New Jersey                          171                       0.30                 1,780,648.72                    0.24
Arkansas                             91                       0.16                 1,456,938.17                    0.19
New York                            112                       0.20                 1,372,026.24                    0.18
Indiana                             104                       0.18                 1,258,170.71                    0.17
Virginia                             83                       0.15                 1,035,805.79                    0.14
New Mexico                           60                       0.11                   839,310.62                    0.11
Wisconsin                            69                       0.12                   816,101.55                    0.11
Other (2)                           613                       1.08                 7,940,577.50                    1.05
                         ----------------------   -----------------------   -----------------------   ----------------------
         Totals                  56,964                     100.00%(1)        $  756,379,849.49                  100.00%(1)
                         ======================   =======================   =======================   ======================

(1) Percentages may not add to 100% due to rounding.
(2) No other state represents greater than 0.10% of the Initial Cut-Off Date Pool Balance.

     Since the largest balance of initial contract obligors (based on mailing addresses of the obligors) whose contracts were included in the trust as of August 31, 2001 were located in Florida, Texas and California, unfavorable changes in the economic conditions in these states could have a material adverse effect on the timing and amount of payments on the notes.


                                     Model Year Concentration of the Initial Contracts


                             Number of           % of Total Number of                                % of Initial Cut-Off Date
      Model Year             Contracts                 Contracts              Principal Balance            Pool Balance
---------------------------------------------   -----------------------    -----------------------   -------------------------
1993 and earlier                  628                       1.10%          $    3,368,727.49                    0.45%
1994                            1,201                       2.11                8,346,668.36                    1.10
1995                            2,682                       4.71               21,895,633.23                    2.89
1996                            4,222                       7.41               42,588,026.56                    5.63
1997                            7,747                      13.60               91,132,255.61                   12.05
1998                            8,351                      14.66              104,972,610.01                   13.88
1999                            9,659                      16.96              122,382,800.91                   16.18
2000                           11,456                      20.11              170,315,637.63                   22.52
2001 and later                 11,018                      19.34              191,377,489.69                   25.30
                      -----------------------   -----------------------    -----------------------   -------------------------
Total                          56,964                     100.00%(1)       $    756,379,849.49                100.00%(1)
                      =======================   =======================    =======================   =========================

(1) Percentages may not add to 100% due to rounding.


                                    Manufacturer Concentration of the Initial Contracts


                                  Number of           % of Total Number of                              % of Initial Cut-Off Date
Vehicle Make                      Contracts                 Contracts            Principal Balance           Pool Balance
-------------------------   ----------------------   -----------------------   ----------------------   ----------------------
Ford                                 11,878                     20.85%            $162,890,421.74                21.54%
Chevrolet                             9,277                     16.29              131,474,863.82                17.38
Toyota                                6,573                     11.54               83,984,830.25                11.10
Dodge                                 5,531                      9.71               77,920,988.08                10.30
Nissan                                4,707                      8.26               59,316,147.63                 7.84
Honda                                 4,437                      7.79               55,510,094.05                 7.34
Jeep                                  1,556                      2.73               20,843,363.62                 2.76
GMC                                   1,137                      2.00               18,162,127.66                 2.40
Chrysler                              1,139                      2.00               15,909,667.99                 2.10
Pontiac                               1,317                      2.31               15,413,245.36                 2.04
Mercury                               1,123                      1.97               12,418,240.25                 1.64
Mazda                                   880                      1.54               9,843,588.03                  1.30
Mitsubishi                              754                      1.32               9,024,305.99                  1.19
Isuzu                                   641                      1.13               8,086,435.81                  1.07
Other(2)                              6,014                     10.56               75,581,529.21                 9.99
                            ----------------------   -----------------------   ----------------------   ----------------------
Totals                               56,964                    100.00%(1)          $756,379,849.49              100.00%(1)
                            ======================   =======================   ======================   ======================

(1) Percentages may not add to 100% due to rounding.
(2) Includes all manufacturers comprising less than 1.0% of the Initial Cut-Off Date Pool Balance.

                    Prepayment and Yield Considerations

     The indenture provides that the noteholders may receive payments of principal on the 15th day of each month or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the insurer is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the owner trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day, but will receive the full outstanding principal amount of each class of notes no later than (1) in the case of the class A-1 notes, October 15, 2002, (2) in the case of the class A-2 notes, June 15, 2004,
(3) in the case of the class A-3 notes, October 17, 2005, and (4) in the case of the class A-4 notes, June 16, 2008.

     Contracts are or will be prepayable in full by the obligors at any time without penalty. See "Prepayment and Yield Considerations" in the accompanying prospectus regarding the effects of prepayments on the weighted average life of the contracts. As the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal of the contracts, final payment of any class of notes is expected to occur earlier, and could occur significantly earlier, than the respective Final Scheduled Distribution Dates for the notes. The rate of payment of principal of each class of notes will be affected by the portion of collections on the contracts relating to the Overcollateralization Amount applied to the payment of principal of the notes. See "Risk Factors--Potential prepayment of the notes may require reinvestment of principal at a lower rate of return" herein. In addition, the rate of payment of principal of each class of notes will be affected by the incidence of delinquencies, defaults and losses on the contracts, prevailing interest rates, the level of overcollateralization and by any accelerated payments made on the notes following an event of default under the indenture. See "Risk Factors--Events of default under the indenture could result in losses or acceleration of payments on the notes" herein. The trust can make no prediction as to the actual prepayment rates that will be experienced on the contracts in either stable or changing interest rate environments.

     In addition, while it is anticipated that there will be monthly principal and interest collections in an amount sufficient to pay the outstanding principal amount of each class of notes on the applicable Final Scheduled Distribution Dates, no assurance can be given in that regard. Full payment of each class of notes by the applicable Final Scheduled Distribution Dates depends on, among other things, the payment by obligors of amounts due under the contracts and the fulfillment of the insurer's obligations under the insurance policy. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables.

     Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables.

     Each table captioned "Percent of Initial Principal Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the contracts. Each ABS table assumes that (a) the receivables prepay in full at the specified constant percentage of the ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days, (c) payments on the notes are made on each Distribution Date (and each Distribution Date is assumed to be the 15th day of each applicable month), (d) an assumed closing date of September 28, 2001, (e) the amount deposited into the prefunding account on the Closing Date is applied in its entirety to the purchase of the subsequent contracts on the dates shown in the "Assumed Receivables Characteristics" table below and (f) the servicer exercises its option to purchase the receivables. For purposes of this table, the receivables have an assumed cut-off date of the Initial Cut-Off Date. Each ABS table indicates the projected weighted average life of each class of notes and sets forth the percent of the original principal amount of each class of notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS tables also assume that (a) the receivables have been aggregated into several hypothetical pools with all of the receivables having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on the pool's principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the Initial Cut-Off Date) will be such that the pool will be fully amortized by the end of its remaining term to maturity.


                                            Assumed Receivables Characteristics


                                                                  Weighted Average    Weighted Average
                        Aggregate              Weighted            Original Term       Remaining Term
                        Principal               Average             To Maturity         To Maturity           Assumed Cut-Off
   Pool                  Balance                 APR                (In Months)         (In Months)                Date
-----------       ----------------------   ----------------    -------------------    -----------------     ---------------------
     1            $   28,826,658.70                 10.327%              34                  26                   August 31, 2001
     2                79,425,208.39                 11.279%              48                  37                   August 31, 2001
     3                87,479,791.04                  9.705%              60                  58                   August 31, 2001
     4               111,787,447.93                 11.368%              60                  55                   August 31, 2001
     5               137,538,739.03                 12.623%              60                  50                   August 31, 2001
     6               152,042,082.13                 12.647%              60                  43                   August 31, 2001
     7                25,921,470.57                  7.502%              60                  32                   August 31, 2001
     8               133,358,451.70                 12.344%              71                  60                   August 31, 2001
     9                30,000,000.00                  8.750%              60                  60                September 30, 2001
    10                45,000,000.00                  8.500%              60                  60                  October 31, 2001
    11                27,206,009.10                  8.500%              60                  60                 November 30, 2001
                  ----------------------
                    $858,585,858.59

     The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the contracts will differ from the assumptions used in constructing each ABS table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant level until maturity or that all of the contracts will prepay at the same level. Moreover, the diverse terms of contracts within each of the eleven hypothetical pools could produce slower or faster principal distributions than indicated in each ABS table at the various constant ABS percentages specified, even if the original and remaining terms to maturity of the contracts are as assumed. Any difference between these assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.


                                           Percent of Initial Principal Balance
                                                at Various ABS Percentages


                                           Class A-1 Notes                          Class A-2 Notes
                         ---------------------------------------------- -------------------------------------------
Distribution Dates        0.00%     1.00%    1.50%     1.75%    2.00%    0.00%    1.00%    1.50%    1.75%    2.00%
------------------       --------  -------- --------  -------- -------- -------- -------- -------- ----------------

Closing Date..........     100       100      100       100      100       100      100      100      100      100
October 15, 2001......      94        90       88        86       85       100      100      100      100      100
November 15, 2001.....      88        80       75        72       69       100      100      100      100      100
December 15, 2001.....      81        69       62        58       53       100      100      100      100      100
January 15, 2002......      74        58       48        43       37       100      100      100      100      100
February 15, 2002.....      67        47       35        29       21       100      100      100      100      100
March 15, 2002........      60        36       22        14        6       100      100      100      100      100
April 15, 2002........      53        26        9         1        0       100      100      100      100       91
May 15, 2002..........      46        15        0         0        0       100      100       97       87       76
June 15, 2002.........      38         5        0         0        0       100      100       85       73       61
July 15, 2002.........      31         0        0         0        0       100       94       72       60       47
August 15, 2002.......      23         0        0         0        0       100       84       60       47       33
September 15, 2002....      16         0        0         0        0       100       74       49       35       20
October 15, 2002......      8          0        0         0        0       100       64       37       23        7
November 15, 2002.....      1          0        0         0        0       100       54       26       11        0
December 15, 2002.....      0          0        0         0        0        93       44       15        0        0
January 15, 2003......      0          0        0         0        0        85       34        4        0        0
February 15, 2003.....      0          0        0         0        0        78       25        0        0        0
March 15, 2003........      0          0        0         0        0        70       15        0        0        0
April 15, 2003........      0          0        0         0        0        62        6        0        0        0
May 15, 2003..........      0          0        0         0        0        54        0        0        0        0
June 15, 2003.........      0          0        0         0        0        46        0        0        0        0
July 15, 2003.........      0          0        0         0        0        37        0        0        0        0
August 15, 2003.......      0          0        0         0        0        29        0        0        0        0
September 15, 2003....      0          0        0         0        0        21        0        0        0        0
October 15, 2003......      0          0        0         0        0        12        0        0        0        0
November 15, 2003.....      0          0        0         0        0         4        0        0        0        0
December 15, 2003.....      0          0        0         0        0         0        0        0        0        0
January 15, 2004......      0          0        0         0        0         0        0        0        0        0
February 15, 2004.....      0          0        0         0        0         0        0        0        0        0
March 15, 2004........      0          0        0         0        0         0        0        0        0        0
April 15, 2004........      0          0        0         0        0         0        0        0        0        0
May 15, 2004..........      0          0        0         0        0         0        0        0        0        0
June 15, 2004.........      0          0        0         0        0         0        0        0        0        0
July 15, 2004.........      0          0        0         0        0         0        0        0        0        0
August 15, 2004.......      0          0        0         0        0         0        0        0        0        0
September 15, 2004....      0          0        0         0        0         0        0        0        0        0
October 15, 2004......      0          0        0         0        0         0        0        0        0        0
November 15, 2004.....      0          0        0         0        0         0        0        0        0        0
December 15, 2004.....      0          0        0         0        0         0        0        0        0        0
January 15, 2005......      0          0        0         0        0         0        0        0        0        0
February 15, 2005.....      0          0        0         0        0         0        0        0        0        0
March 15, 2005........      0          0        0         0        0         0        0        0        0        0
April 15, 2005........      0          0        0         0        0         0        0        0        0        0
May 15, 2005..........      0          0        0         0        0         0        0        0        0        0
June 15, 2005.........      0          0        0         0        0         0        0        0        0        0
July 15, 2005.........      0          0        0         0        0         0        0        0        0        0
August 15, 2005.......      0          0        0         0        0         0        0        0        0        0
September 15, 2005....      0          0        0         0        0         0        0        0        0        0
October 15, 2005......      0          0        0         0        0         0        0        0        0        0
November 15, 2005.....      0          0        0         0        0         0        0        0        0        0
                          -----     -----    -----     -----    -----     -----    -----   -----     -----     -----
Weighted Average Life
(in years)(1).........    0.61      0.40      0.33      0.30     0.27      1.71     1.21    1.00      0.91      0.83

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the note.

     The ABS tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the contracts which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                           Percent of Initial Principal Balance
                                                at Various ABS Percentages


                                        Class A-3 Notes                         Class A-4 Notes
                          -----------------------------------------  ---------------------------------------
Distribution Dates         0.00%   1.00%   1.50%    1.75%   2.00%    0.00%   1.00%   1.50%     1.75%   2.00%
------------------         -----   -----   -----    -----   -----    -----   -----   -----     -----   -----

Closing Date...........     100     100     100      100     100      100     100      100      100      100
October 15, 2001.......     100     100     100      100     100      100     100      100      100      100
November 15, 2001......     100     100     100      100     100      100     100      100      100      100
December 15, 2001......     100     100     100      100     100      100     100      100      100      100
January 15, 2002.......     100     100     100      100     100      100     100      100      100      100
February 15, 2002......     100     100     100      100     100      100     100      100      100      100
March 15, 2002.........     100     100     100      100     100      100     100      100      100      100
April 15, 2002.........     100     100     100      100     100      100     100      100      100      100
May 15, 2002...........     100     100     100      100     100      100     100      100      100      100
June 15, 2002..........     100     100     100      100     100      100     100      100      100      100
July 15, 2002..........     100     100     100      100     100      100     100      100      100      100
August 15, 2002........     100     100     100      100     100      100     100      100      100      100
September 15, 2002.....     100     100     100      100     100      100     100      100      100      100
October 15, 2002.......     100     100     100      100     100      100     100      100      100      100
November 15, 2002......     100     100     100      100      95      100     100      100      100      100
December 15, 2002......     100     100     100       99      85      100     100      100      100      100
January 15, 2003.......     100     100     100       90      76      100     100      100      100      100
February 15, 2003......     100     100      95       81      67      100     100      100      100      100
March 15, 2003.........     100     100      87       73      58      100     100      100      100      100
April 15, 2003.........     100     100      79       64      49      100     100      100      100      100
May 15, 2003...........     100      97      71       56      41      100     100      100      100      100
June 15, 2003..........     100      90      63       49      33      100     100      100      100      100
July 15, 2003..........     100      83      56       41      25      100     100      100      100      100
August 15, 2003........     100      76      49       34      18      100     100      100      100      100
September 15, 2003.....     100      69      42       27      11      100     100      100      100      100
October 15, 2003.......     100      62      35       20       4      100     100      100      100      100
November 15, 2003......     100      56      28       13       0      100     100      100      100       96
December 15, 2003......      97      50      22        7       0      100     100      100      100       86
January 15, 2004.......      90      43      16        1       0      100     100      100      100       77
February 15, 2004......      84      37      10        0       0      100     100      100       93       68
March 15, 2004.........      77      31       5        0       0      100     100      100       84       60
April 15, 2004.........      71      26       0        0       0      100     100       99       76       52
May 15, 2004...........      64      20       0        0       0      100     100       91       68        0
June 15, 2004..........      58      15       0        0       0      100     100       83       61        0
July 15, 2004..........      52       9       0        0       0      100     100       75       54        0
August 15, 2004........      45       4       0        0       0      100     100       68        0        0
September 15, 2004.....      39       0       0        0       0      100      98       61        0        0
October 15, 2004.......      32       0       0        0       0      100      90       55        0        0
November 15, 2004......      26       0       0        0       0      100      83       49        0        0
December 15, 2004......      21       0       0        0       0      100      76        0        0        0
January 15, 2005.......      15       0       0        0       0      100      69        0        0        0
February 15, 2005......       9       0       0        0       0      100      62        0        0        0
March 15, 2005.........       3       0       0        0       0      100      56        0        0        0
April 15, 2005.........       0       0       0        0       0       95      50        0        0        0
May 15, 2005...........       0       0       0        0       0       88       0        0        0        0
June 15, 2005..........       0       0       0        0       0       81       0        0        0        0
July 15, 2005..........       0       0       0        0       0       73       0        0        0        0
August 15, 2005........       0       0       0        0       0       66       0        0        0        0
September 15, 2005.....       0       0       0        0       0       59       0        0        0        0
October 15, 2005.......       0       0       0        0       0       51       0        0        0        0
November 15, 2005......       0       0       0        0       0        0       0        0        0        0
                           -----   -----   -----    -----   -----    -----   -----   -----     -----    -----
Weighted Average Life
(in years)(1)..........    2.87    2.27    1.93     1.76    1.60      3.97    3.45    3.03      2.74    2.50

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of the issuance of the note to the Distribution Date on which the principal payment is made, (b) adding the results and (c) dividing the sum by the initial principal balance of the note.

     The ABS tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the contracts which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                              Use of Proceeds

     The net proceeds of the initial sale of the notes will be used by the trust to purchase the initial contracts from the seller pursuant to the sale and servicing agreement, to make the required deposit into the prefunding account, to fund the deposit in the spread account maintained for the benefit of the noteholders and the insurer and to fund the initial deposit to the capitalized interest account. The net proceeds to be received by the seller from the sale of the contracts to the trust will be used by the seller to repay indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the contracts from AutoNation Financial Services Corp. and to pay other expenses in connection with the pooling of the contracts and the issuance of the notes. AutoNation Financial Services Corp. and certain of its affiliates will use the proceeds from the sale of the contracts for general corporate purposes and for the repayment of debt, including warehouse debt and multi-seller commercial paper conduit facilities secured by the contracts (prior to their sale to the trust). Several multi-seller commercial paper conduits, for which some of the underwriters (or their affiliates) serve as administrators and/or provide liquidity lines, will receive a portion of the proceeds of this offering.

                          Description of the Notes

     The notes will be issued pursuant to the terms of the indenture. A copy of the indenture will be filed with the Securities and Exchange Commission following the issuance of the notes. The following summaries, together with the summaries contained under "Description of the Securities" and "Description of the Indenture" in the accompanying prospectus, describe material terms of the notes and the indenture. However, these summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the notes and the indenture. Where particular provisions of or terms used in the indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summaries. The following summaries supplement the description of the general terms and provisions of the indenture set forth under the heading "Description of the Indenture" in the accompanying prospectus, to which description reference is hereby made.

Issuance and Registration of the Notes

     The notes of each class will be offered for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one note of each class may be issued in a different denomination. The notes will initially be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company, also known as DTC. The interests of holders of beneficial interests in the global notes will be available for purchase in book-entry form only. Unless and until the notes are issued in definitive registered form under the limited circumstances described herein, no holder of a beneficial interest in a global note will be entitled to receive a definitive certificate representing that person's interest in the notes. All references herein to actions by noteholders shall refer to actions taken by DTC upon instructions from its participating organizations and all references herein to payments, distributions, notices, reports and statements to noteholders shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to holders of beneficial interests in a global note in accordance with DTC procedures. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities" in the accompanying prospectus.

     Unless and until notes in definitive registered form have been issued, payments on each Distribution Date will be made through the facilities of DTC and the related Record Date will be the business day prior to that Distribution Date. If notes in definitive registered form are issued, the related Record Date will be the last day of the calendar month preceding the Distribution Date. The final payment of principal of, and interest on, each note will be made only upon presentation and surrender of the note at the office or agency of the indenture trustee maintained for that purpose.

Interest Payments

         Interest on the outstanding principal amount of each class of notes will accrue at a per annum rate equal to the applicable interest rate for that class of notes and, except as otherwise provided herein, will be distributed to the noteholders monthly on each Distribution Date, commencing October 15, 2001, and on the applicable Final Scheduled
Distribution Date. The interest period with respect to any Distribution
Date will be the period from the previous Distribution Date to but excluding the current Distribution Date (which period will be assumed to be thirty days for the class A-2 notes, class A-3 notes and class A-4 notes) or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding the first Distribution Date. Interest on the class A-1 notes will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the class A-2 notes, the class A-3 notes and the class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except on the first Distribution Date, which will be calculated on the basis of the actual number of days, from and including the Closing Date, to but excluding the first Distribution Date.

     The class A-1 notes will bear interest at the rate of 2.57875% per annum, the class A-2 notes will bear interest at the rate of 3.03% per annum, the class A-3 notes will bear interest at the rate of 3.76% per annum and the class A-4 notes will bear interest at the rate of 4.32% per annum.

     Interest accrued but not paid to the holders of any class of notes on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on the shortfall at the related interest rate for that class of notes. Interest distributions with respect to the notes will be made as described below under "Description of the Transfer and Servicing Agreements--Distributions" herein.

Principal Payments

     Principal payments will be made to the noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Principal Distributable Amount. See "Description of the Transfer and Servicing Agreements--Distributions" herein.

     Principal payments on the notes will be applied on each Distribution Date from the note distribution account in the following order of priority:

          (1) to the holders of the class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero;

          (2) to the holders of the class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero;

          (3) to the holders of the class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero; and

          (4) to the holders of the class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero.

     The principal amount of each class of notes, to the extent not previously paid, will be due on the related Final Scheduled Distribution Date for that class of notes. The actual date on which the outstanding principal amount of any class of notes is paid is expected to be earlier, and could be significantly earlier, than the Final Scheduled Distribution Date for that class and will be based on a variety of factors, including the factors described under "Prepayment and Yield Considerations" herein and in the accompanying prospectus.

     Any assets remaining in the trust after the payment in full of the notes and of any amounts owed to the servicer, the trustees and the insurer will be distributed to the holder of the residual interest in the trust, which initially will be the seller, pursuant to the terms of the owner trust agreement and the sale and servicing agreement.

Mandatory Redemption

     The prefunding account will be funded on the Closing Date in an amount equal to $101,183,949, which the seller anticipates will allow the issuer to acquire the subsequent contracts and make the required deposits to the spread account. At the end of the Funding Period, any funds remaining in the prefunding account will be applied to pay principal of the notes then outstanding. The principal amount of each class of note to be redeemed will, if amounts remaining on deposit in the prefunding account at the end of the Funding Period are more than $100,000, be an amount equal to that class' pro rata share of the remaining amount based on the current outstanding balance of each class of notes; however, if amounts remaining on deposit in the prefunding account at the end of the Funding Period are $100,000 or less, the remaining amount will be applied exclusively to reduce the outstanding principal balance of the most senior class of notes outstanding.

Optional Redemption

     Any outstanding notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. See "Description of the Transfer and Servicing Agreements--Optional Purchase" herein. If the servicer exercises an Optional Purchase, all outstanding notes will be redeemed at a redemption price for each class of notes equal to the unpaid principal amount of that class of notes plus accrued and unpaid interest thereon at the applicable interest rate. The servicer will not be permitted to exercise an Optional Purchase unless there would be sufficient funds as a result of the Optional Purchase to retire the notes in full and to pay all amounts owed to the insurer, the servicer, the indenture trustee and the owner trustee.

The Indenture Trustee

     The Chase Manhattan Bank will be the indenture trustee. The indenture trustee is a New York banking corporation and its Corporate Trust Office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001. The indenture trustee will have the rights and duties set forth under "Description of the Transfer and Servicing Agreements--The Owner Trustee and Indenture Trustee" in the accompanying prospectus.

Events of Default Under the Indenture

     An event of default under the indenture will include, among other things, the occurrence of any of the following events:

          (1) the delivery to the insurer of a claim for payment under the insurance policy;

          (2) a default for five calendar days or more in the payment of any interest on any note;

          (3) a default in the payment of any principal on the applicable Final Scheduled Distribution Date for a class of notes;

          (4) a default in the observance or performance of any covenant or agreement of the trust made in the indenture and the continuation of any default for a period of 30 calendar days after notice thereof is given to the trust by the indenture trustee or the insurer, or to the trust, the insurer and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class, in each case specifying the event of default and requiring it to be remedied;

          (5) the failure of the indenture trustee to have a valid perfected first priority security interest in the Trust Property;

          (6) the failure of the receivables purchase agreement, the sale and servicing agreement, the owner trust agreement, the administration agreement, the insurance agreement, the indenture, any subsequent purchase agreement, any subsequent transfer agreement or any of the other documents delivered in connection therewith relating to the transaction, as each may have been amended or supplemented from time to time, to be in full force and effect at any time;

          (7) any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in a material respect as of the time made, and the breach is not cured within 30 calendar days after notice thereof is given to the trust by the indenture trustee or the insurer, or to the trust, the insurer and the indenture trustee by the holders of at least 25% in principal amount of the notes then outstanding acting together as a single class, in each case specifying the breach and requiring it to be remedied; or

          (8) a Trust Bankruptcy Event;

provided that so long as no Insurer Default shall have occurred and be continuing, neither the indenture trustee nor the noteholders may accelerate the notes under the indenture. So long as an Insurer Default shall not have occurred and be continuing, acceleration of the notes under the indenture will occur only upon delivery by the insurer to the trust and the indenture trustee of notice that the notes are immediately due and payable. The failure to pay principal of a class of notes will not result in the occurrence of an event of default under the indenture until the Final Scheduled Distribution Date for that class of notes.

     Upon the occurrence of an event of default under the indenture, so long as an Insurer Default shall not have occurred and be continuing, the insurer will have the right, but not the obligation, to cause the indenture trustee to liquidate the Trust Property, in whole or in part, on any date or dates following the acceleration of the notes due to the event of default as the insurer, in its sole discretion, shall elect. The insurer may not, however, cause the indenture trustee to liquidate the Trust Property, in whole or in part, if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of, and accrued interest on, the notes unless the event of default arose from a claim made on the insurance policy or from a Trust Bankruptcy Event. Following the occurrence of any event of default under the indenture, the indenture trustee will continue to submit claims under the insurance policy for any shortfalls in amounts available to make payments or distributions of guaranteed amounts on the notes. However, following the occurrence of an event of default under the indenture (so long as an Insurer Default shall not have occurred and be continuing), the insurer, at its sole option, may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest thereon to the date of the payment. See "Description of the Insurance Policy" herein.

     If an Insurer Default has occurred and is continuing, upon the occurrence of an event of default under the indenture (other than an event of default occurring solely because of a claim for payment under the insurance policy), the holders of at least 66 2/3% of the principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. If an Insurer Default has occurred and is continuing and an event of default under the indenture shall have occurred and be continuing (other than an event of default occurring solely because of a claim for payment under the insurance policy), the holders of at least 66 2/3% of the principal amount of the notes then outstanding will have the right to control the exercise of remedies available with respect to the event of default, including the right to direct the indenture trustee to maintain possession of the Trust Property or to liquidate the Trust Property in whole or in part; provided, however, that those noteholders may not direct the indenture trustee to liquidate the Trust Property in whole or in part unless (1) the event of default has occurred because of a Payment Default or a Trust Bankruptcy Event, and in either case the insurer shall have failed to make a payment required under the insurance policy in accordance with its terms or (2)(A) an event of default under the indenture has occurred other than as described in clause (1), (B) the insurer shall not have failed to make a payment required under the insurance policy in accordance with its terms and (C) the proceeds of the sale will be sufficient to pay all principal on the notes, together with accrued interest thereon, and all amounts owing to the insurer under the insurance agreement or otherwise. In the event of a sale of the contracts as described in clause (2) of the preceding sentence, the insurance policy will not be available to cover losses to noteholders resulting from the sale and will be terminated and the insurer will have no further obligation to make any payment thereunder. See "Risk Factors--Events of default under the indenture could result in losses or acceleration of payments on the notes" herein.

Amendment Under the Indenture

     The indenture may be amended by the parties thereto with prior notice to each rating agency and the consent of the insurer, but without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or to evidence the succession of another person to the trust or the trustee. The indenture may also be amended by the parties thereto with prior notice to each rating agency and the consent of the insurer, but without the consent of the noteholders, to add or change any other provisions of the indenture or to modify in any manner the rights of the noteholders under the indenture; provided that
(1) such amendment will not (A) as evidenced by an opinion of counsel, materially and adversely affect the interest of any noteholder or (B) as evidenced by a letter from each rating agency which has rated the notes, result in a downgrading or withdrawal of the then current ratings assigned to the notes by that rating agency without regard to the insurance policy and (2) an opinion of counsel as to applicable tax matters is delivered. The indenture may also be amended by the parties thereto with prior notice to each rating agency and the consent of the insurer and, so long as the notes are outstanding and an Insurer Default has occurred and is continuing, the holders of notes evidencing not less than a majority of the principal amount of the notes then outstanding, acting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying, in any manner, the rights of the noteholders under the indenture; provided, however, that subject to the rights of the insurer, no amendment may, without the consent of each noteholder affected (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders, (2) reduce the aforesaid percentage of the noteholders which are required to consent to any amendment of the indenture or (3) result in a taxable event to any of the noteholders for federal income tax purposes or result in the trust being an association or publicly traded partnership taxable as a corporation for federal income tax purposes. For a further discussion regarding amendments to the indenture, see "Description of the Indenture--Modifications of Indenture" in the accompanying prospectus.

            Description of the Transfer and Servicing Agreements

     The following summary describes selected terms of the sale and servicing agreement and the owner trust agreement. Copies of the sale and servicing agreement and the owner trust agreement will be filed with the SEC following the issuance of the notes. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the sale and servicing agreement and the owner trust agreement. Where particular provisions of or terms used in the sale and servicing agreement or the owner trust agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of the summary. The following summary supplements the description of the general terms and provisions of the sale and servicing agreement and the owner trust agreement set forth under the heading "Description of the Transfer and Servicing Agreements" in the accompanying prospectus, to which description reference is hereby made.

Sale and Assignment of the Contracts

     Pursuant to the receivables purchase agreement between the seller and AutoNation Financial Services Corp., prior to the issuance of the notes, AutoNation Financial Services Corp. will sell and assign to the seller its entire interest in the initial contracts and the proceeds thereof, including its security interests in the financed vehicles. In turn, the seller will sell and assign to the trust, without recourse, the seller's entire interest in the initial contracts and the proceeds thereof, including its security interest in the financed vehicles. Each initial contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. Concurrently with the sale and assignment of the initial contracts, the trust will pledge the assets acquired by it to the indenture trustee pursuant to the indenture, and definitive certificates representing the notes will be delivered to the underwriters of the notes in exchange for payment to the seller of the net purchase price of the notes. The trust will also pledge its rights under the sale and servicing agreement to the indenture trustee as collateral for the notes, and the trust's rights under the sale and servicing agreement may be enforced directly by the indenture trustee. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Contracts" in the accompanying prospectus.

         It is anticipated that the subsequent contracts will be conveyed to the trust on or prior to the end of the Funding Period pursuant to a subsequent purchase agreement and a subsequent transfer agreement. Upon the conveyance of subsequent contracts to the trust:

         (1) the principal balance of the contracts and the overcollateralization amount will increase in an amount equal to the principal balance and the overcollateralization amount and the principal balance of the subsequent contracts, as of the related Subsequent Cut-Off Date, respectively; and

         (2) an amount equal to 0.25% of the principal balance of the subsequent contracts will be withdrawn from the prefunding account and deposited in the spread account on any date subsequent contracts are transferred to the trust.

         Any conveyance of subsequent contracts during the Funding Period requires the satisfaction, on or before the date of conveyance, of the following conditions precedent, among others:

         (1) the owner trustee, the indenture trustee, the insurer and each of Moody's and S&P must have received written notification from the seller of the addition of all subsequent contracts to be transferred to the trust on that date;

         (2) the seller will have delivered to each of the indenture trustee and the owner trustee, with a copy to the insurer, a duly executed subsequent purchase agreement and subsequent transfer agreement conveying those contracts to the trust, including a schedule identifying the contracts;

         (3) the insurer (so long as no Insurer Default shall have occurred and be continuing), in its absolute and sole discretion, will have approved the transfer of such subsequent contracts to the trust;

         (4) each of the contracts transferred to the issuer on that date must satisfy the eligibility criteria specified in the sale and servicing agreement;

         (5) the seller must not have selected those receivables in a manner that is materially adverse to the interests of the trust, the noteholders or the insurer;

         (6)      the Funding Period will not have terminated;

         (7) all required deposits to the collection account in respect of the subsequent contracts must have been made;

         (8) the applicable spread account deposit for that date must have been made;

         (9) the seller must have delivered opinions of counsel relating to the transfer of those receivables to the owner trustee, the indenture trustee, the representative of the underwriters, the insurer and each of Moody's and S&P

         (10) the seller will have taken any action required to maintain the first priority perfected security interest of the trust in the trust estate and the first perfected security interest of the indenture trustee in the collateral; and

         (11) S&P will have confirmed in writing that the ratings on the notes will not be downgraded or withdrawn as a result of the transfer of the subsequent contracts and each of S&P and Moody's will have confirmed to the insurer that the shadow rating of the notes will not be downgraded or withdrawn.

The Funding Period

     The trust will pay the purchase price for the subsequent contracts with funds deposited in the prefunding account on the Closing Date. The issuer will deposit an amount equal to $101,183,949 in the prefunding account on the Closing Date. The seller expects to sell the subsequent contracts to the trust on or before December 27, 2001. Pending application to purchase subsequent contracts or to pay noteholders, funds on deposit in the prefunding account will be invested in Eligible Investments as permitted by the sale and servicing agreement. See "--The Accounts" below.

     The Funding Period is expected to begin on the Closing Date and to end on December 27, 2001, but will end earlier if:

     (1) the amount on deposit in the prefunding account, after giving effect to any transfers from the prefunding account on that date in connection with the transfer of subsequent contracts to the issuer on that date is less than $100,000;

     (2)  there is an event of default under the indenture; or

     (3)  there is a servicer default under the sale and servicing agreement.

     Any funds remaining on deposit in the prefunding account at the end of the Funding Period will be payable to the noteholders as described under "Terms of the Notes -- Mandatory Prepayment."

The Accounts

     The Collection Account. The indenture trustee will establish and maintain an account, known as the collection account, in the name of the indenture trustee into which the servicer will deposit all collections from the related contracts. Funds in the collection account will be invested in Eligible Investments by or on behalf of the indenture trustee, acting at the direction of the servicer. Eligible Investments made with amounts on deposit in the collection account will mature no later than the business day preceding the following Distribution Date after they were invested. Any income or gain from amounts on deposit in the collection account which were invested in Eligible Investments will be deposited in or credited to the collection account and any loss resulting from those investments will be applied to the collection account. See "Description of the Transfer and Servicing Agreements--The Collection Account and Eligible Investments" in the accompanying prospectus.

     The Payment Account. The indenture trustee shall establish and maintain an account, known as the payment account, in the name of the indenture trustee, into which amounts released from the collection account for distribution to noteholders will be deposited prior to the transfer of those amounts to the note distribution account.

     The Note Distribution Account. The indenture trustee will establish and maintain an account, known as the note distribution account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the payment account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

     The Spread Account. The indenture trustee will establish and maintain an account, known as the spread account, in the name of the indenture trustee for the benefit of the noteholders and the insurer as described under "Description of the Transfer and Servicing Agreements--The Spread Account" and "--Withdrawals from the Spread Account" herein. Funds in the spread account will be invested in Eligible Investments by or on behalf of the indenture trustee, acting at the direction of the servicer. Eligible Investments made with amounts on deposit in the spread account will mature no later than the business day preceding the following Distribution Date after they were invested. Any income or gain from amounts on deposit in the spread account which were invested in Eligible Investments will be deposited in or credited to the spread account and any loss resulting from those investments will be applied to the spread account.

     The Prefunding Account. The indenture trustee will establish and maintain an account, known as the prefunding account into which a deposit of proceeds from the issuance of the notes will be deposited on the Closing Date, in the name of the indenture trustee on behalf of the noteholders and the insurer as described under "Description of the Transfer and Servicing Agreements--The Prefunding Account" herein. Funds in the prefunding account will be invested in Eligible Investments by or on behalf of the indenture trustee, acting at the direction of the servicer. Eligible Investments made with amounts on deposit in the prefunding account will mature no later than the business day preceding the following Distribution Date after they were invested. Any net income or gain from amounts on deposit in the prefunding account which were invested in Eligible Investments will be deposited into the collection account on or prior to each Distribution Date and any loss resulting from those investments will be applied to the prefunding account.

     The Capitalized Interest Account. The indenture trustee will establish and maintain an account, known as the capitalized interest account into which the initial capitalized interest deposit will be deposited by the Issuer on the Closing Date, in the name of the indenture trustee on behalf of the noteholders and the insurer as described under "Description of the Transfer and Servicing Agreements--The Capitalized Interest Account" herein. Funds in the capitalized interest account will be invested in Eligible Investments by or on behalf of the indenture trustee, acting at the direction of the servicer. Eligible Investments made with amounts on deposit in the capitalized interest account will mature no later than the business day preceding the following Distribution Date after they were invested. Any net income or gain from amounts on deposit in the capitalized interest account which were invested in Eligible Investments will be deposited into the collection account on or prior to each Distribution Date and any loss resulting from those investments will be applied to the capitalized interest account.

Payments on Contracts

     All Available Funds relating to the contracts will be deposited in or credited to the collection account by the servicer within two business days of the receipt of payments from obligors. Available Funds with respect to a Distribution Date and the related Collection Period will include the following:

          (1) amounts received with respect to the contracts in the related Collection Period representing monthly principal and interest payments;

          (2) full and partial prepayments by the related obligor;

          (3) any Net Liquidation Proceeds;

          (4) any Net Insurance Proceeds;

          (5) any amounts deposited by AutoNation Financial Services Corp. or the seller, as applicable, in the collection account to purchase or repurchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by the seller in the sale and servicing agreement that materially and adversely affect the interests of the indenture trustee, the owner trustee, the noteholders or the insurer;

          (6) any amounts deposited by the servicer in the collection account to purchase contracts as a remedy for breach of the servicer's representations, warranties and covenants relating to the servicing of the contracts;

          (7) any amounts deposited by the servicer in the collection account pursuant to an Optional Purchase;

          (8) income from Eligible Investments of funds on deposit in the Trust Accounts (other than the spread account);

          (9) the Monthly Capitalized Interest Amount with respect to such Distribution Date; and

          (10) if the Distribution Date immediately precedes the mandatory redemption date, the amount on deposit in the prefunding account.

Distributions

     On the business day immediately preceding each Distribution Date, the indenture trustee will cause funds equal to the amount of Available Funds with respect to that Distribution Date to be withdrawn from the collection account and deposit those funds into the payment account. On each Distribution Date, the indenture trustee, based solely on the statement for that Distribution Date received from the servicer, will apply the Available Funds on deposit in the payment account available with respect to the related Collection Period together with amounts, if any, withdrawn from the spread account and any amounts representing payment of the Insured Payment as described herein, to make the following deposits and distributions in the following amounts and order of priority:

          (1) to the servicer, from Available Funds and amounts, if any, withdrawn from the spread account, the servicing fee for that Distribution Date, including any unpaid servicing fees with respect to one or more prior Distribution Dates;

          (2) to the indenture trustee and the owner trustee, from Available Funds (after giving effect to the reduction in Available Funds described in clause (1) above) and amounts, if any, withdrawn from the spread account, any accrued and unpaid fees and expenses of the indenture trustee and the owner trustee, in each case to the extent those fees and expenses have not been previously paid by the servicer; provided that such payments pursuant to this clause (2) will not during any calendar year exceed $75,000 in the aggregate;

          (3) to the insurer, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) and (2) above) and amounts, if any, withdrawn from the spread account, the insurance premium (as defined in the insurance agreement) for that Distribution Date owing to the insurer under the insurance agreement;

          (4) to the note distribution account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (3) above) and amounts, if any, withdrawn from the spread account and any amounts representing payment of the Insured Payment, the Note Interest Distributable Amount to be distributed to the holders of notes at their respective interest rates on a pro rata basis;

          (5) to the note distribution account, if the Distribution Date is (x) a Distribution Date on which a mandatory redemption is to occur, the amount on deposit in the prefunding account to be distributed in connection with the mandatory redemption to the holders of each outstanding class of notes pro rata (provided, that if the aggregate remaining amount in the prefunding account is $100,000 or less, the amount of the mandatory redemption will be applied exclusively to reduce the outstanding principal balance of the most senior class of notes outstanding) or (y) a Final Scheduled Distribution Date for any class of notes, the Note Principal Distributable Amount, to the extent of the remaining outstanding principal amount of that class of notes, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (4) above) and amounts, if any, withdrawn from the spread account and any amounts representing payment of the Insured Payment, to be paid to the holders of that class of notes;

          (6) to the note distribution account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (5) above) and amounts, if any, withdrawn from the spread account and any amounts representing payment of the Insured Payment, the remaining Note Principal Distributable Amount (after giving effect to the payment, if any, described in clause (5) above), to be distributed first to the holders of class A-1 notes until the principal amount of the class A-1 notes has been reduced to zero, then to the holders of class A-2 notes until the principal amount of the class A-2 notes has been reduced to zero, then to the holders of class A-3 notes until the principal amount of the class A-3 notes has been reduced to zero and then to the holders of class A-4 notes until the principal amount of the class A-4 notes has been reduced to zero;

          (7) to the insurer, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (6) above) and amounts, if any, withdrawn from the spread account, all remaining amounts owing to the insurer under the insurance agreement or otherwise;

          (8) to the spread account, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (7) above), the amount, if any, required to increase the amount on deposit therein to the Spread Account Required Amount;

          (9) to the indenture trustee or the owner trustee, if applicable, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (8) above), the amount of any fees and reasonable expenses not paid under clause (2) above as a result of the dollar limitation on fees and reasonable expenses set forth in clause (2);

          (10) to the indenture trustee or the successor servicer, if applicable, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (9) above), the amount of any reasonable expenses not paid by the servicer incurred in connection with reliening documentation relating to financed vehicles;

          (11) to the successor servicer, if applicable, from Available Funds (after giving effect to the reduction in Available Funds described in clauses (1) through (10) above), reasonable expenses not paid by the servicer incurred in connection with the transfer of servicing from the servicer to the successor servicer and the amount of any additional servicing fee owing to the successor servicer in excess of the servicing fee for that Distribution Date; and

          (12) any remaining Available Funds will be distributed to the holder of the residual interest in the trust.

Early Repayment

     If the repayment of principal of and interest on the notes is accelerated following the occurrence of an event of default under the indenture (which has not been waived or cured), amounts collected and, as directed by the insurer, amounts on deposit in the spread account will be applied in the following order of priority:

          (1) to the servicer, to pay any unpaid servicing fee;

          (2) to the indenture trustee or the owner trustee, as applicable, to pay any accrued and unpaid fees and reasonable expenses of the indenture trustee or the owner trustee;

          (3) to the noteholders, to pay any accrued and unpaid interest on each class of notes on a pro rata basis based on the interest accrued (including interest accrued on past due interest) on each class of notes;

          (4) to the noteholders, to pay principal of each class of notes, on a pro rata basis based on the aggregate principal balance of each class of notes, until the aggregate principal balance of each class of notes is reduced to zero;

          (5) to the insurer, to pay amounts owing to the insurer under the insurance agreement or otherwise, including the insurance premium; and

          (6) any remaining funds will be distributed to the holder of the residual interest in the trust.

     Amounts on deposit in the spread account on a Distribution Date will be available to make payments and distributions to the appropriate parties on that Distribution Date as described under "--Withdrawals from the Spread Account" herein and to make the payments and distributions, as directed by the insurer, pursuant to clauses (1) through (5) above upon the occurrence of an early repayment. Under the insurance policy, the insurer is obligated to provide for payment to the indenture trustee on each Distribution Date of any Insured Payment.

Payment Priorities of the Notes

     The rights of the noteholders to receive distributions with respect to the contracts will be subordinated to the rights of the servicer (to the extent that the servicer has not been paid all servicing fees), the indenture trustee and the owner trustee (to the extent the indenture trustee and the owner trustee have not received all fees due and payable to them by the servicer) and the insurer (to the extent the insurer has not received the insurance premium). In addition, the rights of the noteholders to receive distributions with respect to the contracts will be subject to the priorities set forth under "--Distributions" above. The spread account, the Overcollateralization Amount and the insurance policy are intended to enhance the likelihood of timely repayment to the noteholders of the full amount of interest and principal owed to them, and to afford the noteholders limited protection against losses in respect of the contracts as described in "--The Spread Account," "--Overcollateralization" and "Description of the Insurance Policy" below.

The Spread Account

     The foregoing protection will be effected both by the preferential right of the noteholders to receive, to the extent described herein, current distributions with respect to the contracts, and by the establishment of the spread account. Amounts held from time to time in the spread account are intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that noteholders will experience losses. The spread account will be a part of the trust and will be maintained as a segregated trust account in the name of the indenture trustee. The indenture trustee will have a perfected security interest therein and in all amounts deposited in or credited to the spread account as well as to all Eligible Investments made with those deposits and earnings. On or prior to the Closing Date, the spread account will be funded by the issuer with an initial deposit in cash from the proceeds of the sale of the notes. On each subsequent transfer date, the indenture trustee will withdraw from the prefunding account and deposit in the spread account an amount equal to 0.25% of the aggregate principal balance (as of the Subsequent Cut-Off Date) of the subsequent contracts to be transferred to the trust on the subsequent transfer date. Thereafter, the spread account will be funded by the deposit therein of amounts pursuant to clause (8) under "--Distributions" above.

     Amounts held from time to time in the spread account up to the Spread Account Required Amount will continue to be held for the benefit of holders of the notes and the insurer and will be invested in Eligible Investments. Investment income or gain on funds on deposit in the spread account will be credited to the spread account. Any loss on investments will be allocated to the spread account.

     The Spread Account Required Amount is an amount calculated pursuant to a formula agreed to by the parties to the insurance agreement and each of the rating agencies. The Spread Account Required Amount may be calculated pursuant to any other formula as the parties to the insurance agreement and each of the rating agencies may agree, and may include any other provisions or contain any additional requirements as the parties to the insurance agreement may agree, which each of the rating agencies may require to maintain the ratings of the notes, and to maintain the rating of the transactions contemplated in the insurance agreement and the sale and servicing agreement, without consideration of the insurance policy, at not less than investment grade, as defined by the rating agencies. The Spread Account Required Amount may increase or decrease over time, without the consent of any of the noteholders, as a result of floors, caps and triggers set forth in the insurance agreement. In addition, there can be no assurance that the Spread Account Required Amount will be reached at any given time. Consequently, noteholders should not rely on amounts on deposit or to be deposited in the spread account in evaluating the likelihood that the notes will be repaid.

Withdrawals from the Spread Account

     Amounts held from time to time in the spread account will be held for the benefit of the noteholders and the insurer. On each Distribution Date, the indenture trustee, based solely on the statement for that Distribution Date received from the servicer, will withdraw funds from the spread account to the extent that the sum of the amounts to be distributed as set forth in clauses (1) through (7) under "--Distributions" above with respect to that Distribution Date exceeds the amount of Available Funds available with respect to that Distribution Date. The indenture trustee will apply the amount of the withdrawal to make the distributions described under "--Distributions" above. Funds will also be withdrawn from the spread account to reimburse the insurer for any draws under the insurance policy with respect to any Preference Amount.

     If the amount on deposit in the spread account on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on that Distribution Date) is greater than the Spread Account Required Amount, the indenture trustee will distribute any excess first to the insurer, to the extent of any amounts owing to the insurer pursuant to the insurance agreement or otherwise, and then to the holder of the residual interest in the trust. Upon any distributions to the insurer or the holder of the residual interest in the trust, the noteholders will have no further rights in, or claims to, the distributed amounts.

     On or after the occurrence of an event of default under the indenture and the acceleration of the notes thereunder, and upon the written direction of the insurer, all, or any portion of, amounts on deposit in the spread account will be applied to pay amounts described under "Early Repayment."

     None of the noteholders, the indenture trustee, the owner trustee, the holder of the residual interest in the trust or the insurer will be required to refund any amounts properly distributed to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the noteholders. The obligations of the insurer under the insurance policy will not be diminished or otherwise affected by any amounts distributed to the insurer as described in the preceding paragraph.

The Prefunding Account

     On the Closing Date, the issuer will deposit an amount equal to $101,183,949 in the prefunding account. The prefunding account will be a part of the trust and will be maintained as a segregated trust account in the name of the indenture trustee. The indenture trustee will have a perfected security interest therein and in all amounts deposited in or credited to the prefunding account as well as to all Eligible Investments made with amounts on deposit in the prefunding account and all related earnings.

     Amounts held from time to time in the prefunding account until applied to the purchase of subsequent contracts will continue to be held for the benefit of holders of the notes and the insurer and will be invested in Eligible Investments. Any loss on investments will be applied to the prefunding account. Any earnings on investments will be deposited into the collection account on or prior to each Distribution Date.

     As of any date, the amount on deposit in the prefunding account will equal the initial amount deposited to the prefunding account, as reduced during the Funding Period by the purchase of subsequent contracts and deposits to the spread account. The seller expects that the amount on deposit in the prefunding account will be reduced to less than $100,000 on or before the end of the Funding Period. The issuer will pay the noteholders any amounts remaining in the prefunding account at the end of the Funding Period as a mandatory redemption.

The Capitalized Interest Account

     On the Closing Date, the issuer will deposit funds in the capitalized interest account. The capitalized interest account will be a part of the trust and will be maintained as a segregated trust account in the name of the indenture trustee. The indenture trustee will have a perfected security interest therein and in all amounts deposited in or credited to the capitalized interest account as well as to all Eligible Investments made with amounts on deposit in the capitalized interest account and all related earnings.

     During the Funding Period, the amounts on deposit in the prefunding account will earn interest at a rate that is less than the weighted average interest rate on the notes. The amount on deposit in the capitalized interest account is intended to cover that shortfall. The amount, if any that is on deposit in the capitalized interest account will be applied on the Distribution Dates occurring in October 2001, November 2001, December 2001 and January 2002 to fund the Monthly Capitalized Interest Amount which will be deposited into the collection account as a part of the funds available to pay interest on the notes.

     Amounts held from time to time in the capitalized interest account will continue to be held for the benefit of holders of the notes and the insurer and will be invested in Eligible Investments. Any loss on investments will be applied to the capitalized interest account. Any earnings on investments will be deposited into the collection account on or prior to each Distribution Date.

     All amounts remaining on deposit in the capitalized interest account on the Distribution Date which immediately follows the end of the Funding Period, after giving effect to any withdrawals from that account, will be released to the seller. On any Distribution Date up to and including the Distribution Date upon which the prefunded amount has been reduced to zero, the amount on deposit in the capitalized interest account is equal to the initial deposit into the capitalized interest account, minus the sum of the withdrawal of the Monthly Capitalized Interest Amount on that Distribution Date and all previous withdrawals of the Monthly Capitalized Interest Amount.

Overcollateralization

     The Overcollateralization Amount represents the amount by which the Pool Balance exceeds the outstanding principal balance of the notes. The initial aggregate Pool Balance as of the Initial Cut-Off Date and the anticipated Pool Balance as of all related Subsequent Cut-Off Dates will exceed the outstanding principal balance of the notes by approximately 1.0%. The Overcollateralization Amount is intended to enhance the likelihood of receipt by noteholders of amounts due them and to decrease the likelihood that noteholders will experience losses. Any collections on the contracts relating to the Overcollateralization Amount will be applied in accordance with the priorities set forth under "Distributions" above. Unless offset by losses on the contracts, the application of those collections is expected to cause the aggregate principal amount of the notes to decrease at a faster rate than the Pool Balance decreases, thereby increasing the Overcollateralization Amount.

Statements to Noteholders

     On each Distribution Date, the indenture trustee will either post on its internet website at www.chase.com/SFA or otherwise include with each distribution to a noteholder a statement received from the servicer setting forth for that Distribution Date the information described in the accompanying prospectus under "Description of the Securities--Statements to Securityholders" and the following information:

          (1) the amount on deposit in the spread account on that Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of that Distribution Date;

          (2) the amount of the withdrawal, if any, required to be made from the spread account by the indenture trustee, as described above under "--Withdrawals from the Spread Account;"

          (3) the amount on deposit in the prefunding account on that Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of that Distribution Date;

          (4) the amount of the withdrawal, if any from the prefunding account for the purchase of subsequent contracts and any deposit to the spread account;

          (5) the amount on deposit in the capitalized interest account on that Distribution Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of that Distribution Date;

          (6) the Spread Account Required Amount for that Distribution Date.

Reports to Noteholders

     Unless notes in definitive registered form are issued (which will only occur under the limited circumstances described herein and in the accompanying prospectus), the servicer will send unaudited monthly and annual reports concerning the trust to the indenture trustee to be delivered to Cede & Co. as the nominee of The Depository Trust Company and the registered holder of the notes. See "--Statements to Noteholders" above and "Description of the Securities--Statements to Securityholders" in the accompanying prospectus. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DTC will supply these reports to noteholders in accordance with its procedures. See "Description of the Securities--Book-Entry Registration" in the accompanying prospectus. Since owners of beneficial interests in the global notes will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in the global notes by a request in writing addressed to the indenture trustee. None of the seller, the servicer or the insurer intends to send any of its financial reports to noteholders.

Servicing Fee

     The servicer will be entitled to compensation for the performance of its obligations under the sale and servicing agreement. The servicer will be entitled to receive on each Distribution Date a servicing fee in an amount equal to the product of (1) one-twelfth of 1.0% multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period. In the case of the first Distribution Date the servicer will be entitled to receive a servicing fee in an amount equal to the product of (1) 1.0% multiplied by (2) the Pool Balance as of the Initial Cut-Off Date multiplied by the number of days since the Closing Date to the end of the Collection Period divided by 360. As additional compensation, the servicer or its designee will be entitled to retain all late payment charges, extension fees and similar charges or fees paid in connection with the contracts. The servicer will pay from its servicing compensation all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

     The sale and servicing agreement requires the servicer to use its best efforts to collect all payments called for under the terms and provisions of each of the contracts. The servicer, consistent with the foregoing, will be permitted, in its discretion, to waive charges and grant extensions as described under "Description of the Transfer and Servicing Agreements--Waivers and Extensions" in the accompanying prospectus. The servicer may not, with a few very limited exceptions, extend the maturity date of a contract if there have been more than two credit-related extensions granted on the contract in the immediately preceding twelve months or if the sum of the terms of all extensions of the contract would exceed six months. In addition, in no event may an extension be granted beyond four months before the latest Final Scheduled Distribution Date for the notes.

Default by the Servicer; Rights Upon Default by the Servicer

     The events which constitute a default by the servicer under the sale and servicing agreement will be those events described in the accompanying prospectus under "Description of the Transfer and Servicing Agreements--Default by the Servicer" and any event of default under the insurance agreement.

     Upon the occurrence of a default by the servicer, unless an Insurer Default shall have occurred and be continuing, only the insurer (and not the indenture trustee or the noteholders) may terminate the servicer under the sale and servicing agreement. In the event that the servicer is terminated by the insurer, a successor servicer (other than the indenture trustee) may be appointed by the insurer and will take over all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement. Until the insurer has appointed a successor servicer, the indenture trustee will be the successor servicer. In the event that the indenture trustee is unable to so act, and the insurer has not appointed a successor servicer within 60 days, the indenture trustee may, with the consent of the insurer, which consent will not be unreasonably withheld, appoint, or petition a court of competent jurisdiction for the appointment of, a successor acceptable to the insurer with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile and light-duty truck receivables.

     Unless an Insurer Default shall have occurred and be continuing, the insurer may, on behalf of the noteholders, waive any default by the servicer in the performance of its obligations under the sale and servicing agreement and its consequences. The rights of the noteholders to waive defaults by the servicer under the sale and servicing agreement are as described under "Description of the Transfer and Servicing Agreements--Rights Upon Default by the Servicer" in the accompanying prospectus.

     Any successor servicer will succeed to all responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that the indenture trustee, as successor servicer, will not succeed to AutoNation Financial Services Corp.'s obligations to purchase contracts under any circumstances. The indenture trustee as successor servicer will, however, indemnify and hold harmless the issuer, the seller, the noteholders and the insurer in the event of a failure by the indenture trustee in its capacity as successor servicer to perform its obligations under the sale and servicing agreement. The successor servicer will have the right to terminate the services of any subservicer under the related subservicer agreement in respect of the contracts which the successor servicer will be assuming responsibilities as servicer, and any termination fees assessed under the related subservicer agreement will be paid by the predecessor servicer. In addition, upon the direction of the insurer, World Omni or any successor may be terminated as the subservicer of the contracts and the servicer will be required to transfer and deliver the contracts and any related documents to the indenture trustee or another custodian designated by the insurer following the occurrence of any of the following events:

          (1) a default by the servicer under the sale and servicing agreement;

          (2) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the subservicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due; or

          (3) an event of default under the insurance agreement.

Amendment

     The sale and servicing agreement, the owner trust agreement and the administration agreement may be amended by the parties thereto with the consent of the insurer but without the consent of the noteholders to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or make any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of those agreements; provided that any amendment will not materially and adversely affect the interest of any noteholder. For a further discussion regarding amendments to the sale and servicing agreement, the owner trust agreement and the administration agreement, see "Description of the Transfer and Servicing Agreement--Amendment" in the accompanying prospectus. Any amendment will be deemed not to materially and adversely affect the interest of any noteholder if the person requesting the amendment obtains (1) a letter from each rating agency which has rated the notes to the effect that the amendment would not result in a downgrading or withdrawal of the then current ratings assigned to the notes by that rating agency without regard to the insurance policy and
(2) the consent of the insurer. The sale and servicing agreement, the owner trust agreement and the administration agreement may also be amended by the parties thereto with the consent of the insurer and, so long as the notes are outstanding and an Insurer Default has occurred and is continuing, the holders of notes evidencing not less than a majority of the principal amount of the notes then outstanding, acting together as a single class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, the owner trust agreement or the administration agreement or of modifying, in any manner, the rights of the noteholders; provided, however, that no amendment may, without the consent of the holders of all the outstanding notes, (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related contracts or distributions that are required to be made for the benefit of the noteholders, (2) reduce the aforesaid percentage of the noteholders which are required to consent to any amendment of the sale and servicing agreement, the owner trust agreement or the administration agreement or (3) result in a taxable event to any of the noteholders for federal income tax purposes or result in the trust being an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

     It is intended that the trust will not constitute a separate entity for federal income tax purposes during the time that the seller holds the entire equity interest in the trust; provided, however, that at any time that equity interests in the trust are held by more than one holder, the sale and servicing agreement, the owner trust agreement and the administration agreement may be amended, as necessary and in accordance with the preceding paragraph, to reflect the appropriate treatment of the trust as a partnership for federal income tax purposes. See "Material Federal Income Tax Consequences" below.

Termination

     The obligations of the servicer, the seller, the owner trustee and the indenture trustee with respect to the related noteholders pursuant to the owner trust agreement, the sale and servicing agreement or the indenture will terminate as described under "Description of the Transfer and Servicing Agreements--Termination" in the accompanying prospectus and as set forth below.

     The indenture trustee will give written notice of the termination of the obligations of the servicer, the seller, the owner trustee or the indenture trustee to each noteholder of record. The final distribution to each noteholder will be made only upon surrender and cancellation of that holder's notes at the office or agency of the indenture trustee specified in the notice of termination. The indenture trustee will return, or cause to be returned, any unclaimed funds to the trust.

     Promptly following the date on which all principal of and interest on the notes has been paid in full and the notes have been surrendered to the indenture trustee, the indenture trustee will, if the insurer has paid any amount in respect of the notes under the insurance policy that has not been reimbursed to the insurer, deliver the surrendered notes to the insurer.

Optional Purchase

     In order to avoid excessive administrative expenses, the servicer will be permitted, at its option, to purchase the remaining contracts from the trust on any Distribution Date as of which the Pool Balance has been reduced to 10% or less of the Pool Balance as of the Initial Cut-Off Date plus the anticipated aggregate principal balance of all subsequent contracts to be transferred to the trust during the Funding Period. The price the servicer must pay to exercise the Optional Purchase will be equal to the greater of (1) the sum of (A) the Pool Balance on the date of purchase and (B) any accrued and unpaid interest on the contracts and (2) the sum of (A) the aggregate unpaid principal amount of the notes, (B) any accrued and unpaid interest thereon and (C) all amounts due to the servicer, the owner trustee, the indenture trustee and the insurer under the sale and servicing agreement, the owner trust agreement, the indenture, the administration agreement and the insurance agreement. Any outstanding notes will be redeemed concurrently with an Optional Purchase as described under "Optional Redemption" above.

Payment in Full of Notes

     Upon the payment in full of all outstanding notes and the satisfaction and discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the seller will succeed to all the rights of the noteholders, under the sale and servicing agreement, except as otherwise provided therein.

Description of the Administration Agreement

     Pursuant to the administration agreement, AutoNation Financial Services Corp. will serve as the administrator and will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to an annual administration fee. The administration fee will be paid by the servicer.

                    Description of the Insurance Policy

     The following information has been supplied by MBIA Insurance Corporation, the insurer, for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the insurance policy and the insurer set forth under the headings "Description of the Insurance Policy" and "Description of the Insurer" herein. Additionally, the insurer makes no representation regarding the notes or the advisability of investing in the notes.

     The insurer, in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the insurer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Payment.

     The insurer's obligations under the insurance policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Payments will be made only at the time set forth in the insurance policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the insurer.

     Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

     The insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the insurer's fiscal agent of the following:

     . a certified copy of the order requiring the return of a preference payment;

     . an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

     . an assignment in a form that is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

     . appropriate instruments to effect the appointment of the insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the insurer;

provided that if these documents are received after 12:00 noon, New York time, on that business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

     The insurer will pay any other amount payable under the insurance policy no later than 12:00 noon, New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer of a notice from the indenture trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it will be deemed not to have been received by the insurer's fiscal agent for the purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Insured Payments due under the insurance policy, unless otherwise stated therein, will be disbursed by the insurer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Payment and legally available therefor.

     The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the insurance policy.

     Subject to the terms of the sale and servicing agreement, the insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the insurer under the insurance policy.

     Capitalized terms used in the insurance policy and not otherwise defined in the insurance policy shall have the meanings set forth in the sale and servicing agreement as of the date of execution of the insurance policy, without giving effect to any subsequent amendment or modification to the sale and servicing agreement unless such amendment or modification has been approved in writing by the insurer.

     The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

     The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     A form of the insurance policy is attached to this prospectus supplement as Exhibit A.

                         Description of the Insurer

The Insurer

     MBIA Insurance Corporation, the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the insurer. The insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information about the Insurer

The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

 .    MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2000;

 .    MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
     2001; and

 .    the report on Form 8-K filed by MBIA Inc. on January 30, 2001.

     Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     The consolidated financial statements of the insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the three years in the period ended December 31, 2000, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2000, and the consolidated financial statements of the insurer and its subsidiaries as of June 30, 2001 and for the six month period ended June 30, 2001 and June 30, 2000 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

     MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

 .    MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2000;

 .    MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30,
     2001; and

 .    the report on Form 8-K filed by MBIA Inc. on January 30, 2001 are available:

 .    over the Internet at the Securities and Exchange Commission's web site at
     http://www.sec.gov;

 .    at the Securities and Exchange Commission's public reference room in
     Washington, D.C.;

 .    over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

 .    at no cost, upon request to MBIA Insurance Corporation, 113 King Street,
     Armonk, New York 10504. The telephone number of the insurer is (914) 273-4545.

     The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:


                                  Statutory Accounting                                            Generally Accepted
                                        Practices                                               Accounting Principles
                            ---------------------------------                              --------------------------------
                              December 31,       June 30,                                   December 31,       June 30,
                                  2000             2001                                         2000             2001
                            ----------------  ---------------                              ---------------  ---------------
                               (Audited)        (Unaudited)                                   (Audited)       (Unaudited)
                                      (In Millions)                                                 (In Millions)
Admitted Assets..........             $7,627           $8,138   Assets..................          $8,450           $8,999
Liabilities..............              5,245            5,775   Liabilities.............           3,642            3,997
Capital and Surplus......              2,382            2,363   Shareholder's Equity....           4,808            5,002

Financial Strength Ratings of the Insurer

     Moody's Investors Service, Inc. rates the financial strength of the insurer "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the insurer "AAA."

     Fitch rates the financial strength of the insurer "AAA."

     Each rating of the insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                                Legal Investment

     The class A-1 notes will be eligible securities for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    Material Federal Income Tax Consequences

     Weil, Gotshal & Manges LLP has delivered its opinion, under current law and subject to the qualifications set forth therein, that upon the issuance of the notes, although no authority exists directly relating to the proper characterization of securities similar to the notes or to an entity similar to the trust, for federal income tax purposes, (1) the notes will be characterized as debt and (2) the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as indebtedness for federal, state and local income, single business and franchise tax purposes. See "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the trust and the notes.

                              ERISA Considerations

     Subject to the considerations set forth below and under "ERISA Considerations" in the prospectus, the notes may be purchased by an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended, which is generally referred to as "ERISA" or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of a benefit plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Section 406 of ERISA prohibits parties in interest or disqualified persons with respect to a benefit plan from engaging in transactions (including loans) involving a benefit plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a benefit plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing benefit plan unless exceptions apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is very little authority directly on point and there can be no assurances in this regard, the seller believes that the notes offered hereby should not be treated as "equity interests" for purposes of the Plan Asset Regulation. That belief is based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. In the event that the insurer's obligations under the insurance policy cease or otherwise become unavailable, the notes might not be treated as debt for purposes of ERISA. Accordingly, on the date hereof, and thereafter, unless the insurer's obligations under the insurance policy cease or otherwise become unavailable, the acquisition of the notes by benefit plan investors should not cause the assets of the trust to be treated as Plan Assets for purposes of Title I of ERISA.

     However, the notes may not be purchased with the assets of a benefit plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates (a) has investment or administrative discretion with respect to the benefit plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the benefit plan assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the benefit plan assets and (2) will be based on the particular investment needs for the benefit plan; or (c) is an employer maintaining or contributing to the benefit plan.

     The issuer, the servicer or affiliates thereof might be considered or might become parties in interest with respect to a benefit plan. In either case, the acquisition or holding of notes by or on behalf of a benefit plan could give rise to an indirect prohibited transaction within the meaning of ERISA and the Internal Revenue Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts transactions effected on behalf of a benefit plan by a "qualified professional asset manager," PTCE 90-1, which exempts transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts transactions involving bank collective investment funds, PTCE 95-60, which exempts transactions involving insurance company general accounts, or PTCE 96-23, which exempts transactions effected on behalf of a benefit plan by "in-house asset managers."

     Each purchaser or transferee of a note that is a benefit plan will be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

     Each benefit plan fiduciary should consult with its attorneys and financial advisors as to the propriety of an investment in the notes in light of the circumstances of the particular benefit plan and the restrictions of ERISA and
Section 4975 of the Internal Revenue Code.

                                Underwriting

     Subject to the terms and conditions set forth in an underwriting agreement between the seller and the underwriters named below, the seller has agreed to cause the trust to sell to each of the underwriters, and each of the underwriters has agreed to purchase, the principal amount of the notes set forth opposite its name in the table below:

                                            Principal           Principal            Principal          Principal
                                            Amount of           Amount of            Amount of          Amount of
                                            Class A-1           Class A-2            Class A-3          Class A-4
Underwriters                                  Notes               Notes                Notes              Notes
------------                           ----------------    ----------------     ---------------    -------------------

Banc of America Securities LLC........ $  96,000,000       $  96,000,000        $121,000,000       $  74,000,000
First Union Securities, Inc........... $  46,500,000       $  46,500,000        $  60,000,000      $  36,500,000
J.P. Morgan Securities Inc............ $  46,500,000       $  46,500,000        $  60,000,000      $  36,500,000
Goldman, Sachs & Co................... $  21,000,000       $  21,000,000        $  26,000,000      $  16,000,000
                                       ----------------    ----------------     ---------------    -------------------
         Total........................ $210,000,000        $210,000,000         $267,000,000       $163,000,000

     The price to the public, underwriters' discounts and commissions, the concessions that the underwriters may allow to dealers, and the discounts that the dealers may reallow to other dealers, each expressed as a percentage of the principal amount of each class of notes, will be as follows:


                                          Price to             Underwriting            Concessions            Discounts
                                           public             discounts and            to dealers              between
                                                              commissions(1)                                   dealers
                                     -------------------  --------------------    ------------------    -----------------

Class A-1 Notes.....................         100.000000%            0.1250%                0.0750%                0.0400%
Class A-2 Notes.....................          99.997347%            0.2000%                0.1200%                0.0600%
Class A-3 Notes.....................          99.986561%            0.2100%                0.1260%                0.0750%
Class A-4 Notes.....................          99.991712%            0.2500%                0.1500%                0.0750%

(1) Includes all items considered by the National Association of Securities Dealers to be underwriting compensation for purposes of the NASD's Rules of Fair Practice.

     After the offering is completed, the seller will receive the proceeds, after deduction of the underwriting and other expenses, listed below:


                                                                                           Underwriting discounts
                                           Proceeds to Seller                                 and commissions(1)
                                     ---------------------------------                 --------------------------------
Class A-1 Notes..................... $209,737,500         (99.875000%)                 $262,500               (0.1250%)
Class A-2 Notes..................... $209,574,429         (99.797347%)                 $420,000               (0.2000%)
Class A-3 Notes..................... $266,403,418         (99.776561%)                 $560,700               (0.2100%)
Class A-4 Notes..................... $162,578,991         (99.741712%)                 $407,500               (0.2500%)

(1) Includes all items considered by the National Association of Securities Dealers to be underwriting compensation for purposes of the NASD's Rules of Fair Practice.

     After the public offering, the public offering price and other selling terms may be changed by the underwriters. Additional offering expenses payable by the seller are estimated to be $500,000.

     The underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions with respect to the notes. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. These over-allotment transactions, stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of these transactions. Neither the seller nor the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of their respective businesses, each underwriter and its affiliates have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with the seller, its affiliates and the trust. In addition, several multi-seller commercial paper conduits for which affiliates of some of the underwriters provide administrative services and/or committed liquidity lines will receive a portion of the proceeds of the notes. Each underwriter may from time to time take positions in the notes.

     The seller and AutoNation Financial Services Corp. have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof.

                                  Legal Matters

     Relevant legal matters with respect to the notes and with respect to the federal income tax matters discussed under "Material Federal Income Tax Consequences" in the accompanying prospectus will be passed upon for the seller by Weil, Gotshal & Manges LLP, New York, New York. In addition, relevant matters of Florida law will be passed upon for the trust and the seller by Tripp Scott, P.A., Fort Lauderdale, Florida. Relevant legal matters with respect to the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Relevant legal matters relating to the insurer will be passed upon for the insurer by Kutak Rock LLP, Omaha, Nebraska.

                                     Experts

     The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2000 and December 31, 1999 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    Glossary

     "Amount Financed" means, with respect to a contract, the aggregate amount advanced by AutoNation Financial Services Corp. under the contract toward the purchase price of the related financed vehicle and related costs, including amounts advanced in respect of accessories, extended service or warranty contracts and other items customarily financed as part of retail automobile installment sales contracts, excluding any collision and/or comprehensive insurance premiums.

     "Available Funds" means, with respect to a Distribution Date and the related Collection Period, the following:

          (1) amounts received with respect to the contracts in the related Collection Period representing monthly principal and interest payments;

          (2) full and partial prepayments by the related obligor;

          (3) any Net Liquidation Proceeds;

          (4) any Net Insurance Proceeds;

          (5) any amounts deposited by AutoNation Financial Services Corp. or the seller, as applicable, in the collection account to purchase or repurchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by AutoNation Financial Services Corp. in the receivables purchase agreement or by the seller in the sale and servicing agreement, as applicable, that materially and adversely affect the interests of the noteholders or the insurer;

          (6) any amounts deposited by the servicer in the collection account to purchase contracts as a remedy for breach of the servicer's representations, warranties and covenants relating to the servicing of the contracts;

          (7) any amounts deposited by the servicer in the collection account pursuant to an Optional Purchase;

          (8) income from Eligible Investments of funds on deposit in the Trust Accounts (other than the spread account);

          (9) the Monthly Capitalized Interest Amount for that Distribution Date; and

          (10) if the Distribution Date immediately precedes the mandatory redemption date, the amount on deposit in the prefunding account.

     "Closing Date" means September 28, 2001.

     "Collection Period" means, with respect to any Distribution Date, the calendar month immediately preceding the calendar month in which that Distribution Date occurs (or, in the case of the first Collection Period, the period of time from but excluding the Initial Cut-Off Date through the last day of the calendar month immediately preceding the month in which the first Distribution Date occurs).

     "Defaulted Contract" means, with respect to any Collection Period, a contract (1) which, at the end of that Collection Period, is deemed uncollectible by the servicer in accordance with its customary procedures, (2) in respect of which all amounts more than one hundred and twenty (120) days past due represent in the aggregate $40 or more, (3) in respect of which the related financed vehicle has been repossessed and liquidated, or (4) in respect of which the servicer has repossessed and held the related financed vehicle in its repossession inventory for 91 days or more, whichever occurs first.

     "Deficiency Amount" means, for any Distribution Date, the sum of (a) the excess, if any, of (1) the Note Interest Distributable Amount with respect to all classes of notes for that Distribution Date over (2) the sum of (A) the Available Funds for that Distribution Date (after giving effect to the distributions described in clauses (1) through (3) under "Description of the Transfer and Servicing Agreements--Distributions" for that Distribution Date) and (B) the amount to be on deposit in the spread account for that Distribution Date (after giving effect to any withdrawals to pay amounts described in clauses
(1) through (3) under "Description of the Transfer and Servicing Agreements--Distributions" for that Distribution Date) and (b) the Guaranteed Note Principal Amount for that Distribution Date.

     "Distribution Date" means the 15th day of each month or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the insurer is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the owner trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day.

     "Eligible Investments" means any one or more of the following obligations or securities, all of which will be denominated in United States dollars:

          (1) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and, to the extent, at the time of investment, acceptable to the insurer and each rating agency for securities having a rating equivalent to the rating of the notes at the Closing Date, the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;

          (2) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the indenture trustee or the owner trustee) incorporated under the laws of the United States of America or any state and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of the investment or contractual commitment providing for the investment the short-term, unsecured debt obligations of that depository institution or trust company have credit ratings from Standard & Poor's at least equal to "A-1+" and from Moody's at least equal to "P-1"; provided that any demand and time deposits will be fully insured by the Federal Deposit Insurance Corporation and any certificates of deposit must be secured at all times by collateral described in clause (1) above, the collateral must be held by a third party and the indenture trustee must have a perfected first priority security interest in the collateral;

          (3) repurchase obligations with a term not to exceed 30 days and with respect to (a) any security described in clause (1) above or (b) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States of America, in either case entered into with any depository institution or trust company (including the indenture trustee and the owner trustee), acting as principal, described in clause (2) above; provided, however, that collateral transferred pursuant to a repurchase obligation must be of the type described in clause (1) above and must
(x) be marked- to-market weekly at current market price plus accrued interest,
(y) pursuant to that valuation, be equal at all times to 105% of the cash transferred by the indenture trustee in exchange for the collateral and (z) be delivered to the indenture trustee or, if the indenture trustee is supplying the collateral, an agent for the indenture trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (4) commercial paper having the highest rating by Standard & Poor's and Moody's at the time of the investment;

          (5) investments in money market funds or money market mutual funds registered under the Investment Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933, having a rating from Standard & Poor's and Moody's in the highest investment category granted thereby, including funds for which the indenture trustee, the owner trustee or any of their respective affiliates is investment manager or advisor; and

          (6) other obligations or securities acceptable to the insurer, as evidenced by a letter from the insurer to the indenture trustee (which acceptability may be revoked at any time by the insurer).

     "Final Scheduled Distribution Date" means the date on or by which the full outstanding principal amount of each class of notes will be repaid, which (1) in the case of the class A-1 notes, will be October 15, 2002, (2) in the case of the class A-2 notes, will be June 15, 2004, (3) in the case of the class A-3 notes, will be October 17, 2005 and (4) in the case of the class A-4 notes, will be June 16, 2008.

     "Funding Period" means the period beginning on and including the Closing Date and ending on the earliest of (a) the first date on which the amount on deposit in the prefunding account (after giving effect to any transfers therefrom in connection with the transfer of subsequent contracts to the issuer on that date) is less than $100,000, (b) the date on which an event of default or a servicer default occurs and (c) the close of business on December 27, 2001.

     "Guaranteed Note Principal Amount" means, for any Distribution Date, the lesser of (a) the excess, if any, of (1) the Note Principal Distributable Amount for that Distribution Date over (2) the sum of (A) the Available Funds for that Distribution Date (after giving effect to the distributions described in clauses
(1) through (4) under "Description of the Transfer and Servicing Agreements--Distributions" above for that Distribution Date) and (B) the amount to be on deposit in the spread account for that Distribution Date (after giving effect to any withdrawals to pay amounts described in clauses (1) through (4) under "Description of the Transfer and Servicing Agreements--Distributions" for that Distribution Date) and (b) the excess, if any, of (1) the outstanding principal amount of the notes for that Distribution Date (after giving effect to all payments of principal of the notes on that Distribution Date other than from an Insured Payment) over (2) the sum of (A) the Pool Balance as of the last day of the preceding Collection Period, (B) the amount on deposit in the prefunding account on the last day of the preceding Collection Period and (C) the amount to be on deposit in the spread account (after giving effect to any withdrawals to pay amounts described in clauses (1) through (6) under "Description of the Transfer and Servicing Agreements--Distributions" for that Distribution Date); provided, however, on the Final Scheduled Distribution Date for a class of notes, the Guaranteed Note Principal Amount shall be at least equal to the outstanding principal amount of that class of notes on that Final Scheduled Distribution Date (after giving effect to all payments of principal of the notes on that Final Scheduled Distribution Date other than from an Insured Payment).

     "Initial Cut-Off Date" means August 31, 2001.

     "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

     "Insurer Default" means the occurrence and continuance of any of the following events:

          (1) the insurer shall have failed to make a payment required to be made under the insurance policy in accordance with its terms;

          (2) the insurer shall have (a) filed a petition or commenced any case or proceeding in respect of the insurer under any provision or chapter of the United States Bankruptcy Code or similar state laws, (b) made a general assignment for the benefit of its creditors or (c) had an order for relief entered against it under the United States Bankruptcy Code or similar state laws which is final and nonappealable; or

          (3) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

     "Interest Accrual Period" means, with respect to any Distribution Date, the period from and including the previous Distribution Date or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding that Distribution Date.

     "Liquidation Expenses" means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Contract and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

     "Monthly Capitalized Interest Amount" means, the lesser of (x) the amount on deposit in the capitalized interest account and (y) in the case of the October 2001 Distribution Date, $49,940.88, the November 2001 Distribution Date, $91,068.67, the December 2001 Distribution Date, $88,130.97, the January 2002 Distribution Date, $88,130.97, and in the case of any other Distribution Date, zero.

     "Monthly Scheduled Payment" means, with respect to any contract in any given month, the amount of the scheduled payment of principal and interest on the contract for that month, exclusive of any late payment charges or extension fees.

     "Net Insurance Proceeds" means the proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract (other than funds used for the repair of the related financed vehicle or proceeds released to the related obligor in excess of the principal balance of the contract, and all accrued interest thereon and all other amounts due thereunder), after reimbursement to the servicer of expenses recoverable under that insurance policy.

     "Net Liquidation Proceeds" means, with respect to any contract that becomes a Defaulted Contract, the amount received by the servicer in respect of that contract during or after the Collection Period in which that contract becomes a Defaulted Contract (excluding Liquidation Expenses with respect to that contract).

     "Note Interest Carryover Shortfall" means, with respect to any Distribution Date and a class of notes, the sum of (1) the excess, if any, of the Note Interest Distributable Amount for that class for the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on the preceding Distribution Date and (2) to the extent permitted by applicable law, interest on the amount of interest due but not paid to noteholders of that class on the preceding Distribution Date at the related interest rate for the related Interest Accrual Period; provided, however, that the Note Interest Carryover Shortfall for the first Distribution Date shall be zero.

     "Note Interest Distributable Amount" means, with respect to any Distribution Date and a class of notes, the sum of (1) an amount equal to the interest accrued during the related Interest Accrual Period at the related interest rate for that class of notes on the outstanding principal amount of that class of notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of the class of notes) and (2) the Note Interest Carryover Shortfall for that class of notes for that Distribution Date.

     "Note Principal Carryover Shortfall" means, as of the close of business of any Distribution Date, the excess of the Note Principal Distributable Amount for that Distribution Date over the amount in respect of principal that is actually paid from the note distribution account on that Distribution Date.

     "Note Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (1) the Principal Distributable Amount for that Distribution Date and (2) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; provided that the Note Principal Distributable Amount will not exceed the aggregate outstanding principal amount of the notes. Notwithstanding the foregoing, the Note Principal Distributable Amount on the Final Scheduled Distribution Date for each class of notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the related class of notes to zero.

     "Optional Purchase" means the purchase by the servicer, at its option, of the remaining contracts from the trust on any Distribution Date as of which the Pool Balance has been reduced to an amount less than or equal to 10% of the original Pool Balance.

     "Overcollateralization Amount" means the amount by which the initial Pool Balance as of the Initial Cut-Off Date and the Pool Balance as of any Subsequent Cut-Off Date will exceed the outstanding principal balance of the notes.

     "Parties In Interest" means parties in interest or disqualified persons with respect to an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

     "Payment Default" means either (1) a default for five days or more in the payment of any interest on any note or (2) a default in the payment of any principal on the applicable Final Scheduled Distribution Date for a class of notes.

     "Plan Asset Regulation" means the United States Department of Labor regulation (29 CFR Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

     "Pool Balance" means, as of any date of determination, the aggregate principal balance of the contracts other than the Defaulted Contracts and Purchased Contracts, which will be $756,379,849.49 as of the Initial Cut-Off Date.

     "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     "Principal Balance" means, with respect to a contract, as of any date of determination, the Amount Financed under the terms of the contract minus that portion of all Monthly Scheduled Payments and any full or partial prepayments in respect of the contract received on or prior to the end of the most recently ended Collection Period and allocable to principal as determined by the servicer. For purposes of this definition, allocations between interest and principal of the Monthly Scheduled Payment for each contract by the servicer shall be made in accordance with the terms of each contract.

     "Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Collection Period:

          (1) all collections received on contracts (other than Defaulted Contracts and Purchased Contracts) allocable to principal as determined by the servicer, including full and partial principal prepayments;

          (2) the Principal Balance of all contracts (other than Purchased Contracts) that became Defaulted Contracts during the related Collection Period; and

          (3) the Principal Balance as of the date of purchase of all contracts that became Purchased Contracts as of the immediately preceding date of the servicer's report.

     "Purchase Amount" means, with respect to a Purchased Contract, the Principal Balance of the contract as of the date of purchase or repurchase of the contract by AutoNation Financial Services Corp. or the seller, plus accrued and unpaid interest thereon to the date of purchase or repurchase at the applicable APR.

     "Purchased Contract" means a contract that (1) has been repurchased by AutoNation Financial Services Corp. or the seller because of material defects in documents related to the contract or breaches of representations and warranties made by the seller in the sale and servicing agreement regarding the contract or by AutoNation Financial Services Corp. in the receivables purchase agreement that materially and adversely affect the interests of the issuer, the indenture trustee, the owner trustee, the noteholders or the insurer, (2) has been purchased by the servicer because of breaches by the servicer of its servicing covenants or (3) has been purchased by the servicer in the event of an Optional Purchase.

     "Spread Account Required Amount" means an amount calculated pursuant to a formula agreed to by the parties to the insurance agreement and each of the rating agencies.

     "Subsequent Cut-Off Date" means the date specified in the related subsequent transfer agreement among the issuer, the seller and the servicer, provided, however, that any Subsequent Cut-Off Date will be on or before the subsequent transfer date on which the subsequent contracts are to be transferred.

     "Trust Bankruptcy Event" means events of bankruptcy, insolvency, receivership or liquidation with respect to the trust specified in the indenture.

     "Trust Property" means the property of the trust, which consists of the following:

          (1) the contracts, all of which will have been purchased from the seller and are secured by financed vehicles;

          (2) all documents relating to the contracts, including the servicing records in hard or electronic form;

          (3) collections and all other amounts due under the initial contracts after the Initial Cut-Off Date and under the subsequent contracts after any Subsequent Cut-Off Date;

          (4) liens on the financed vehicles and the right to receive proceeds from claims on any related insurance policies covering the financed vehicles or the related obligors;

          (5) all amounts on deposit in the collection account, the payment account, the note distribution account, the prefunding account, the capitalized interest account and the spread account, including the principal amount of all Eligible Investments credited to the collection account, the prefunding account, the capitalized interest account and the spread account (and any investment income thereon);

          (6) the rights of the seller (but not its obligations) under the receivables purchase agreement and any subsequent purchase agreement; and

          (7) all proceeds of the foregoing.

Exhibit A to Prospectus Supplement

                     FORM OF NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS:  $850,000,000                       POLICY NUMBER:  36176

                  ANRC Auto Owner Trust 2001-A,
                  2.57875% Asset-Backed Notes,
                  Class A-1 3.03% Asset-Backed Notes,
                  Class A-2 3.76% Asset-Backed Notes,
                  Class A-3 4.32% Asset-Backed Notes,
                  Class A-4 (collectively, the "Obligations")

     MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by The Chase Manhattan Bank, or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

     Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

     As used herein, the following terms shall have the following meanings:

     "Agreement" means the Sale and Servicing Agreement dated as of September 28, 2001 among AutoNation Financial Services Corp., as Servicer and as Custodian, AutoNation Receivables Corporation, as Seller, ANRC Auto Owner Trust 2001-A, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

     "Business Day" means any day other than (a) a Saturday or a Sunday, (b) a day on which the Insurer is closed or (c) a day on which commercial banking institutions or savings associations located in New York, New York or in the city in which the Owner Trustee Corporate Trust Office or the Corporate Trust Office is located are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

     "Deficiency Amount" means for any Distribution Date, the sum of (a) the excess, if any, of (i) the Note Interest Distributable Amount with respect to all Classes of Notes for such Distribution Date over (ii) the sum of (x) the Available Funds for such Distribution Date (after giving effect to distributions pursuant to clauses (i) through (iii) of Section 4.03(a) of the Agreement for such Distribution Date) and (y) the amount to be on deposit in the Spread Account for such Distribution Date (after giving effect to any withdrawals to pay amounts pursuant to clauses (i) through (iii) of Section 4.03(a) of the Agreement for such Distribution Date) and (b) the Guaranteed Note Principal Amount for such Distribution Date.

     "Guaranteed Note Principal Amount" shall mean for any Distribution Date, the lesser of (a) the excess, if any, of (i) the Note Principal Distributable Amount for such Distribution Date over (ii) the sum of (x) the Available Funds for such Distribution Date (after giving effect to distributions pursuant to clauses (i) through (iv) of Section 4.03(a) of the Agreement for such Distribution Date) and (y) the amount to be on deposit in the Spread Account for such Distribution Date (after giving effect to any withdrawals to pay amounts pursuant to clauses (i) through (iv) of Section 4.03(a) of the Agreement for such Distribution Date) and (b) the excess, if any, of (i) the Outstanding Principal Amount of the Notes for such Distribution Date (after giving effect to all payments of principal of the Notes on such Distribution Date other than from an Insured Payment) over (ii) the sum of (x) the Pool Balance as of the last day of the preceding Collection Period, (y) the amount on deposit in the Prefunding Account on the last day of the preceding Collection Period and (z) the amount to be on deposit in the Spread Account (after giving effect to any withdrawals to pay amounts pursuant to clauses (i) through (vi) of Section 4.03(a) of the Agreement for such Distribution Date); provided, however, on the Final Scheduled Distribution Date for such Class of Notes, the Guaranteed Note Principal Amount shall be at least equal to the Outstanding Principal Amount of such Class of Notes on such Final Scheduled Distribution Date (after giving effect to all payments of principal of the Notes on such Final Scheduled Distribution Date other than from an Insured Payment).

     "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

     "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Notes to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 28th day of September, 2001.

                                    MBIA INSURANCE CORPORATION

                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:


Attest:

By:
   --------------------------
      Secretary

                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                              POLICY NUMBER: 36176

                           NOTICE UNDER NOTE GUARANTY
                         INSURANCE POLICY NUMBER: 36176

State Street Bank and Trust Company, N.A.,
         as Fiscal Agent for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
            Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

     The undersigned, a duly authorized officer of [NAME OF TRUSTEE], as trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: 36176 (the "Policy") issued by the Insurer in respect of the $850,000,000 ANRC Auto Owner Trust 2001-A, 2.57875% Asset-Backed Notes, Class A-1, 3.03% Asset-Backed Notes, Class A-2, 3.76% Asset-Backed Notes, Class A-3 and 4.32% Asset-Backed Notes, Class A-4 (the "Obligations"), that:

          (a) the Indenture Trustee is the indenture trustee under the Sale and Servicing Agreement dated as of September 28, 2001 among AutoNation Financial Services Corp., as Servicer and as Custodian, AutoNation Receivables Corporation, as Seller, ANRC Auto Owner Trust 2001-A, as Issuer, and the Indenture Trustee, as indenture trustee for the Owners;

          (b) the amount under clause (a)(i) of the definition of Deficiency Amount for the Distribution Date occurring on [ ] (the "Applicable Distribution Date") is $[ ];

          (c) the amount under clause (a)(ii) of the definition of Deficiency Amount for the Applicable Distribution Date is $[ ];

          (d) the excess, if any, of the amount in paragraph (b) above over the amount in paragraph (c) above for the Applicable Distribution Date is $[ ], which is the amount due under clause (a) of the definition of Deficiency Amount for the Applicable Distribution Date;

          (e)the amount due under clause (b) of the definition of Deficiency Amount for the Applicable Distribution Date is $[ ];

          (f) the sum of the amounts listed in paragraphs(d) and (e) above is
     $[     ] (the "Deficiency Amount");

          (g) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[ ] (the "Preference Amount");

          (h) the total Insured Payment due is $[ ], which amount equals the sum of the Deficiency Amount and the Preference Amount;

          (i) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (f) above to be applied to the payment of the Deficiency Amount for the Applicable Distribution Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (g) above to be applied to the payment of any Preference Amount; and

          (j) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
     [TRUSTEE'S ACCOUNT NUMBER].

     Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

     Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

     IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this
Notice under the Policy as of the [    ] day of [    ], [     ].

                                        [NAME OF TRUSTEE], as Indenture Trustee

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

--------------------------------------------------------------------------------
Neither the notes, the certificates nor the underlying contracts are insured by AutoNation Receivables Corporation, AutoNation Financial Services Corp. or any governmental agency.

The notes and the certificates will represent obligations of an interests in a trust and will not represent obligations of or interest in AutoNation Receivables Corporation, AutoNation Financial Services Corp. or any of their affiliates.

This prospectus may be used to offer and sell any series of notes or certificates only if accompanied by the prospectus supplement for that series.
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Prospectus

ANRC Auto Owner Trusts

AutoNation Receivables Corporation, Seller

AutoNation Financial Services Corp., Servicer
Asset-Backed Notes and Certificates

The owner trusts:

 .    may periodically issue asset-backed notes and certificates in one or more series with one or more classes; and

 .    will own:

     . fixed rate motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks;
     .   collections on the contracts;
     . liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;
     .   funds in the accounts of the trust;
     .   any enhancements issued in favor of the trust; and
     .   proceeds of these assets.

The notes:

 .    will represent obligations of a trust and will be paid only from the assets of that trust;
 .    will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
 .    may have one or more forms of enhancement; and
 .    will be issued as part of a series which may include one or more classes of notes and certificates.

The certificates:

 .    will represent beneficial interests in a trust and will be paid only from the assets of that trust;
 .    may have one or more forms of enhancement;
 .    will be issued as part of a series which may include one or more classes of notes and certificates; and
 .    may be offered to the public or initially retained by the seller or one of its affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

             The date of this Prospectus is September 21, 2001

                             Table of Contents

Overview of the Information in this Prospectus and
the Prospectus Supplement......................................................2

Description of the Trusts......................................................3

Description of the Trustees....................................................4

AutoNation Financial Services Corp.'s Portfolio of
Motor Vehicle Contracts........................................................4
   Origination of Motor Vehicle Contracts .....................................4
   Underwriting of Motor Vehicle Contracts.....................................4
   Insurance...................................................................7
   Collection Procedures.......................................................7
   Modifications and Extensions ...............................................7
   Delinquency and Loan Loss Information ......................................8

Description of the Contracts...................................................8
   The Receivables Pool........................................................8
   Calculation Method .........................................................8

Prefunding Arrangements........................................................9

Prepayment and Yield Considerations...........................................10

Pool Factor and Pool Information..............................................10

Use of Proceeds...............................................................11

Description of the Seller.....................................................11

Description of AutoNation Financial Services
Corp..........................................................................12

Description of World Omni Financial Corp. ....................................13

Description of AutoNation, Inc. ..............................................13

Description of the Securities.................................................14
   The Notes .................................................................14
   The Certificates ..........................................................14
   Ratings of the Securities .................................................15
   Principal and Interest on the Securities ..................................15
   Book-Entry Registration ...................................................15
   Definitive Securities .....................................................17
   List of Securityholders ...................................................17
   Statements to Securityholders .............................................18

Description of the Transfer and Servicing
Agreements....................................................................19
   Sale and Assignment of the Contracts ......................................19
   The Collection Account and Eligible
     Investments..............................................................21
   Other Accounts ............................................................21
   Payments on Contracts .....................................................21
   Payments and Distributions on the Securities ..............................22
   Credit and Cash Flow Enhancement ..........................................22
   Insurance on Financed Motor Vehicles ......................................22
   Servicer Reports to the Trustees and the Insurer ..........................23
   Optional Purchase of Contracts ............................................23
   Servicing Fee .............................................................23
   Waivers and Extensions ....................................................23
   Realization upon Defaulted Contracts ......................................24
   Evidence as to Compliance .................................................24
   Material Matters Regarding the Servicer ...................................24
   Defaults by the Servicer ..................................................25
   Rights upon Default by the Servicer .......................................25
   Amendment .................................................................26
   Termination ...............................................................26
   The Owner Trustee and Indenture Trustee ...................................27
   Description of the Administration Agreement ...............................28

Description of the Indenture..................................................28
   Modification of Indenture .................................................28
   Events of Default under the Indenture; Rights
     upon Event of Default ...................................................29
   Material Covenants ........................................................30
   Annual Compliance Statement ...............................................31
   Indenture Trustee's Annual Report .........................................31
   Satisfaction and Discharge of Indenture ...................................31
   The Indenture Trustee .....................................................31

Legal Aspects of the Contracts................................................32
   Security Interests in the Financed Motor
     Vehicles.................................................................32
   Repossession ..............................................................33
   Notice of Sale; Redemption Rights .........................................34
   Deficiency Judgments and Excess Proceeds ..................................34
   Consumer Protection Laws ..................................................34
   Other Limitations .........................................................35
   Repurchase Obligation .....................................................36

Material Federal Income Tax Consequences......................................36
   Tax Characterization of Each Trust ........................................37
   Tax Consequences to Holders of the Notes ..................................37
   Taxation of Non-U.S. Holders of Notes .....................................40
   Information Reporting and Backup Withholding ..............................41
   Tax Consequences to Holders of the Certificates ...........................41
   Taxation of Non-U.S. Holders of Certificates ..............................45
   State and Local Taxation ..................................................46

ERISA Considerations..........................................................46

Underwriting..................................................................47

Legal Matters.................................................................47

Reports to Securityholders....................................................48

Where You Can Find More Information...........................................48

Glossary......................................................................49

               Overview of the Information in this Prospectus
                       and the Prospectus Supplement

         We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

                 .     the type of securities offered;
                 .     the timing and amount of interest and principal payments;
                 .     the contracts underlying your securities;
                 .     the credit enhancement for each class;
                 .     the credit ratings; and
                 .     the method for selling the securities.

         Whenever information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

         We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The preceding table of contents and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

         You can find a glossary where capitalized terms are defined beginning on page 49 in this prospectus.

                          -----------------------

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To understand the structure of these securities you must read carefully this prospectus and the accompanying prospectus supplement in their entirety.
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                         Description of the Trusts

         Each owner trust will from time to time issue asset-backed notes and may issue asset-backed certificates in one or more series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this prospectus.

         With respect to each series of securities, AutoNation Receivables Corporation, a wholly-owned special purpose, bankruptcy remote subsidiary of AutoNation Financial Services Corp., as seller, will establish a separate trust pursuant to an owner trust agreement, which may be amended and supplemented from time to time, between the seller and the owner trustee specified in the related prospectus supplement for the transactions described herein and in the related prospectus supplement. The notes will represent indebtedness of the related trust and will be issued and secured pursuant to an indenture between the trust and the indenture trustee specified in the related prospectus supplement.

         To the extent specified in the related prospectus supplement, the property of each trust will include:

                  (1) a pool of motor vehicle retail installment sales contracts, all of which are secured by new and/or used automobiles and/or light-duty trucks;

                  (2) documents relating to the contracts, including all servicing records in hard or electronic form;

                  (3) collections and all other amounts due under the contracts after the Cut-Off Date specified in the related prospectus supplement;

                  (4) liens on the related financed motor vehicles and the rights to receive proceeds from claims on any related insurance policies covering the financed motor vehicles or the related obligors;

                  (5) all amounts on deposit in the applicable trust accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the contracts or as otherwise specified in the related prospectus supplement);

                  (6) the benefits of any form of credit enhancement identified in the applicable prospectus supplement;

                  (7) the right of the seller to cause AutoNation Financial Services Corp. to repurchase any contracts with respect to which it breaches any of its representations or warranties or its servicing obligations;

                  (8) any other property specified in the related prospectus supplement; and

                  (9) all proceeds of the foregoing.

To the extent specified in the related prospectus supplement, an insurance policy, reserve fund, spread account or other form of credit enhancement may be a part of the property of any given trust or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities.

         Each trust will be formed in accordance with the laws of the State of Delaware. Prior to formation, each trust will have no assets or obligations. After formation, each trust will not engage in any activity other than acquiring and holding the related contracts, issuing the related securities, distributing payments in respect thereof and any other activities described herein, in the related prospectus supplement and in the owner trust agreement. Each trust will not acquire any contracts or assets other than the Trust Property.

         The principal offices of each trust, the owner trustee and the indenture trustee will be specified in the applicable prospectus supplement.

                        Description of the Trustees

         The owner trustee and the indenture trustee for each trust will be specified in the related prospectus supplement. The owner trustee's and the indenture trustee's liability in connection with the issuance and sale of the related securities will be limited solely to the express obligations of the owner trustee or indenture trustee as set forth in the related owner trust agreement, the sale and servicing agreement and the indenture. An owner trustee or indenture trustee with respect to a series of securities may resign or be removed under the circumstances specified in the related prospectus supplement. Any resignation or removal of an owner trustee or indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by that successor.

                   AutoNation Financial Services Corp.'s
                   Portfolio of Motor Vehicle Contracts

Origination of Motor Vehicle Contracts

         AutoNation Financial Services Corp. originates motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks in connection with providing financing for the purchase of those vehicles. Motor vehicle contracts in AutoNation Financial Services Corp.'s serviced portfolio are currently originated from application referrals received from new and used automotive dealerships, the majority of which are affiliated with AutoNation Financial Services Corp.

         Each dealer from which AutoNation Financial Services Corp. receives application referrals has entered into a dealer agreement with AutoNation Financial Services Corp., whereby the applicable dealer represents, among other things, that:

                  (1) it will comply with federal and state laws regarding motor vehicle financing;

                  (2) it will obtain the requisite financial information of the obligor required to extend credit; and

                  (3) it will truthfully disclose to AutoNation Financial Services Corp. any applicable financial information, the identity of the obligor and other specified information in connection with the loan transaction.

         All of the contracts included in the Trust Property of a trust will have been originated by AutoNation Financial Services Corp. from application referrals from dealers or as specified in the related prospectus supplement. Information relating to AutoNation Financial Services Corp.'s serviced portfolio of contracts is described in the accompanying prospectus supplement under "AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts--Origination of Motor Vehicle Contracts."

Underwriting of Motor Vehicle Contracts

         AutoNation Financial Services Corp. focuses its originations on the prime auto lending market, thereby assuming a lower risk of delayed payment or non-payment under the motor vehicle contracts. AutoNation Financial Services Corp. underwrites motor vehicle contracts referred by dealers through its Fort Lauderdale, Florida dealer service center. The contract processing and underwriting department at the dealer service center is open to receive application referrals during extended business hours.

         Dealers fax applications to a third party credit application entry company that receives the applications, enters the information into its computer system and transmits the application via its own on-line, real time connection to the dealer service center for review and approval.

         Each applicant for a motor vehicle contract is evaluated individually based on uniform underwriting standards developed by AutoNation Financial Services Corp. These underwriting standards are intended to assess a potential obligor's ability to repay all amounts due under the motor vehicle contract and the adequacy of the related financed vehicle as collateral, based upon a review of the information contained in the motor vehicle contract application. The material credit information required for the motor vehicle contract application includes the applicant's income, deposit accounts, liabilities, a real time credit history obtained from a third party credit bureau reporting agency, employment history and a description of the financed vehicle intended to secure the motor vehicle contract. The material criteria considered in evaluating the individual applications are:

                  (1) stability of the obligor with specific regard to the obligor's length of residence in his or her current home, occupation, length of employment and whether the obligor rents or owns his or her home;

                  (2) the obligor's payment history based on information known directly by AutoNation Financial Services Corp. or provided by various credit reporting agencies with respect to present and past debt;

                  (3)  a debt service to gross monthly income ratio test;

                  (4) the principal amount requested under the motor vehicle contract taking into account the age, type and market value of the related financed vehicle and term of the motor vehicle contract;

                  (5)  an empirically derived credit score; and

                  (6)  a credit bureau score.

         AutoNation Financial Services Corp. uses an empirically based credit scoring process to objectively index the applicant's creditworthiness. The credit scoring process entails the use of statistics to correlate common characteristics with credit risk. Through the use of credit scoring, AutoNation Financial Services Corp. is able to evaluate credit profiles in order to quantify credit risk. AutoNation Financial Services Corp.'s credit scoring process is periodically reviewed to ensure its validity. In addition to AutoNation Financial Services Corp.'s credit scoring system, AutoNation Financial Services Corp. uses consumer reporting agency scores or credit bureau scores to assist in the underwriting process. The credit bureau score is a factor in evaluating credit risk and provides the basis for the credit score. The average credit score of the AutoNation Financial Services Corp.'s serviced portfolio as of June 30, 2001 was 692. A credit analyst reviews each application, taking into account the applicable credit score and the other criteria set forth above, except for a limited number of applications which are automatically approved upon satisfaction of higher thresholds in respect of the above-referenced approval criteria or which are denied upon failure to satisfy AutoNation Financial Services Corp.'s minimum thresholds in respect of the above-referenced approval criteria. The AutoNation Financial Services Corp. scoring process and consumer reporting agency scores are intended to provide a basis for lending decisions, but are not meant to supersede the judgment of the credit analyst in weighing and considering all of the above-referenced approval criteria. On occasion, AutoNation Financial Services Corp. approves loan applications at variance with its standard credit guidelines. However, to gain approval, a loan application that does not comply with all of AutoNation Financial Services Corp.'s guidelines must have strong compensating factors that demonstrate the ability of the potential obligor to pay all amounts to become due under the motor vehicle contract. If an application for a motor vehicle contract is approved after failing to comply with AutoNation Financial Services Corp.'s guidelines, the approval generally occurs because the credit analyst has conditioned the loan on additional requirements, such as a larger down payment, a reduction in the term of the financing or the addition of a co-applicant to the motor vehicle contract. However, AutoNation Financial Services Corp. does not revise or recalculate the obligor's credit score to reflect the strength of a co-applicant.

         After review of an application, a credit analyst and/or manager notifies the applicable dealer as to whether the application has been approved conditionally (subject to the receipt of the required documentation), denied or is the subject of a counter-offer. If the response to the dealer requires a counter-offer from AutoNation Financial Services Corp. (which can include an additional down payment, a reduction in the term of the financing, or the addition of a co-applicant to the motor vehicle contract), those stipulations become a condition of the approval.

Subsequent to approval, if AutoNation Financial Services Corp. is the chosen source of financing, AutoNation Financial Services Corp. will obtain the necessary documentation for processing the loan, consisting of the following:

               (1)  a signed application;

               (2) the only original and a copy of the executed motor vehicle contract;

               (3)  an agreement by the obligor to provide insurance;

               (4)  a report of sale or guarantee of title;

               (5)  an application for registration;

               (6)  a co-signer notification (if applicable);

               (7) a copy of the contract for any supplemental warranty purchased with respect to the financed vehicle;

               (8) acceptable vehicle valuation documentation consisting of the dealer invoice or sticker for new cars and reference to the most recently published National Automobile Dealers Association Used Car Price Guide or Kelley Blue Book, based on year, make and model of the related financed vehicle for used cars; and

               (9)  any other required documentation.

          Once the appropriate documentation is obtained for funding, the file relating to the motor vehicle contract is forwarded to a contract processor for a pre-funding audit. The contract processor then audits the documents for completeness and consistency with the application, providing final approval for purchase of the motor vehicle contract once these requirements have been satisfied.

          The amount advanced pursuant to AutoNation Financial Services Corp.'s underwriting guidelines for a motor vehicle contract is determined by the applicant's credit score. For purposes of determining the advance rate, AutoNation Financial Services Corp. segregates applicants into four tiers based on their credit scores. The amount advanced under a motor vehicle contract may be less, or in limited circumstances more, than the maximum advanced guideline amount due to a number of factors, including down payment requirements, trade-in equity and credit score. In addition, in connection with the financing of new and used vehicles, AutoNation Financial Services Corp. will also finance accessories, extended service contracts and other insurance products under a motor vehicle contract. The average advance rate of the motor vehicle contracts is less than (a) 100% of the manufacturer's suggested retail price for a new vehicle and (b) 100% of the "retail" value stated in the most recently published National Automotive Dealers Association Used Car Price Guide or Kelley Blue Book for a used vehicle.

          AutoNation Financial Services Corp. performs detailed analyses of its portfolio of motor vehicle contracts to evaluate the effectiveness of its credit guidelines and scoring process. If external economic factors, credit delinquency levels or credit loss levels change, credit guidelines are adjusted to maintain a level of asset quality deemed acceptable by AutoNation Financial Services Corp.'s management. Each day, the credit manager and credit supervisors review a group of motor vehicle contracts to ensure that credit analysts are following AutoNation Financial Services Corp.'s established policies and procedures. AutoNation Financial Services Corp. randomly reviews, on a monthly basis, the quality of the motor vehicle contracts to ensure compliance with established policies and procedures. In accordance with its reasonable business judgment, AutoNation Financial Services Corp.'s credit underwriting standards may be changed at any time by executive management.

Insurance

         The motor vehicle contracts require obligors to maintain specific levels and types of insurance coverage to protect each financed vehicle against loss due to theft or damage. AutoNation Financial Services Corp. requires all financed vehicles to have insurance coverage, including comprehensive fire, theft and collision coverage, insuring the financed vehicle in an amount at least equal to the financed vehicle's fair market value. In addition, AutoNation Financial Services Corp. requires the obligor's public liability and property damage insurance coverage to meet or exceed the applicable state minimum levels of coverage. All insurance policies must also require the related insurance company to provide at least 30 days prior written notice to AutoNation Financial Services Corp. before cancellation. The dealers initially are responsible for ensuring that each obligor obtains proper insurance coverage and that AutoNation Financial Services Corp. is named as loss payee. Following the origination of each contract, AutoNation Financial Services Corp. performs no ongoing verification of insurance coverage.

Collection Procedures

         AutoNation Financial Services Corp. has established a comprehensive set of collection policies and procedures, the application of which are performed by World Omni Financial Corp. pursuant to a subservicing agreement between AutoNation Financial Services Corp. and World Omni. These policies and procedures utilize an automated collection system to assist in collection efforts and the prompt investigation and evaluation of the causes of any delinquency. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and, in some cases, automated dialing. This system records the obligor's promise to pay, allows supervisors to review collection personnel activity, permits supervisors to modify priorities regarding which obligors to contact and provides extensive reports concerning motor vehicle contract delinquencies. Pursuant to AutoNation Financial Services Corp.'s collection policies and procedures, any obligor whose motor vehicle contract has become delinquent is reviewed. Based upon the creditworthiness of the particular obligor, initial contact with the obligor on a delinquent contract is made between 5 and 22 days after delinquency. After a motor vehicle contract is delinquent for 60 days and all collection efforts have been exhausted, repossession procedures will be implemented. However, if
(1) a motor vehicle contract is deemed uncollectible, (2) the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession or (3) the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to the length or existence of payment delinquency. The majority of repossessions are conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor, in accordance with applicable state law, usually will have an additional 10 to 30 days to redeem the financed vehicle before the financed vehicle is liquidated at auction. Upon the sale of the repossessed vehicle, AutoNation Financial Services Corp. will pursue any remaining deficiency to the extent deemed practical and to the extent permitted by law.

Modifications and Extensions

         AutoNation Financial Services Corp.'s collection policies and procedures, on a case-by-case basis, may allow for extensions with respect to the Due Dates of payments on motor vehicle contracts. With a few very limited exceptions, these extensions are offered only in the following instances:

                  (1) if AutoNation Financial Services Corp. or its subservicer believes that the obligor's financial difficulty has been resolved or will no longer impair the obligor's ability to make future payments;

                  (2) the total credit-related extensions granted on the motor vehicle contract will not exceed six months in the aggregate or the state maximum, whichever is lower;

                  (3) there will be no more than two credit-related extensions granted on the motor vehicle contract in any twelve month period; and

                  (4) AutoNation Financial Services Corp. (or its assignee) had held the motor vehicle contract for at least six months.


         In which case, the obligor's payments will be modified to bring the payments current, if they are in arrears. Any deviation from AutoNation Financial Services Corp.'s collection policies and procedures regarding the grant of an extension requires the concurrence of a collection supervisor, collection manager and account manager.

Delinquency and Loan Loss Information

         Information concerning the experience of AutoNation Financial Services Corp. pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of motor vehicle contracts (including contracts previously sold which AutoNation Financial Services Corp. continues to service) will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any contracts related to a series of securities will be comparable to prior experience or to the information provided.

                        Description of the Contracts

The Receivables Pool

         The contracts to be purchased by each trust, also known as the receivables pool, will be selected by the seller based upon the satisfaction of several criteria, including that each contract:

                  (1) is secured by a financed motor vehicle that was insured at the inception of the loan and, as of the related Cut-Off Date, has not been repossessed without reinstatement;

                  (2) has not been identified on the computer files of the seller as relating to an obligor who was the subject of a bankruptcy proceeding as of the related Cut-Off Date;

                  (3) provides for fully amortizing level scheduled monthly payments and for the accrual of interest at a fixed rate according to the Simple Interest Method (except for the first and last payment, which may be minimally different from the level payments); and

                  (4) satisfies any additional criteria specified in the related prospectus supplement.

All of the contracts included in the Trust Property of a trust will have been originated by AutoNation Financial Services Corp. based upon application referrals from dealers or as specified in the related prospectus supplement. See "AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts." The seller will not use any selection procedures in selecting the contracts for each receivables pool that are believed to be materially adverse to the securityholders of any series.

         Additional information with respect to the receivables pool securing each series of securities will be set forth in the related prospectus supplement including, to the extent appropriate, the composition of the contracts, the distribution by annual percentage rate, the distribution by the states where the contracts were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Method

         Each of the contracts included in the Trust Property of a trust will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using the Simple Interest Method. For these contracts, interest accrued as of the Due Date is paid first, and then the remaining payment is applied to the unpaid principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the Due Date, the portion of the payment allocable to interest will be less for that period since the preceding payment will be less than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the Due Date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the contract to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the contract as a result of early or late payments, as the case may be.

         The seller will sell or transfer contracts having an aggregate principal balance specified in the related prospectus supplement as of the Cut-Off Date to the applicable trust. The purchase price paid by each trust for each contract included in the Trust Property of the trust will either reflect the principal balance of the contract as of the Cut-Off Date calculated under the Simple Interest Method or another amount as specified in the related prospectus supplement.

                          Prefunding Arrangements

         To the extent provided in the related prospectus supplement for a series of securities, the related owner trust agreement, the sale and servicing agreement and the indenture may provide for a prefunding arrangement under which the related trust commits to subsequently purchase additional contracts from the seller following the date on which the trust is established and the related securities are issued for a period not to exceed three months and in an amount not to exceed 25% of the initial principal balance of the securities. With respect to a series of securities, the prefunding arrangement will require that any subsequent contracts transferred to the trust conform to the requirements and conditions provided in the related sale and servicing agreement including the requirement that the subsequent contracts satisfy all of the same credit and underwriting criteria as the initial contracts. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the prefunding account, in the name of the indenture trustee for the benefit of the securityholders into which a portion of the net proceeds received from the sale of the securities will be deposited and from which funds will be released during a specified period to purchase subsequent contracts from the seller. Upon each conveyance of subsequent contracts to the applicable trust, an amount equal to the purchase price paid by the seller to AutoNation Financial Services Corp. for the subsequent contracts will be released from the prefunding account and paid to the seller.

         The utilization of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the contracts to the related trust through the incremental delivery of the applicable contracts on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the contracts by the seller and AutoNation Financial Services Corp. and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

         Although subsequent contracts will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial contracts, subsequent contracts may be of a different credit quality and seasoning. The credit quality of the subsequent contracts may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of contracts. The portfolio of initial contracts will also be subject to greater seasoning than the subsequent contracts due to the length of time elapsed from the dates of origination of those contracts and the sale of those contracts to the related trust. Accordingly, less historical performance information will be available with respect to the subsequent contacts. Moreover, following the transfer of subsequent contracts to the applicable trust, the characteristics of the entire pool of contracts included in the trust may vary from those of the contracts initially transferred to the trust.

                    Prepayment and Yield Considerations

         The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the contracts are paid, which payments may be in the form of scheduled payments or prepayments. Each contract is prepayable in full by the obligor at any time without penalty. For this purpose, "prepayments" include prepayments in full, liquidations due to default, receipt of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. Full and partial prepayments on motor vehicle contracts included in the Trust Property of a trust will be paid or distributed to the related securityholders on the next day a principal or interest payment is to be made or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the insurer, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the owner trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day following the Collection Period in which they are received. To the extent that any contract included in the Trust Property of a trust is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by the seller or otherwise, the actual weighted average life of the contracts included in the Trust Property of the trust will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a contract is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a contract to meet the criteria set forth in the related sale and servicing agreement or purchases by the servicer as a result of a breach of its covenants with respect to the contracts made by it or its servicing duties in the related sale and servicing agreement. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining contracts included in the Trust Property of the trust on any Distribution Date as of which the Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date) has declined to the percentage of the original Pool Balance specified in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements--Optional Purchase of Contracts."

         The rate of full prepayments by obligors on the contracts may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the financed motor vehicle securing a contract without the consent of the servicer. Any full prepayments reduce the average life of the contracts.

         AutoNation can make no prediction as to the actual prepayment rates that will be experienced on the contracts included in the Trust Property of any trust in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the contracts included in the Trust Property of the related trust.

                      Pool Factor and Pool Information

         For each trust, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance plus (2) the aggregate principal balance of any subsequent contracts added to the trust as of the applicable subsequent Cut-Off Date. The Pool Factor will be
1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder's security by the Pool Factor for that month.

         With respect to each trust, the securityholders of record will receive monthly reports from the owner trustee or indenture trustee, as applicable, concerning payments received on the contracts, the Pool
Balance, the Pool Factor and other relevant information. The Depository
Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See "Description of the Securities--Statements to Securityholders."

                              Use of Proceeds

         The net proceeds from the sale of securities of a given series will be applied by the applicable trust (1) to purchase the contracts from the seller pursuant to the related sale and servicing agreement, (2) to deposit any amounts if applicable, to the prefunding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. The net proceeds to be received by the seller from the sale of the contracts to the applicable trust will be used by the seller to repay indebtedness incurred, or to pay other amounts owed, in connection with its acquisition of the contracts from AutoNation Financial Services Corp. and to pay other expenses in connection with the pooling of the contracts and the issuance of the securities. AutoNation Financial Services Corp. will use the proceeds from the sale of the contracts for general corporate purposes.

                         Description of the Seller

         The seller, AutoNation Receivables Corporation, a wholly-owned, special purpose, bankruptcy remote subsidiary of AutoNation Financial Services Corp., was incorporated under the laws of the State of Delaware on June 18, 1999. The seller was organized for the limited purpose of purchasing retail installment sales contracts from AutoNation Financial Services Corp. and transferring those contracts to third parties and any activities incidental to and necessary or convenient for the accomplishment of that purpose. The principal offices of the seller are located at 110 South East 6th Street, Fort Lauderdale, Florida 33301. The telephone number of the seller's offices is (954) 769-7000.

         AutoNation Financial Services Corp. and the seller have taken and will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by AutoNation Financial Services Corp. under the United States Bankruptcy Code or similar state laws will not result in consolidation of the assets and liabilities of the seller with those of AutoNation Financial Services Corp. These steps include the creation of the seller as a separate, limited purpose subsidiary pursuant to a certificate of incorporation containing limitations on the scope of the seller's activities (including restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under the Bankruptcy Code or any similar state law without the unanimous affirmative vote of all of its directors).

         In addition, the seller has received the advice of counsel to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to the facts, assumptions and qualifications relied upon by counsel, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the assets and liabilities of the seller with the assets and liabilities of AutoNation Financial Services Corp. in the event of the application of the Bankruptcy Code or any similar state law to AutoNation Financial Services Corp. However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of AutoNation Financial Services Corp. If a court were to reach that conclusion, or a filing were made under the Bankruptcy Code or any similar state law by or against AutoNation Financial Services Corp., or if an attempt were made to litigate any of the foregoing issues, delays in payments or distributions on any outstanding series of securities could occur or reductions in the amounts of payments or distributions could result.

         The contracts included in the Trust Property of each trust will have been sold by AutoNation Financial Services Corp. to the seller pursuant to a receivables purchase agreement between AutoNation Financial Services Corp. and the seller or as specified in the related prospectus supplement. The contracts to be included in the Trust

Property of each trust will be sold by the seller to the applicable trust pursuant to a sale and servicing agreement. AutoNation Financial Services Corp. and the seller intend that each transfer of contracts by AutoNation Financial Services Corp. to the seller under the applicable receivables purchase agreement or otherwise will constitute a "true sale" of the contracts to the seller. If a transfer of contracts constitutes a "true sale," those contracts and the proceeds thereof would not be part of the bankruptcy estate of AutoNation Financial Services Corp. under Section 541 of the Bankruptcy Code should AutoNation Financial Services Corp. become the subject of a bankruptcy case subsequent to the transfer of the contracts to the seller.

         The seller has received the advice of counsel to the effect that, based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts), subject to the facts, assumptions and qualifications relied upon by counsel, in the event that AutoNation Financial Services Corp. were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of contracts to the seller, the transfer of the contracts by AutoNation Financial Services Corp. to the seller would be characterized as a "true sale" of the contracts from AutoNation Financial Services Corp. to the seller and the contracts and the proceeds thereof would not form part of AutoNation Financial Services Corp.'s bankruptcy estate pursuant to
Section 541 of the Bankruptcy Code.

         In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If AutoNation Financial Services Corp. were to be placed into receivership and a court were to follow the Octagon court's reasoning, securityholders might experience delays in payment or possibly losses on their investment in the securities. Counsel has advised the seller that the Octagon case appears to be inconsistent with established precedent and the Uniform Commercial Code. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

             Description of AutoNation Financial Services Corp.

         AutoNation Financial Services Corp. will act as the servicer with respect to the contracts. AutoNation Financial Services Corp., a wholly-owned subsidiary of AutoNation, was incorporated in the State of Delaware on February 6, 1997. AutoNation Financial Services Corp. is dedicated to providing financial products and services to customers of AutoNation's automotive dealerships. As of June 30, 2001, AutoNation Financial Services Corp. had more than 147,000 customers and just over $1.7 billion in managed assets. The range of AutoNation Financial Services Corp.'s products includes retail loan financing, secondary customer referral programs, vehicle protection and maintenance programs and insurance products. AutoNation Financial Services Corp. is headed by a management team with extensive experience in the origination and servicing of automobile retail installment sales contracts and loans. AutoNation Financial Services Corp.'s principal executive offices are located at 110 South East 6th Street, Fort Lauderdale, Florida 33301.

         Currently, AutoNation Financial Services Corp. does not intend to directly service the contracts transferred to the trusts. AutoNation
Financial Services Corp. presently delegates the majority of its servicing responsibilities with respect to its serviced portfolio to World Omni pursuant to a subservicing agreement. Subject to oversight by AutoNation Financial Services Corp., World Omni currently handles operational accounting and customer inquiries for AutoNation Financial Services Corp., as well as all collection activities in respect of delinquent contracts and, where appropriate, repossesses financed motor vehicles. World Omni also currently performs the prefunding file audit with respect to each contract to verify that all required documentation has been received in connection with each contract and that the documentation conforms to AutoNation Financial Services Corp.'s requirements. In addition, World Omni currently acts as custodian of the documents relating to each contract. Pursuant to the subservicing agreement, World Omni has agreed, subject to an event of default thereunder, to service all contracts originated during the term of the subservicing agreement by AutoNation Financial Services
Corp. until their maturity in accordance with AutoNation Financial Services Corp.'s collection procedures. AutoNation Financial Services Corp. retains responsibility for investing and reinvesting of funds and reporting. In addition, pursuant to the subservicing agreement, AutoNation Financial Services Corp. has the right, subject to any consent rights, if any, of any applicable insurer, in the future to assume additional servicing functions (including, but not limited to, collection activities for first payment defaults, remarketing of vehicles following repossession and collection activities in respect of salvage accounts). See "AutoNation Financial Services Corp.'s Portfolio of Motor Vehicle Contracts--Collection Procedures".

         Notwithstanding the delegation by the servicer of its servicing duties to World Omni, the servicer will remain primarily liable to the trust under the sale and servicing agreement for the performance of those duties. However, if at any time World Omni is in default in the performance of its subservicing obligations and the indenture trustee is unwilling to act as successor servicer, AutoNation Financial Services Corp. would be required to commence servicing its portfolio itself or to engage a new subservicer to service the portfolio. At the present time, AutoNation Financial Services Corp. does not have the capacity to service its serviced portfolio, and therefore would be required to engage a new third party subservicer. If AutoNation Financial Services Corp. were required to engage a new subservicer, the transfer of servicing functions from World Omni to the successor subservicer could encounter operational and logistical difficulties that would impair the servicing of the contracts during the servicing transition period. Industry experience indicates that increases in delinquencies and defaults on contracts are likely to result immediately following servicing transfers.

                 Description of World Omni Financial Corp.

         World Omni Financial Corp., a Florida corporation and wholly-owned subsidiary of JM Family Enterprises, Inc., services automobile-related retail lease, retail installment and wholesale loan portfolios originated by it and other parties, including AutoNation Financial Services Corp. As of June 30, 2001, World Omni's serviced portfolio (excluding third parties) consisted of approximately 346,000 leases and retail contracts with an aggregate outstanding balance of approximately $5.6 billion. Pursuant to the subservicing agreement, World Omni acts as subservicer of the motor vehicle contracts originated by AutoNation Financial Services Corp. World Omni currently services the contracts through its St. Louis operations center.

         The information provided in the preceding paragraph was provided by World Omni. None of the trust, the seller or AutoNation Financial Services Corp. has made any independent verification of the accuracy or completeness of that information.

                      Description of AutoNation, Inc.

         AutoNation, Inc. is the largest automotive retailer in the United States. As of June 30, 2001, AutoNation owned and operated 367 new vehicle franchises from 276 dealership locations in major metropolitan markets in 17 states, predominantly in the Sunbelt region of the United States. AutoNation's dealerships sell new and used vehicles. In addition, AutoNation offers financing for vehicle purchases, extended service contracts and insurance products, as well as other aftermarket products such as vehicle accessories. AutoNation provides a wide range of vehicle maintenance and repair services and operates collision repair centers in most of its key markets. AutoNation offers a full range of 35 different vehicle brands. The core brands of vehicles that AutoNation sells, representing almost 90% of the new vehicles sold by AutoNation in 2000, are Ford (Ford, Lincoln and Mercury), General Motors (Chevrolet, Pontiac, GMC and Buick), Chrysler (Chrysler, Jeep and Dodge), Toyota, Nissan and Honda. AutoNation also sells several luxury vehicle brands including Mercedes-Benz, BMW, Lexus and Porsche.

         AutoNation is a publicly-held company incorporated in the State of Delaware. AutoNation's common stock is traded on the New York Stock Exchange under the symbol "AN." For the twelve months ended June 30, 2001, AutoNation had revenue of $19.9 billion and earnings before interest, income taxes, depreciation and amortization from continuing operations of $877.3 million. As of September 5, 2001, AutoNation had an equity market capitalization of $3.6 billion. AutoNation is a Fortune 100 company, ranking 83rd on the 2000 list in terms of revenue. AutoNation's principal executive offices are located at 110 South East 6th Street, Fort Lauderdale, Florida 33301.

                       Description of the Securities

         A series of securities may include one or more classes of notes and certificates. Each trust will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under "Description of the Notes" and, if applicable, "Description of the Certificates" in the prospectus supplement, describes all of the material terms of the securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, the certificates, the indenture, the owner trust agreement and the related prospectus supplement, as applicable.

The Notes

         Each series may include one or more classes of notes. The notes will be issued by the related trust pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The related prospectus supplement will specify which class or classes of notes of a series are being offered thereby.

         To the extent specified in the prospectus supplement, notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will be available in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the prospectus supplement. See "Description of the Securities--Definitive Securities."

         Each class of notes will have a stated note principal balance specified in the related prospectus supplement and will accrue interest on the Note Principal Balance at the interest rate specified for that class of notes. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes specified as being offered by the prospectus supplement or the method for determining the interest rate or rates.

         With respect to a series that includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to timing and priority of payments, seniority, allocations of losses, interest rates or amounts of payments of principal or interest. Payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated contracts. In addition, a series may include one or more classes of Strip Notes.

         If the seller, the servicer or a successor thereto exercises its option to purchase the contracts of a trust in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination," the outstanding notes will be redeemed as set forth in the related prospectus supplement.

The Certificates

         Each series may also include one or more classes of certificates. The certificates will be issued by the related trust pursuant to the terms of an owner trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The related prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered thereby.

         If specified in the related prospectus supplement, certificates offered to the public will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will be available in book-entry form only. Certificateholders will be able to receive certificates in definitive registered form only in the limited circumstances described herein or in the prospectus supplement. See "Description of the Securities--Definitive Securities."

         Each class of certificates will have a stated certificate principal balance specified in the related prospectus supplement and may, but need not, accrue interest on the Certificate Principal Balance at the interest rate specified for that class of certificates. Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of certificates specified as being offered by the related prospectus supplement or the method for determining the interest rate or rates.

         With respect to a series that includes two or more classes of certificates, as specified in the related prospectus supplement, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rates or amounts of distributions in respect of principal or interest. Distributions of principal or interest in respect of any class or classes of certificates may or may not be made upon the occurrence of specified events or on the basis of collections from designated contracts. In addition, a series may include one or more classes of Strip Certificates.

Ratings of the Securities

         It will be a condition to the issuance of each class of securities specified as being offered by the related prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the related prospectus supplement by at least one rating agency.

Principal and Interest on the Securities

         The timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments or distributions of principal of and interest on each class of securities of a given series will be described in the related prospectus supplement. The right of holders of any class of securities to receive payments or distributions of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of securities of the related series, as described in the related prospectus supplement. If specified in the related prospectus supplement, payments of interest on the securities of a series will be made prior to payments of principal thereon. To the extent provided in the related prospectus supplement, a series may include one or more classes of Strip Notes or Strip Certificates as described above under "Description of the Securities--The Notes" and "--The Certificates." Each class of securities may have a different interest rate which may be a fixed, variable or adjustable interest rate (and which may be zero for particular classes of Strip Notes or Strip Certificates), or may not bear interest, or any combination of the foregoing. One or more classes of securities of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the servicer exercising its option to purchase the remaining related contracts.

         In the case of a series of securities which includes two or more classes of securities, the sequential order and priority of payments or distributions in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments or distributions in respect of principal and interest of any class of securities will be made on a pro rata basis among all the securityholders of that class.

Book-Entry Registration

         If specified in the related prospectus supplement, each class of securities offered hereby will be initially represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, also known as DTC. Securityholders may hold beneficial interests in the securities through DTC directly if they are participants in DTC or indirectly through organizations which are participants in DTC.

         Cede & Co., as nominee for DTC, will hold the global securities of each series. Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of notes or certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. DTC is owned by a number of its participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Owners of beneficial interests in securities that are in book-entry form that are not direct or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC's direct and indirect participants. In addition, securityholders of a given series will receive all distributions of principal and interest in respect of the securities from the indenture trustee or owner trustee through DTC participants who in turn will receive them from DTC. Under a book-entry format, owners of beneficial interests in a global security of a given series may experience some delay in their receipt of payments, since all payments will be forwarded by the indenture trustee or owner trustee, as applicable, to Cede & Co., as nominee of DTC. DTC will forward those payments to its participants which thereafter will forward them to indirect participants or owners of beneficial interests in a global security. It is anticipated that the only "securityholder" in respect of any series will be Cede & Co., as nominee of DTC. Owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, and owners of beneficial interests in a global security will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants who, in turn, will exercise the rights of owners of beneficial interests in a global security through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities of a given series among its participants on whose behalf it acts with respect to those securities and is required to receive and transmit distributions of principal of, and interest on, those securities. Direct and indirect participants with which owners of beneficial interests in a global security of a given series have accounts with respect to the securities of that series similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective owners. Accordingly, although owners of beneficial interests in a global security will not possess securities, those owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of its direct participants, who in turn act on behalf of indirect participants and banks, the ability of an owner of a beneficial interest in a global security of a given series to pledge securities of that series to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those securities, may be limited due to the lack of a physical certificate for those securities.

         DTC has advised the seller that, with respect to each series, it will take any action permitted to be taken by a securityholder of that series only at the direction of one or more of its participants to whose account with DTC the securities of that series are credited. Additionally, DTC has advised the seller that it will take actions with respect to specified percentages of the securityholder's interest only at the direction of and on behalf of its participants whose holdings include undivided interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of its participants whose holdings include those undivided interests.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, it is under no obligation to perform or continue to perform these procedures and the foregoing procedures may be discontinued at any time.

Definitive Securities

         The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only (1) if the seller, the applicable owner trustee or indenture trustee or the administrator, as applicable, advises the owner trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the applicable owner trustee or indenture trustee or the administrator are unable to locate a qualified successor,
(2) if after the occurrence of an event of default under the related indenture or an event of default under the related sale and servicing agreement, owners of beneficial interests in a global security representing in the aggregate more than 50% of the outstanding principal amount of the securities of that series advise the applicable owner trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners or (3) under any other circumstances specified in the related prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable owner trustee and indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the applicable owner trustee and indenture trustee will reissue the securities in definitive registered form, and thereafter the applicable owner trustee and indenture trustee will recognize the holders of the definitive registered securities as securityholders.

         Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related owner trust agreement. Payments or distributions on each Distribution Date and on the final scheduled Distribution Date (as specified in the related prospectus supplement) will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the applicable owner trustee or indenture trustee or by other means to the extent provided in the related prospectus supplement. The final payment or distribution on any security (whether securities in definitive registered form or the security registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

         Securities in definitive registered form will be transferable and exchangeable at the offices of the applicable owner trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the applicable owner trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

         With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any, (1) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date and (2) at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

         With respect to the certificates of any series, upon written request of the issuer, the related owner trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer's request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related owner trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related owner trust agreement or under the certificates.

         Neither the owner trust agreement nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

         With respect to each series of securities, on each Distribution Date the applicable owner trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for that Distribution Date the following information (and any additional information so specified in the related prospectus supplement):

                  (1) the amount of the distribution on or with respect to each class of the securities allocable to principal;

                  (2) the amount of the distribution on or with respect to each class of the securities allocable to interest;

                  (3) the aggregate distribution amount for that Distribution Date;

                  (4) the premiums payable to the related third-party insurer pursuant to the related financial guarantee insurance policy, if any, the balance of any fund or account with respect to any credit or liquidity enhancement on that Distribution Date, after giving effect to changes thereto on that Distribution Date and the amount to be deposited in the spread account, if any;

                  (5) the number of, and aggregate amount of monthly principal and interest payments due on, the related contracts which are delinquent as of the end of the related Collection Period presented in 30-day increments;

                  (6) the aggregate servicing fee paid to the servicer with respect to the related contracts for the related Distribution Date;

                  (7) the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of the servicing fee, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable insurer pursuant to the related insurance policy to pay any shortfall;

                  (8) the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a contract which is a Defaulted Contract;

                  (9) the number and net outstanding balance of contracts for which the related financed motor vehicle has been repossessed; and

                  (10)  the Pool Balance.

         DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the owner trustee or indenture trustee, as applicable.

     Within a reasonable period of time after the end of each calendar year during the term of each trust, but not later than the latest date permitted by law, the applicable owner trustee or indenture trustee and the paying agent will furnish to each person who on any Record Date during that calendar year was a registered securityholder a statement containing relevant information for the purposes of preparing securityholder federal income tax returns. See "Material Federal Income Tax Consequences."

              Description of the Transfer and Servicing Agreements

     The following summary describes the material terms of (1) each sale and servicing agreement pursuant to which a trust will purchase contracts from the seller and the servicer will agree to service those contracts, (2) each owner trust agreement pursuant to which a trust will be created and certificates will be issued and (3) each administration agreement pursuant to which AutoNation Financial Services Corp. or another party specified in the related prospectus supplement will undertake specified administrative duties with respect to a trust. Forms of the sale and servicing agreement, the owner trust agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement, owner trust agreement and administration agreement and the related prospectus supplement.

Sale and Assignment of the Contracts

     Sale and Assignment by AutoNation Financial Services Corp. Prior to the issuance of a series of securities by the related trust, pursuant to a receivables purchase agreement, AutoNation Financial Services Corp. will sell and assign to the seller, without recourse, its entire interest in the contracts of the related receivables pool, including its security interest in the related financed motor vehicles, and any proceeds thereof.

     Sale and Assignment by the Seller. Prior to the issuance of a series of securities by the related trust, the seller will sell and assign to the applicable owner trustee of that trust, without recourse, pursuant to a sale and servicing agreement, the seller's entire interest in the contracts and the proceeds thereof, including its security interests in the related financed motor vehicles. Each contract will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. The applicable owner trustee of the trust will not independently verify the existence and qualification of any contracts. The owner trustee or indenture trustee in respect of the trust will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive notes and/or certificates representing the related securities.

     Use of Proceeds. The net proceeds received from the sale of the securities of a given series will be applied to the purchase of the related contracts from the seller and, to the extent specified in the related prospectus supplement, to make the required initial deposit into any reserve fund, spread account or with respect to any other credit or liquidity enhancement.

     Representations and Warranties of the Seller. Pursuant to each sale and servicing agreement, the seller will represent to the applicable owner trustee and the trust for the benefit of holders of the securities and any applicable insurer that:

          (1) each contract to be included in the Trust Property of a trust contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

          (2) each contract and the sale of the related financed motor vehicle at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's

     Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that contract and sale;

          (3) each contract constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally;

          (4) as of the Closing Date, each contract was secured by a validly perfected first priority security interest in the financed motor vehicle in favor of the seller as secured party or all necessary action with respect to the contract has been taken to perfect a first priority security interest in the related financed motor vehicle in favor of the seller as secured party, which security interest, in either case, is assignable and has been so assigned by the seller to the trust;

          (5) as of the Closing Date, the seller had good and marketable title to and was the sole owner of each contract free of liens, claims, encumbrances and rights of others;

          (6) as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense, and the seller has no knowledge of the same being asserted or threatened, with respect to any contract;

          (7) as of the Cut-Off Date, the seller has not received notice that any obligor under a contract has filed for bankruptcy, and to the best of the seller's knowledge without any independent investigation, no obligor under a contract is in bankruptcy or similar proceedings;

          (8) as of the Closing Date, the seller has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any contract exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any contract exists, and the seller has not waived any of the foregoing;

          (9) each contract requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed motor vehicle;

          (10) each contract was originated by AutoNation Financial Services Corp.;

          (11) no adverse selection procedures were utilized in selecting the contracts;

          (12) scheduled payments under each contract have been applied in accordance with the method for allocating principal and interest set forth in the contract (the Simple Interest Method);

          (13) there is only one original of each contract in existence, and the original is being held by the servicer or its agent on behalf of the trust and any applicable insurer; and

          (14) each contract and/or the seller satisfies any additional conditions or requirements set forth in the related prospectus supplement, as applicable.

     As of the last day of the Collection Period following the Collection Period (or, if the seller elects, the last day of the Collection Period) during which the seller becomes aware or receives written notice from the applicable owner trustee or the servicer that a contract does not meet any of the criteria required by the sale and servicing agreement, and the failure materially and adversely affects the interests of the trust, the securityholders or any applicable insurer in the contract, the seller, unless it cures the failed criterion, will repurchase the contract from the applicable owner trustee at the price specified in the related prospectus supplement and, if applicable, all amounts due to any applicable insurer. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable owner trustee for the failure of a contract to meet any of the criteria set forth in the sale and servicing agreement.

The Collection Account and Eligible Investments

     With respect to each trust, the servicer or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related indenture trustee on behalf of the related noteholders and certificateholders into which all payments made on or with respect to the related contracts will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Distribution Date and income from amounts on deposit in the collection account which are invested in Eligible Investments will be paid to the servicer monthly unless otherwise directed by the servicer.

Other Accounts

     Any other Trust Accounts to be established with respect to a trust will be described in the related prospectus supplement. For any series of securities, funds in any related reserve fund or any other Trust Accounts as may be identified in the related prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement or indenture.

Payments on Contracts

     With respect to each trust, all collections on the contracts will be deposited into or credited to the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the related prospectus supplement. Those collections will include the following:

          (1) amounts received with respect to the contracts in the related Collection Period representing monthly principal and interest payments;

          (2) full and partial prepayments;

          (3) Net Liquidation Proceeds and Net Insurance Proceeds;

          (4) any amounts deposited by AutoNation Financial Services Corp. or the seller, as applicable, in the collection account to purchase or repurchase contracts because of material defects in documents related to the contracts or breaches of representations or warranties regarding the contracts made by AutoNation Financial Services Corp. in the receivables purchase agreement or the seller in the sale and servicing agreement that materially and adversely affect the interests of the securityholders, the applicable trust or any applicable insurer;

          (5) any amounts deposited by the servicer in the collection account to purchase contracts as to which the servicer has breached its servicing covenants in a manner that materially and adversely affect the interests of the securityholders, the applicable trust or any applicable insurer;

          (6) any amounts deposited by the servicer into the collection account as a result of that entity exercising its right under limited circumstances to purchase all or a portion of the contracts; and

          (7) any other amounts specified in the related prospectus supplement.

Payments and Distributions on the Securities

     With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, payments and distributions of principal of and interest on (or, where applicable, of principal or interest only) each class of securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable owner trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the related prospectus supplement.

     With respect to each trust, on each Distribution Date collections on the related contracts will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the related prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Distribution Date to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit and cash flow enhancement with respect to a trust or any class or classes of securities may include any one or more of the following: a surety bond or financial guarantee insurance policy provided by a third-party insurer, subordination of one or more classes of securities to one or more other classes of securities, a reserve fund, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the related prospectus supplement or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

     The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the related prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear an allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Insurance on Financed Motor Vehicles

     Each obligor on a contract will be required to maintain insurance covering physical damage to the obligor's financed motor vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the contract. AutoNation Financial Services Corp. will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed motor vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

Servicer Reports to the Trustees and the Insurer

     The servicer will perform monitoring and reporting functions for the applicable indenture trustee, owner trustee and any insurer, including the preparation and delivery on a specified periodic date set forth in the related sale and servicing agreement of a statement setting forth the amounts on deposit in the collection account, the sources of those amounts and the amounts to be paid to securityholders. The statement will also include information regarding the contracts, including the number and outstanding principal balance of all Defaulted Contracts and the number of contracts purchased by the servicer or repurchased by the seller.

Optional Purchase of Contracts

     Each sale and servicing agreement will provide that the servicer will have the option to purchase the remaining contracts included in the Trust Property of a trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement. Any optional purchase must be effected at the price specified in the related prospectus supplement, if applicable, plus all amounts due to any applicable insurer. In addition, AutoNation Financial Services Corp. or the seller will be required to purchase or repurchase, respectively, contracts in the event that specified representations and warranties regarding the contracts made by AutoNation Financial Services Corp. or the seller, respectively, are incorrect in any manner that materially and adversely affects the interest therein of the securityholders, the applicable trust or any applicable insurer. Additionally, the servicer will be required to purchase contracts as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable trust or any applicable insurer.

Servicing Fee

     The servicer will be entitled to compensation for the performance of its obligations under each sale and servicing agreement. If specified in the related prospectus supplement, the servicer will be entitled to receive on each Distribution Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum (as set forth in the related prospectus supplement) multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period. In the case of the first Distribution Date the servicer will be entitled to receive a servicing fee in an amount equal to the product of (1) a specified percentage per annum (as set forth in the related prospectus supplement) multiplied by (2) the Pool Balance as of the Cut-Off Date multiplied by the number of days since the Closing Date to the end of the Collection Period divided by 360. If specified in the related prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees and similar items paid in respect of the contracts. The servicer or its designee may also be entitled to receive, as servicing compensation, reinvestment earnings on Eligible Investments. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

     Each sale and servicing agreement will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related contracts held by each trust. Subject to any limitations set forth in the related prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to
(1) waive any late payment charges in connection with delinquent payments on a contract, (2) waive any prepayment charges, (3) grant an extension in order to work out a default or an impending default; provided that, with a few very limited exceptions, there have been no more than two extensions of the related contract in the last twelve months and the sum of the terms of all extensions of the contract does not exceed six months or (4) take any other action specified in the related prospectus supplement.

Realization upon Defaulted Contracts

     The servicer will liquidate any contract with respect to which a default has occurred and such contract continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed motor vehicle securing the applicable contract or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle retail installment sales contracts. In this regard, the servicer may sell the financed motor vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

     Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the related owner trustee, indenture trustee and, if applicable, the related insurer, a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first statement, from the applicable Closing Date) with specified standards relating to the servicing of the applicable contracts, the servicer's accounting records and computer files with respect thereto and other matters.

     Each sale and servicing agreement will also provide for annual delivery to the related owner trustee, indenture trustee and, if applicable, the related insurer, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related owner trustee, indenture trustee and, if applicable, the related insurer, notice of any events of termination of the servicer under the related sale and servicing agreement.

     Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the applicable owner trustee or indenture trustee.

Material Matters Regarding the Servicer

     Each sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the related owner trustee, indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement. See "--The Owner Trustee and Indenture Trustee."

     Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

     Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer's obligation as the servicer, will be the successor of the servicer under the sale and servicing agreement.

Defaults by the Servicer

     A default by the servicer under the sale and servicing agreement may include any of the following:

          (1) any failure by the servicer to deposit in or credit to the collection account any amount required to be so deposited or credited, which failure continues unremedied for three business days after discovery by the servicer or receipt by the servicer of written notice from the applicable owner trustee or indenture trustee, or, if applicable, the related insurer;

          (2) any failure by the servicer or the seller duly to observe or perform in any material respect any other covenants or agreements of the servicer or the seller in the sale and servicing agreement, which failure materially and adversely affects the rights of securityholders or the applicable owner trustee or indenture trustee, or, if applicable, the related insurer, and which continues unremedied for 30 days after the seller, the trust or the servicer has knowledge of the failure or the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the applicable owner trustee or indenture trustee, or, if applicable, the related insurer or (B) to the servicer or the seller, as the case may be, and to the applicable owner trustee or indenture trustee by holders of securities evidencing not less than 25% in principal amount of those securities, acting together as a single class, or, if applicable, the related insurer;

          (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer or seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due;

          (4) any breach of any of the representations and warranties of the servicer or the seller (except for any breaches relating to contracts repurchased by the seller or the servicer) which breach has a material adverse effect on the related securityholders or, if applicable, the related insurer and which continues for 30 days after the giving of notice of the breach to the seller or the servicer, as the case may be, by the applicable owner trustee or indenture trustee or the holders of securities evidencing not less than 25% in principal amount of those securities, acting together as a single class, or, if applicable, the related insurer;

          (5) if applicable, the reasonable determination by the insurer that the quality of performance of the servicer is not in compliance with either the terms of the sale and servicing agreement or that the servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all motor vehicle contracts serviced by the servicer; and

          (6) any other event specified in the related prospectus supplement.

Rights upon Default by the Servicer

     Matters relating to the termination of the related servicer's rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be as described in the accompanying prospectus supplement under "Description of the Transfer and Servicing Agreements--Default by the Servicer; Rights Upon Default by the Servicer."

     Obligations of the Owner Trustee or Indenture Trustee. With respect to each trust, the applicable owner trustee or indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the sale and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the owner trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No securityholder will have any right under the sale and servicing agreement to institute any proceeding with respect thereto, unless the securityholder previously has given to the owner trustee or indenture trustee, as applicable, written notice of default and unless (1) holders of notes of the related series evidencing not less than 25% of the principal amount of those notes then outstanding and (2) holders of certificates of the related series evidencing not less than 25% of the principal amount of those certificates then outstanding, in either case with the consent of the related insurer, if any, have made written request upon the owner trustee or indenture trustee to institute a proceeding in its own name as owner trustee or indenture trustee thereunder and have offered to the owner trustee or indenture trustee reasonable indemnity and the owner trustee or indenture trustee for 30 days has neglected or refused to institute any proceedings.

Amendment

     Each of the sale and servicing agreement, the owner trust agreement and the administration agreement may be amended by the parties thereto with the consent of the related insurer, if any, but without the consent of the related securityholders, to cure any ambiguity, correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions of the sale and servicing agreement, the owner trust agreement and the administration agreement; provided that any action will not materially and adversely affect the interest of any of the securityholders. Any amendment will be deemed not to materially and adversely affect the interest of any securityholder if the person requesting the amendment obtains (1) a letter from each rating agency rating the applicable securities to the effect that the amendment would not result in a downgrading or withdrawal of the ratings then assigned to the applicable securities by that rating agency and
(2) the consent of the related insurer, if any.

     The sale and servicing agreement, the owner trust agreement and the administration agreement may also be amended by the parties thereto with the consent of (1) subject to the rights, if any, of the applicable insurer as described in the related prospectus supplement, the holders of notes of the related series evidencing not less than a majority of the principal amount of those notes then outstanding, acting together as a single class and (2) in the case of the owner trust agreement, the holders of certificates of the related series evidencing not less than a majority of the principal amount of those certificates then outstanding, acting together as a single class, and in either case with the consent of the related insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, the owner trust agreement or the administration agreement or of modifying in any manner the rights of the related noteholders or certificateholders; provided, however, that no amendment may, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of that series (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related contracts or distributions that are required to be made for the benefit of the noteholders or certificateholders, (2) reduce the aforesaid percentage of the notes or certificates of any series which are required to consent to any amendment or (3) result in a taxable event to any of the securityholders for federal income tax purposes or result in the trust being taxable as a corporation for federal income tax purposes.

     It is intended that the trust will not constitute a separate entity for federal income tax purposes during the time that the seller holds the entire equity interest in the trust; provided, however, that at any time that equity interests in the trust are held by more than one holder, the sale and servicing agreement, the owner trust agreement and the administration agreement may be amended, as necessary and in accordance with the preceding paragraph, to reflect the appropriate treatment of the trust as a partnership for federal income tax purposes. See "Material Federal Income Tax Consequences" below.

Termination

     With respect to each trust, the obligations of the seller, the servicer, the related owner trustee and indenture trustee pursuant to the sale and servicing agreement, the owner trust agreement and the administration agreement will terminate upon the earlier of (1) the maturity or other liquidation of the last related contract and the disposition of any amounts received upon liquidation of any remaining contracts or other assets that are part of the related Trust Property and (2) (a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreement, the owner trust agreement and the administration agreement and the disposition of all property held as part of the related trust,
(b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the owner trustee or indenture trustee under the sale and servicing agreement, the owner trust agreement, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to the related insurer in connection with the related insurance policy.

     To the extent specified in the related prospectus supplement, in order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase the remaining contracts included in the Trust Property of a trust on any Distribution Date as of which the related Pool Balance (after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date) has declined to the percentage of the Original Pool Balance specified in the related prospectus supplement at the price specified in the related prospectus supplement. The applicable owner trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder's security at an office or agency of the applicable owner trustee or indenture trustee specified in the notice of termination. The applicable owner trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the trust.

The Owner Trustee and Indenture Trustee

     With respect to each trust, neither the applicable owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreement, the related owner trust agreement, the related administration agreement, the related indenture, the securities or any related contracts or related documents. As of the applicable Closing Date, neither the applicable owner trustee nor the indenture trustee will have examined the contracts. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable, the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

     Each owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee (in some circumstances, acting jointly with the servicer) will have the power to appoint co-trustees or separate trustees of all or any part of the related Trust Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

     Each applicable owner trustee and indenture trustee may resign at any time, in which event a successor trustee will be appointed pursuant to the terms of the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable. Each applicable owner trustee and indenture trustee may be removed if it ceases to be eligible to continue in its capacity under the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable, or if the owner trustee or indenture trustee becomes insolvent. Any resignation or removal of the owner trustee or indenture trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor trustee.

     Each applicable owner trustee and indenture trustee will be entitled to a fee which will be payable by the servicer either on an annual basis or any other basis specified in the related prospectus supplement. The related sale and servicing agreement, the related owner trust agreement, the related administration agreement and the related indenture, as applicable, will further provide that the owner trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the owner trustee or indenture trustee not resulting from the owner trustee's or indenture trustee's own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreement, the related owner trust agreement, the related administration agreement or the related indenture, as applicable.

     AutoNation Financial Services Corp. may maintain other banking relationships with each applicable owner trustee and indenture trustee in the ordinary course of business.

Description of the Administration Agreement

     AutoNation Financial Services Corp. or another party specified in the related prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the trust and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to any trust, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the related prospectus supplement. Any administration fee will be paid by the servicer.

                        Description of the Indenture

     The following summary describes some of the terms of each indenture pursuant to which the notes of a series will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the related prospectus supplement.

Modification of Indenture

     The trust and the indenture trustee may, subject to the rights, if any, of the applicable insurer described in the related prospectus supplement, and, if so specified in the related prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related insurer, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

     With respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

          (1) change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

          (2) impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

          (3) reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

          (4) modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on the notes, the seller or an affiliate of any of them;

          (5) reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the contracts if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the series;

          (6) decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;

          (7) permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture;

          (8) result in a taxable event to any noteholder for federal income tax purposes or result in the trust being taxable as a corporation for federal income tax purposes; or

          (9) to the extent provided in the related prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the related prospectus supplement.

     The related trust and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related insurer, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that (1) the action will not (A) as evidenced by an opinion of counsel, materially and adversely affect the interest of any noteholder or (B) as confirmed by each rating agency rating the notes of the related series, cause the then current rating assigned to any class of notes to be withdrawn or reduced and (2) an opinion of counsel as to applicable tax matters is delivered.

Events of Default under the Indenture; Rights upon Event of Default

     With respect to the notes of a given series, an event of default under the related indenture may consist of:

          (1) a default for five days or more in the payment of any interest on any note of that series;

          (2) a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

          (3) a default in the observance or performance of any covenant or agreement of the applicable trust made in the related indenture and the continuation of any default for a period of 30 days after notice thereof is given to the trust by the applicable indenture trustee or, if applicable, the related insurer, or to the trust and the indenture trustee by the holders of at least 25% of the principal amount of the notes of that series then outstanding acting together as a single class;

          (4) any representation or warranty made by the trust in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days after notice thereof is given to the trust by the applicable indenture trustee or, if applicable, the related insurer, or to the trust, the related insurer, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the notes of that series then outstanding acting together as a single class;

          (5) specified events of bankruptcy, insolvency, receivership or liquidation of the applicable trust; or

          (6) other events, if any, set forth in the related prospectus supplement.

     The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Distribution Date for that class of notes.

     With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related insurer, if any, will be described in the related prospectus supplement.

Material Covenants

     Each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

          (1) the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

          (2) the entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the trust under the indenture;

          (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

          (4) the trust has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

          (5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any holder of the securities of the trust; and

          (6) any other conditions specified in the related prospectus supplement have been satisfied.

Additionally, the related indenture will provide that each trust will not, among other things:

          (1) except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable owner trust agreement, the applicable administration agreement or the other related documents with respect to the trust, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

          (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust;

          (3) dissolve or liquidate in whole or in part;

          (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

          (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part thereof, or any interest therein or the proceeds thereof; or

          (6) incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the trust.

Annual Compliance Statement

     Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee for each trust will be required to mail each year to all related noteholders a brief report setting forth the following:

          (1) its eligibility and qualification to continue as indenture trustee under the related indenture;

          (2) if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

          (3) the amount, interest rate and maturity date of any indebtedness owing by the trust to the applicable indenture trustee in its individual capacity;

          (4) the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

          (5) any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

     An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

     Additional matters relating to the indenture trustee are described under "Description of the Transfer and Servicing Agreements--The Owner Trustee and Indenture Trustee."

                         Legal Aspects of the Contracts

     The transfer of the contracts by AutoNation Financial Services Corp. to the seller, and by the seller to the applicable trust, and the pledge thereof to an indenture trustee, the perfection of the security interests in the contracts and the enforcement of rights to realize on the related financed motor vehicles as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the applicable owner trustee and the indenture trustee in the contracts.

     Under each sale and servicing agreement or indenture, as applicable, the applicable owner trustee or indenture trustee initially will have custody of the contracts included in the Trust Property of a trust following the sale of the contracts to the related trust and the pledge thereof to the related indenture trustee, and will hold the contracts as bailee for the benefit of the trust or as secured party. The servicer or a subservicer may be appointed by the applicable owner trustee or indenture trustee to act as the custodian of the contracts. Upon the appointment of the servicer or a subservicer as the custodian, physical possession of the contracts will shift from the owner trustee or indenture trustee to the servicer or the subservicer, as applicable. While the contracts will not be physically marked to indicate the ownership interest thereof by the trust, appropriate UCC-1 financing statements reflecting the sale and assignment of the contracts by AutoNation Financial Services Corp. to the seller and by the seller to the trust will be filed to perfect that interest and give notice of the trust's ownership interest in, and the indenture trustee's security interest in, the contracts. If, through inadvertence or otherwise, any of the contracts were sold to another party who purchased the contracts in the ordinary course of its business and took possession of the contracts, the purchaser would acquire an interest in the contracts superior to the interests of the trust and the indenture trustee if the purchaser acquired the contracts in good faith, for value and without actual knowledge of the trust's and the indenture trustee's interests in the contracts.

Security Interests in the Financed Motor Vehicles

     Obtaining Security Interests in Financed Motor Vehicles. In all states in which the contracts have been originated, retail installment sales contracts such as the contracts evidence the credit sale of automobiles and/or light-duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or a light-duty truck is perfected by obtaining the certificate of title to the financed motor vehicle or notation of the secured party's lien on the vehicle's certificate of title. The seller will warrant to the related trust in the sale and servicing agreement that AutoNation Financial Services Corp. has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed motor vehicles securing the contracts and that the security interest has been assigned to the trust. If AutoNation Financial Services Corp. fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed motor vehicle, the trust may not have a first priority security interest in that financed motor vehicle.

     Perfection of Security Interests in Financed Motor Vehicles. The seller will sell the contracts and assign the security interest in each financed motor vehicle to the related trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed motor vehicles. Accordingly, AutoNation Financial Services Corp. will continue to be named as the secured party on the certificates of title relating to the financed motor vehicles. In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement relating to each trust, together with a perfected security interest in the related financed vehicles, is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trust could be released or primed.

     In the absence of fraud or forgery by the financed motor vehicle owner or administrative error by state recording officials, notation of the lien of AutoNation Financial Services Corp. will be sufficient to protect the related trust against the rights of subsequent purchasers of a financed motor vehicle or subsequent lenders who take a security interest in a financed motor vehicle. If there are any financed motor vehicles as to which AutoNation Financial Services Corp. has failed to perfect the security interest assigned to the related trust, that security interest would be subordinate to, among others, subsequent purchasers of the financed motor vehicles and holders of perfected security interests.

     Under the laws of most states, the perfected security interest in a financed motor vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed motor vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed motor vehicle, absent clerical errors or fraud, AutoNation Financial Services Corp. would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed motor vehicle in the state of relocation. If the financed motor vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, AutoNation Financial Services Corp. takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed motor vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous perfection of the security interest of AutoNation Financial Services Corp. in the financed motor vehicle.

     Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed motor vehicle. The Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each trust, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed motor vehicle securing payment on any related contract. However, liens could arise, or a confiscation could occur, at any time during the term of a contract. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the seller's repurchase obligations under the related sale and servicing agreement.

Repossession

     In the event of a default by an obligor, the holder of the related retail installment sales contract has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

     In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment.

     The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the Uniform Commercial Code.

     Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the

Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts described above.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting any assignee of the seller in a consumer credit transaction (and related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states.

     Most of the contracts will be subject to the requirements of the FTC rule. Accordingly, each trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motor vehicle may assert against the seller of the financed motor vehicle. As to each obligor, those claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. The seller will represent in each sale and servicing agreement that each of the contracts, and the sale of the related financed motor vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

     Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of the obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the contracts described above, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected contract during the obligor's period of active duty status. Thus, in the event that an affected contract is in default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the related financed motor vehicle in a timely fashion.

     Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Repurchase Obligation

     Under each sale and servicing agreement, the seller will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed motor vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Contracts." Accordingly, if any defect exists in the perfection of the security interest in any financed motor vehicle as of the Closing Date and that defect adversely affects the related trust's interest in the related contract, the defect would constitute a breach of a warranty under the sale and servicing agreement and would create an obligation of the seller to repurchase the contract unless the breach is cured. Additionally, in the sale and servicing agreement, the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest of AutoNation Financial Services Corp. in each financed motor vehicle, the breach of which would create an obligation of the servicer to purchase any affected contract from the related trust unless the breach is cured.

                  Material Federal Income Tax Consequences

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates of any series. The summary does not purport to deal with United States federal income tax consequences or special rules that are applicable to holders such as dealers in securities or foreign currency, banks, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax exempt entities, persons that hold the notes or the certificates as a position in a "straddle," or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment, persons that have a "functional currency" other than the U.S. dollar and investors in pass-through entities. Except to the extent discussed below, this discussion is not applicable to Non-U.S. Holders (as defined below). In addition, this summary is generally limited to investors who will hold the notes and the certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Prospective investors are encouraged to consult their own tax advisors in determining the federal, state, local, foreign, alternative minimum, estate and gift and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or IRS rulings on many of the issues discussed below or on similar transactions involving debt instruments and equity issued by a trust with terms similar to those of the notes and the certificates, respectively, and no ruling on any of the issues discussed below will be sought from the IRS. The opinions of our counsel (described below) are not binding on the IRS or the courts. As a result, the IRS may disagree with all or a part of the discussion below. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust.

     For purposes of this discussion, the term "U.S. Holder" means the beneficial owner of a note or certificate who is (i) a citizen or resident of the U.S., (ii) a corporation or partnership created or organized in the United States or under the laws of the United State or of any state, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United State Persons is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. A "Non-U.S. Holder" means a beneficial owner of a note other than a United States holder or an individual subject to rules applicable to certain former citizens and residents of the United States.

     Persons Considering the Purchase of notes or certificates Should Consult Their Own Tax Advisors Concerning the Application of the United States Federal Tax Laws to Their Particular Situations as Well as Any Consequences Arising under the Laws of Any Other Taxing Jurisdiction.

Tax Characterization of Each Trust

     Upon the sale of each series, our tax counsel will deliver an opinion, subject to the assumptions and qualifications set forth therein, that, although there is no specific authority regarding an entity such as the trust, under current law, the trust on the date of the sale of the securities will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the owner trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust does not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) either the nature of the income of the trust will exempt it from the rule regarding the taxation of publicly traded partnerships as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

     Opinions of counsel are not binding on the IRS. If the trust were taxable as a corporation for federal income tax and state income and franchise tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the contracts, possibly reduced by its interest expense on some or all of the classes of notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates. In addition, certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The parties to the indenture have agreed, and the noteholders by their purchase of notes will be deemed to have agreed, to treat the notes as debt for United States federal income tax and state income and franchise tax purposes. Upon the issuance of each Series, our tax counsel will deliver an opinion, subject to the assumptions and qualifications set forth therein, that, although there is no specific authority with respect to the characterization for federal income tax purposes of securities having terms similar to the notes, the notes (other than notes held by the trust, the insurer, if any, or any of their respective affiliates) will be characterized as debt for United States federal income tax purposes.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of our tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the trust would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, except as otherwise provide in the related prospectus supplement, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet the qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, the interest paid to some tax-exempt entities (including pension funds) would be subject to tax as "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses. The remainder of this discussion assumes that the notes will be treated as debt for federal income tax purposes.

     Stated Interest. Payments of "qualified stated interest" (defined below) are includible as ordinary interest income by a holder of a debt obligation at the time those payments are received or accrued in accordance with the holder's regular method of tax accounting. The stated interest on the notes will constitute qualified stated interest and, as a result, the stated interest will be includible as ordinary income by each U.S. Holder either at the time those payments are received or accrued depending upon whether the U.S. Holder is a cash or accrual basis taxpayer, respectively.

     Original Issue Discount. Unless a note is a Short-Term Note (as described below), it will be treated as issued with original issue discount, also known as OID, if the excess of the note's "stated redemption price at maturity" over the issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity. A holder of a note must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount regardless of the holder's normal method of tax accounting. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of any de minimis OID must be included in income as principal payments are received on a note, in the proportion that each payment bears to the original principal amount of the note.

     The issue price of a note will generally be the initial offering price at which a substantial amount of the notes are sold for money (other than sales to bond houses and brokers). The trust intends to treat the issue price as including, in addition, the amount paid by the noteholder for accrued interest, if any, that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID, the stated redemption price at maturity is the sum of all payments on the note other than any "qualified stated interest" payments. Qualified stated interest is generally defined as interest that is unconditionally payable at least annually based upon a single fixed rate or certain variable rates.

     The holder of a note issued with OID must include in gross income, for all days during its taxable year on which it holds that note, the sum of the "daily portions" of the OID. The daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral such as the notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, will be provided in the related prospectus supplement. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the note, over the "adjusted issue price" of the note as of the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Distribution Dates. The adjusted issue price of a note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the note in all prior periods, other than payments of qualified stated interest. The present value of the remaining payments is determined on the basis of three factors: (1) the original yield to maturity of the note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (2) events which have occurred before the end of the accrual period and (3) the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a noteholder to take into account prepayments on the contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a noteholder to take into account prepayments with respect to the contracts at a rate that is slower than the Prepayment

Assumption. Although OID will be reported to noteholders based on the Prepayment Assumption, no representation is made to noteholders that the contracts will be prepaid at that rate or at any other rate.

     Acquisition Premium on Notes. A U.S. Holder of a note issued with OID which acquires the note other than at original issuance for an amount that exceeds the adjusted issue price of the note but is less than or equal to the sum of all remaining amounts then payable under the note other than qualified stated interest will be considered to have paid an "acquisition premium." Under the acquisition premium rules, the amount of OID which a U.S. Holder must include in income with respect to the note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

     Bond Premium. Generally, if a U.S. Holder acquires a note for an amount that exceeds the sum of all remaining amounts then payable under the note (other than qualified stated interest), the U.S. Holder may elect to treat the excess as "amortizable bond premium."

     If the bond premium is amortized, the amount of stated interest on the note that must be included in the U.S. Holder's income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury regulations may otherwise provide) be reduced by the portion of bond premium allocable to that period based on the note's yield to maturity. If an election to amortize bond premium is not made, a U.S. Holder will receive a tax benefit from the premium only in computing the U.S. Holder's gain or loss upon the sale or other taxable disposition of the note, or upon the full or partial payment of principal.

     An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includible in the U.S. Holder's gross income and that are held at, or acquired after, the beginning of the U.S. Holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS. A U.S. Holder which elects to amortize bond premium must reduce its adjusted basis in the note by the amount of the allowable amortization.

     Market Discount on Notes. If a U.S. Holder acquires a note at a "market discount," some or all of any gain recognized by the U.S. Holder upon a subsequent sale or other disposition of the note, or upon the full or partial payment of principal, may be treated as ordinary income, and not capital gain. Subject to a statutory de minimis exception, "market discount" is the excess, if any, of (1) the stated redemption price at maturity of a debt obligation (or in the case of a note issued with OID, the "revised issue price") over (2) the taxpayer's adjusted tax basis in the debt obligation immediately after its acquisition. The "revised issue price" of a debt obligation generally equals the sum of its issue price and the total amount of OID includible in the gross income of all holders for periods before the acquisition of the debt obligation by the current holder (without regard to any reduction in that income resulting from any prior purchase at an acquisition premium) and less any cash payments (other than qualified stated interest) already made in respect of the debt obligation.

     In the case of a note acquired by a U.S. Holder at the note's original issue, that note will not be considered to have been purchased by the holder at a market discount if the purchase price paid for the note equals or exceeds the note's issue price.

     A U.S. Holder of a note acquired at a market discount may elect to amortize the market discount into income, through the use of either the straight-line inclusion method or the elective constant yield method. The election will apply to all notes and other obligations acquired by the electing holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years, unless the IRS consents to a revocation of the election. If an election is made to include market discount in income currently, the basis of the note in the hands of the holder will be increased by the market discount thereon as it is included in income.

     Unless a U.S. Holder which acquires a note at a market discount elects to amortize the market discount into income, any gain recognized upon a subsequent disposition of the notes (other than in connection with some nonrecognition transactions), or upon the full or partial payment of principal, will be treated as ordinary income to the extent of the amount of the market discount that would otherwise have been amortized into income as of the disposition (utilizing the straight-line method). In addition, a U.S. Holder may be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the note in an amount not exceeding the deferred income, until that income is realized.

     Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, bond premium and acquisition premium, a holder of a note (other than a Short-Term Note, as described below) may elect to include all income that accrues on the note using the constant yield method. If a noteholder makes this election, income on a note will be calculated as though (1) the issue price of the note was equal to the noteholder's adjusted basis in the note immediately after its acquisition by the noteholder; (2) the note was issued on the noteholder's acquisition date; and (3) none of the interest payments on the note were "qualified stated interest." A noteholder may make this election for a note that has premium or market discount, respectively, only if the noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."

     Short-Term Notes. A holder of a Short Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note (and some cash method holders as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (not including accrued but unpaid interest not previously included in income) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss and any gain or loss realized upon prepayment of a note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest, accrued market discount or OID not previously included in income and will be long-term capital gain or loss if the holder held the note for more than one year. The maximum rate of federal income taxation on net long-term capital gain realized by a non-corporation is 20%. Capital losses generally may be used only to offset capital gains.

Taxation of Non-U.S. Holders of Notes

     Payments of interest (including OID, if any), principal and premium, if any, on the notes to any Non-U.S. Holder will not be subject to United States federal withholding tax, providing that, in the case of interest, that person
(1) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the trust's or the seller's equity that is entitled to vote, (2) is not a controlled foreign corporation related, directly or indirectly, to the trust or the seller through equity ownership and (3) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and provided that the statement requirement described in the next sentence has been fulfilled with respect to the beneficial owner. Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either the beneficial owner of the note, or a Financial Institution and that is holding the note on behalf of the beneficial owner, file a statement with the relevant United States withholding agent to the effect that the beneficial owner of the note is not a United States person.

     Non-U.S. Holders should consult their tax advisors regarding possible additional reporting requirements and their ability to claim an exemption from withholding.

     Notwithstanding the foregoing, if interest or other income received with respect to the note is effectively connected with a United States trade or business conducted by a Non-U.S. Holder, the noteholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to United States federal income tax on the interest in the same manner as if it were a U.S. Holder. In addition, if the noteholder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

     A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a note, unless
(1) the noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) the individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States (unless the gain is attributable to a fixed place of business in a foreign country maintained by the individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by the individual in the United States or (2) the gain is effectively connected with the conduct by the noteholder of a trade or business in the United States.

Information Reporting and Backup Withholding

     The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, relevant information, including the noteholder's name, address and taxpayer identification number (either the noteholder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any.

     In the event a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, "backup" withholding of tax from each payment of interest and principal on the notes may be required. This backup withholding is not an additional tax and may be credited against the noteholder's United States federal income tax liability, provided that the required information is furnished to the IRS. Prospective investors are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.

Tax Consequences to Holders of the Certificates

     The following describes the material federal income tax consequences to the trust and the certificateholders in the event that equity interests in the trust are held by two or more persons.

     Treatment of the Trust as a Partnership. With respect to any series of certificates held by two or more parties, the seller and the servicer will agree, and the certificateholders will be deemed to have agreed by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the seller and the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates generally have features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any alternative characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership for federal income tax purposes.

         Partnership Taxation. Assuming that the trust is classified as a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of contracts. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the owner trust agreement and related documents). The owner trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the applicable interest rate for that month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable (if any) to the certificateholders for that month; and (4) any other amounts of income payable to the certificateholders for that month. The allocation described above will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire interest rate relating to the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         Certificateholders will be required to report items of income, loss and deduction allocated to them by the trust in the taxable year in which or with which the taxable year of the trust to which those allocations relate ends. The Code prescribes rules for determining the taxable year of the trust. It is likely that, under these rules, the taxable year of the trust will be the calendar year. However, in the event that all of the certificateholders possessing a 5 percent or greater interest in the equity or the profits of the trust share a taxable year that is other than the calendar year, the trust would be required to use that year as its taxable year.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         Limitations on Losses and Deductions. In the event that losses or deductions are allocated to certificateholders in the circumstances described above, the following rules will apply. Under the "passive activity" rules of the Code, any loss allocated to a certificateholder which is a natural person, estate, trust, closely held "C" corporation, or personal service corporation would be a passive activity loss while, for purposes of those rules, income allocated to that certificateholder would be "portfolio income." Limitations regarding the deductibility of passive activity losses are imposed under the Code. Moreover, any losses allocated to a certificateholder may be capital losses.

         An individual taxpayer's share of expenses of the trust (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions and thus allowable as a deduction only to the extent that in the aggregate all of those expenses exceed two percent of the individual taxpayer's adjusted gross income. Furthermore, some otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the individual's adjusted gross income in excess of a statutorily defined threshold. Therefore, those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require these calculations to be made separately for each contract, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. It is believed that the contracts were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a contract-by-contract basis.)

         If the trust acquires the contracts at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the contracts or to offset any premium against interest income on the contracts. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12- month period. If a termination of the trust occurs, the trust will be considered to contribute its assets to a new partnership in exchange for an interest in the new partnership and immediately thereafter, the terminated partnership will be considered to have distributed interests in the new partnership to all of its partners (including the purchasing partner who caused the termination) in proportion to their interests in the terminated partnership in liquidation of the terminated partnership. The trust will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

         Distributions to Certificateholders. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will, however, recognize gain to the extent any money distributed exceeds the certificateholder's adjusted basis in the certificates (as described below under "--Disposition of Certificates") immediately before distribution, and a certificateholder will recognize loss upon termination of the trust or termination of the certificateholder's interest in the trust if the trust only distributes money to the certificateholder and the amount distributed is less than the certificateholder's adjusted basis in the certificates. Any resulting gain or loss would be long-term capital gain or loss if the holding period of the certificates were more than one year, assuming that the certificates are held as capital assets.

         Disposition of Certificates. Generally, gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate). Assuming the certificates are held as capital assets, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the certificates are held for more than one year.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The seller is authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future Treasury regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust, if not the calendar year, will be set forth in the related prospectus supplement. The owner trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the relevant information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing relevant information on the nominee, the beneficial owners and the certificates so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (A) the name, address and taxpayer identification number of that person, (B) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (C) relevant information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish an information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The seller will be designated as the tax matters partner in the related owner trust agreement and, in that capacity, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust. While the certificateholders may participate in any adjudicative process that is undergone at the trust level in arriving at this determination, the certificateholders will be precluded from separately litigating a proposed adjustment to the items of the trust. As the tax matters partner, the seller may enter into a binding settlement on behalf of all certificateholders with a less than 1 percent interest in the trust (except for any group of certificateholders with an aggregate interest of 5 percent or more in trust profits that elects to form a notice group or certificateholders who otherwise notify the IRS that the seller is not authorized to settle on their behalf). In the absence of a proceeding at the trust level, a certificateholder under some circumstances may pursue a claim for credit or refund on its own behalf by filing a request for administrative adjustment of a trust item. Each certificateholder is advised to consult its own tax advisor with respect to the impact of these procedures on its particular case.

Taxation of Non-U.S. Holders of Certificates

         It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Holders of certificates because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust would be engaged in a trade or business in the United States for these purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to Non-U.S. Holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Holders of certificates that are taxable as corporations and 39.6% for all other Non-U.S. Holders of certificates.

         Each Non-U.S. Holder of a certificate might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each Non-U.S. Holder of a certificate must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Holder of a certificate generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Non-U.S. Holder of a certificate generally will not be considered "portfolio interest." As a result, a Non-U.S. Holder of a certificate will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Holder of a certificate would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should have been withheld if the trust is not considered to be engaged in a United States trade or business.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with relevant identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

State and Local Taxation

         General. Except as is set forth below, the discussion herein does not address the taxation of each trust or the tax consequences of the investor's purchase, ownership or disposition of an interest in the notes under any state or local tax law. Each investor should consult its own tax advisor regarding state and local tax consequences.

         Florida. A rule under the Florida Income Tax Code (the "Loan Rule") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. The Loan Rule is not exclusive. For example, the Florida Income Tax Code may also subject financial organizations to corporate income tax if they earn or receive interest from loans secured by intangible property located in Florida. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. There are federal constitutional issues that may undermine the State of Florida's ability to enforce this tax rule in cases where the lender does not have any ties to Florida other than ownership of the notes, however, this position has not been judicially tested. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes.

         Prospective Investors Are Advised to Consult Their Own Tax Advisors with Regard to the United States Federal Tax Consequences of the Purchase, Ownership or Disposition of Interests in the Notes or the Certificates, as Well as the Gift, Estate, Alternative Minimum Tax Consequences and the Tax Consequences Arising under the Laws of Any State, Local, Foreign Country or Other Taxing Jurisdiction.

                            ERISA Considerations

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended, which is generally referred to as "ERISA" and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, some types of Keogh Plans and entities deemed to be using the assets of a benefit plan under the Plan Asset Regulation, from engaging in transactions involving plan assets with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that benefit plan. ERISA also imposes duties on persons who are fiduciaries of benefit plans subject to ERISA and prohibits transactions between a benefit plan and parties in interest with respect to those benefit plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a benefit plan is considered to be a fiduciary of that benefit plan (subject to exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.

         Transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes or certificates if assets of the trust were deemed to be assets of the benefit plan. Under the Plan Asset Regulation, the assets of a trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code if the benefit plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the related prospectus supplement.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any benefit plan considering the purchase of securities consult with its tax and legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         Acceptance of subscriptions on behalf of a benefit plan is in no respect a representation by a trust or any other party that this investment meets all relevant legal requirements with respect to investments by any particular benefit plan or that the investment is appropriate for any particular benefit plan. Each benefit plan fiduciary should consult with its attorneys and financial advisors as to the propriety of an investment in light of the circumstances of the particular benefit plan and the restrictions of erisa and section 4975 of the Code.

                                Underwriting

         Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to cause the related trust to sell to the underwriter(s) named therein and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the related prospectus supplement.

         In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth therein, to purchase all the securities offered by the related prospectus supplement if any of those securities are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or (2) specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

         Each underwriting agreement will provide that AutoNation Financial Services Corp. and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

         Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

                               Legal Matters

         Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the related trust and the seller by Weil, Gotshal & Manges LLP, New York, New York. Relevant legal matters relating to the issuance of the securities will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, relevant matters of Florida law will be passed upon for the related trust and the seller by Tripp Scott, P.A., Fort Lauderdale, Florida.

                         Reports to Securityholders

         Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the trust and prepared by the servicer will be sent on behalf of the trust to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of AutoNation Financial Services Corp. to securityholders. The servicer will file with the SEC any periodic reports with respect to the trust which are required under the Exchange Act and the rules and regulations of the SEC thereunder.

                    Where You Can Find More Information

         We filed a registration statement with the SEC relating to the securities. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public on the SEC's Internet site (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the related prospectus supplement.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (954) 769-7000.

                                  Glossary

         "Certificate Principal Balance" means, with respect to each class of certificates, the stated certificate principal balance specified in the related prospectus supplement.

         "Closing Date" means, with respect to any series of securities, the date of initial issuance of that series of securities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" has the meaning set forth in the applicable prospectus supplement.

         "Cut-Off Date" has the meaning set forth in the applicable prospectus supplement.

         "Defaulted Contract" has the meaning set forth in the applicable prospectus supplement.

         "Distribution Date" means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the insurer, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the owner trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day.

         "Due Date" means, with respect to a motor vehicle contract, the date upon which a payment on that motor vehicle contract is due.

         "Eligible Investments" has the meaning set forth in the applicable prospectus supplement.

         "Final Regulations" means the final Treasury regulations which apply to interest (including OID) and sale or exchange proceeds paid with respect to a note after December 31, 2000.

         "Financial Institution" means any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

         "IRS" means the Internal Revenue Service.

         "Liquidation Expenses" means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Contract and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

         "Net Insurance Proceeds" means the proceeds paid by any insurer under a comprehensive and collision insurance policy related to a contract (other than funds used for the repair of the related financed vehicle or proceeds released to the related obligor in excess of the principal balance of the contract, and all accrued interest thereon and all other amounts due thereunder), after reimbursement to the servicer of expenses recoverable under that insurance policy.

         "Net Liquidation Proceeds" means, with respect to any contract that becomes a Defaulted Contract, the amount received by the servicer in respect of that contract during or after the Collection Period in which that contract becomes a Defaulted Contract (excluding Liquidation Expenses with respect to that contract).

         "Non-U.S. Holder" means a beneficial owner of a note or certificate, as the case may be, other than a U.S. Holder or an individual subject to rules applicable to former citizens and residents of the United States. To the extent provided in Treasury regulations, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a U.S. person (and, therefore, a U.S. Holder) notwithstanding the previous sentence.

         "Note Principal Balance" means, with respect to each class of notes, the stated note principal balance specified in the related prospectus supplement.

         "Original Pool Balance" means, with respect to any trust, the aggregate principal balance of the related contracts as of the applicable Cut-Off Date.

         "Plan Asset Regulation" means the United States Department of Labor regulation (29 CFR Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

         "Pool Balance" means, with respect to any trust as of any date of determination, the aggregate principal balance of the contracts included in the Trust Property other than Defaulted Contracts.

         "Pool Factor" means, with respect to any trust, a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance plus (2) the aggregate principal balance of any subsequent contracts added to the trust as of the applicable subsequent Cut-Off Date.

         "Prepayment Assumption" means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

         "Record Date" means, with respect to any Distribution Date or final scheduled Distribution Date, the close of business on the business day immediately prior to that Distribution Date or final scheduled Distribution Date.

         "Short-Term Note" means any note that has a fixed maturity date of not more than one year from the issue date of that note.

         "Simple Interest Method" means the method of calculating interest due on a motor vehicle contract on a daily basis based on the actual principal balance of the contract on that date.

         "Strip Certificates" means any class of certificates entitled to
(1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions.

         "Strip Notes" means any class of notes entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions.

         "Trust Accounts" means the collection account and any other accounts to be established with respect to a trust, including any prefunding account, reserve fund, spread account or yield supplement account, which accounts will be described in the related prospectus supplement.

         "Trust Property" means, to the extent specified in the related prospectus supplement, the property of each trust, which will include:

         (1) a pool of motor vehicle retail installment sales contracts, all of which are secured by new and/or used automobiles and/or light-duty trucks;

         (2) documents relating to the contracts, including all servicing records in hard or electronic form;

     (3) collections and all other amounts due under the contracts after the Cut-Off Date specified in the related prospectus supplement;

     (4) liens on the related financed motor vehicles and the rights to receive proceeds from claims on any related insurance policies covering the financed motor vehicles or the related obligors;

     (5) all amounts on deposit in the applicable trust accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the contracts or as otherwise specified in the related prospectus supplement);

     (6) the benefits of any form of credit enhancement identified in the applicable prospectus supplement;

     (7) the right of the seller to cause AutoNation Financial Services Corp. to repurchase any contracts with respect to which it breaches any of its representations or warranties or its servicing obligations;

     (8) any other property specified in the related prospectus supplement; and

     (9) all proceeds of the foregoing.

     "U.S. Holder" means a beneficial owner of a note or certificate, as the case may be, that is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust with respect to which a court in the United States is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions.

                              PRINCIPAL OFFICE OF
                      AUTONATION RECEIVABLES CORPORATION
                           110 South East 6th Street
                        Fort Lauderdale, Florida 33301

                               INDENTURE TRUSTEE
                           The Chase Manhattan Bank
                             450 West 33rd Street
                                  14th Floor
                           New York, New York 10001

                                 OWNER TRUSTEE
                        The Bank of New York (Delaware)
                               White Clay Center
                                   Route 273
                            Newark, Delaware 19711

                          LEGAL ADVISOR TO THE SELLER
                            as to United States Law
                          Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                           New York, New York 10153

                       LEGAL ADVISOR TO THE UNDERWRITERS
                            as to United States Law
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                           New York, New York 10036

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                             Prospectus Supplement

                         ANRC Auto Owner Trust 2001-A

                                    Issuer

                                 $850,000,000

                                 $210,000,000
                              Class A-1 2.57875%
                              Asset-Backed Notes

                                 $210,000,000
                                Class A-2 3.03%
                              Asset-Backed Notes

                                 $267,000,000
                                Class A-3 3.76%
                              Asset-Backed Notes

                                 $163,000,000
                                Class A-4 4.32%
                              Asset-Backed Notes

                      AutoNation Receivables Corporation

                                    Seller

                      AutoNation Financial Services Corp.

                                   Servicer

                        Banc of America Securities LLC

                         First Union Securities, Inc.

                                   JPMorgan

                             Goldman, Sachs & Co.

                                 Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

All dealers will deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus until December 21, 2001.


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